EXECUTION COPY
SECOND LIEN CREDIT AGREEMENT,
dated as of August 16, 2007,
among
MITEL US HOLDINGS, INC.,
as the Borrower,
MITEL NETWORKS CORPORATION,
as the Parent,
VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME
PARTIES HERETO,
as the Lenders,
MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent,
MORGAN STANLEY & CO. INCORPORATED,
as the Collateral Agent,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as the Co-Syndication Agents.

MORGAN STANLEY SENIOR FUNDING, INC. and
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Bookrunners
Portions of this document marked with “***” are subject to a pending Confidential Treatment Request filed with the Secretary of the Securities and Exchange Commission and have been filed separately with the Securities and Exchange Commission.

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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SCHEDULE I	—	Disclosure Schedule
SCHEDULE II	—	Percentages; LIBOR Office; Domestic Office

EXHIBIT A	—	Form of Note
EXHIBIT B	—	Form of Borrowing Request
EXHIBIT C	—	Form of Continuation/Conversion Notice
EXHIBIT D	—	Form of Lender Assignment Agreement
EXHIBIT E	—	Form of Compliance Certificate
EXHIBIT F	—	Form of Subsidiary Guaranty
EXHIBIT G-1	—	Form of U.S. Pledge and Security Agreement
EXHIBIT G-2	—	Form of Canadian Pledge and Security Agreement
EXHIBIT G-3	—	Form of U.K. Security Agreement
EXHIBIT H	—	Form of Mortgage
EXHIBIT I	—	Form of Intercreditor Agreement
EXHIBIT J	—	Form of Landlord Consent

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SECOND LIEN CREDIT AGREEMENT
     THIS SECOND LIEN CREDIT AGREEMENT, dated as of August 16, 2007 is among MITEL US HOLDINGS, INC., a Delaware corporation (the “Borrower”), MITEL NETWORKS CORPORATION, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons (such capitalized term and all other capitalized terms used in this preamble and the recitals set forth below shall, unless otherwise defined therein, have the meanings set forth in Section 1.1) from time to time parties hereto (together with any Assignee Lenders, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), MORGAN STANLEY & CO. INCORPORATED (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and MSSF and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”), as co-syndication agents (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”).
W I T N E S S E T H:
     WHEREAS, the Parent, MergerSub, and the Target have entered into an Agreement and Plan of Merger, dated as of April 26, 2007 (as may be amended in accordance herewith from time to time, the “Merger Agreement”), pursuant to which the Parent will acquire (the “Acquisition”) the Target by way of a merger (the “Merger”) of MergerSub with and into the Target, with the Target as the surviving company, and following the consummation of the Merger, the Company will be an indirect, wholly-owned Subsidiary of the Parent;
     WHEREAS, simultaneously with the Merger, the Borrower, the Parent, MNI and the Target intend to refinance securities and existing Indebtedness in an amount approximately equal to $133,400,000 (collectively referred to as the “Refinancing”);
     WHEREAS, for purposes of consummating the Merger and to provide for the ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries:
     (a) the Borrower has requested that the Lenders provide a Commitment pursuant to which Loans will be made in a single Borrowing on the Closing Date to the Borrower, with the proceeds of such Loans being immediately contributed to MergerSub in exchange for common shares of MergerSub for purposes of consummating the Acquisition and the transactions related thereto (including certain anticipated restructuring transactions involving the Parent or one or more of its Subsidiaries);
     (b) prior to or simultaneously with the Borrowing of the Loans, Francisco Partners II, L.P., together with Morgan Stanley Principal Investments, Inc. (collectively, the “Sponsor”) shall make or cause to be made, directly or indirectly, a cash equity contribution to the capital of the Parent in an aggregate amount of not to be less than $263,087,000, with the proceeds of such equity contribution being used to consummate the Refinancing and to pay, in part, expenses relating to the Transaction (as defined below), with the balance being immediately contributed to the Borrower, which shall, in turn, immediately contribute such proceeds to MergerSub, in order to consummate the

Acquisition and all transactions related thereto, the Refinancing and the payment of fees and expenses related thereto (the “Equity Contribution”); and
     (c) As of the Closing Date, the Borrower, the Parent, MNI and the Target shall obtain, pursuant to the First Lien Credit Agreement, $330,000,000 (the “First Lien Loans”) in senior secured Indebtedness (of which $300,000,000 shall be borrowed by the Borrower as term loans under the First Lien Credit Agreement on the Closing Date, with the proceeds of such term loans being immediately contributed to MergerSub); and
     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make Loans to the Borrower;
     NOW, THEREFORE, the parties hereto agree as follows.
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Acquisition” is defined in the first recital.
     “Administrative Agent” is defined in the preamble and includes each other Person appointed as a successor Administrative Agent pursuant to Section 9.4.
     “Affected Lender” is defined in Section 4.11.
     “Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person (whether through the ability to exercise voting power, by contract or otherwise).
     “Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agents and the Arrangers.
     “Agreement” means, on any date, this Second Lien Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.
     “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of (i) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case as in effect from time to time and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Alternate Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate

Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.
     “Alternate Base Rate Loan” means a Loan bearing interest at a floating rate determined by reference to the Alternate Base Rate.
     “Applicable Margin” means, at any time, (a) 7.00% for Loans maintained as LIBO Rate Loans and (b) 6.00% for Loans maintained as Alternate Base Rate Loans.
     “Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.
     “Arizona Property” means the property located at 7300 W. Boston, Chandler, AZ 85226.
     “Arrangers” is defined in the preamble.
     “Assignee Lender” means an assignee under a Lender Assignment Agreement.
     “Authorized Officer” means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.
     “Board of Directors” means, with respect to (i) a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors, (ii) a partnership, the board of directors or other equivalent governing body of the general partner of the partnership, (iii) a limited liability company, the board of directors or other equivalent governing body, and in the absence of same, the manager or board of managers or the managing member or members (or equivalent) of any controlling committee thereof, and (iv) any other Person, the board or committee of such Person serving a function equivalent to that of a board of directors or general partner.
     “Borrower” is defined in the preamble.
     “Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.
     “Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.
     “Business Day” means
     (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Toronto, Ontario; and

     (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above, and which is also a day on which dealings in U.S. Dollars are carried on in the London interbank eurodollar market.
     “Canadian Dollar” and “C$” each mean the lawful currency of Canada.
     “Canadian Pension Plan” means (a) a “pension plan” or “plan” which is subject to applicable pension benefits legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of the Parent or any Canadian Subsidiary of the Parent, or (b) any pension benefit plan or similar arrangement applicable to employees resident in Canada of the Parent or any Canadian Subsidiary of the Parent.
     “Canadian Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered by the Parent and each Canadian Subsidiary Guarantor, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Canadian Subsidiary” means any Subsidiary that is incorporated or organized under the laws of Canada or any jurisdiction thereof.
     “Canadian Subsidiary Guarantor” means each Canadian Subsidiary which has executed and delivered the Subsidiary Guaranty (or a supplement thereto).
     “Canadian Welfare Plan” means any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to employees of the Parent or a Canadian Subsidiary of the Parent, in each case resident in Canada.
     “Capital Expenditures” means, for any period, the aggregate amount of (a) all expenditures of the Parent and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) Capitalized Lease Liabilities incurred by the Parent and its Subsidiaries during such period.
     “Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Effective Date.
     “Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.
     “Cash Equivalent Investment” means, at any time:

     (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof or the government of Canada or any province or territory thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof or the government of Canada or any province or territory thereof) maturing not more than one year after such time;
     (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by
     (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of the government of Canada or any province or territory thereof or any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s or rated R-1 high or higher by DBRS, or
     (ii) any Lender (or its holding company);
     (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either
     (i) any bank, trust company or savings and loan association organized under the laws of Canada (or any province or territory thereof) or the United States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P or A or higher from DBRS and (y) a combined capital and surplus greater than $500,000,000, or
     (ii) any Lender;
     (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which
     (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and
     (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or
     (e) investments in any money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P, Moody’s or DBRS.
     “Casualty Event” means the damage or destruction, or any taking under power of eminent domain or by condemnation or similar proceeding, of any property of any Person or any of its Subsidiaries.

     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.
     “CFC Subsidiary” shall mean any direct or indirect Subsidiary of any Second Lien U.S. Credit Party or U.S. Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
     “Change in Control” means
     (a) the failure of the Parent at any time to directly or indirectly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of any of the other Second Lien Credit Parties (except if any Second Lien Credit Party has been disposed of, transferred, or merged or consolidated with or to a Person in accordance with the terms of this Agreement), such Capital Securities to be held free and clear of all Liens (other than Liens granted under a Loan Document);
     (b) at any time prior to the creation of a Public Market any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), excluding the Permitted Holders, shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than the percentage of the then outstanding Voting Securities (determined on a fully diluted basis) of the Parent collectively owned (directly or indirectly, beneficially and of record, on a fully diluted basis) by the Permitted Holders in the aggregate;
     (c) at any time after the creation of a Public Market any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), excluding the Permitted Holders, shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities on a fully diluted basis representing more than 30% of the Voting Securities of the Parent on a fully diluted basis;
     (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or
     (e) the occurrence of any “Change of Control” (or similar term) under (and as defined in) any Subordinated Debt Document in respect of debt that is in an amount greater than $20,000,000.
     “Closing Date” means the date of the initial Loans hereunder, but in no event shall such date be later than October 14, 2007.

     “Closing Date Certificate” means the closing date certificate executed and delivered by an Authorized Officer of the Parent and the Borrower in form and substance satisfactory to the Administrative Agent.
     “Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.
     “Collateral Agent” is defined in the preamble.
     “Commitment” means, relative to any Lender, such Lender’s obligation to make Loans pursuant to Section 2.1.1 in accordance with its Percentage.
     “Commitment Amount” means, on any date, $130,000,000.
     “Commitment Termination Date” means the earliest of
     (a) October 14, 2007 (if the Loans have not been made on or prior to such date);
     (b) the Closing Date (immediately after the making of the Loans on such date); and
     (c) the date on which any Commitment Termination Event occurs.
     Upon the occurrence of any event described above, the Commitments shall terminate automatically and without any further action.
     “Commitment Termination Event” means
     (a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or
     (b) the occurrence and continuance of any other Event of Default and either:
     (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or
     (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Parent or the Borrower that the Commitments have been terminated.
     “Company” means the person surviving the consummation of the Merger.
     “Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Parent, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower’s compliance with the financial covenants contained herein.
     “Consolidated EBITDA” means, for any applicable period, the sum of (a) Net Income; plus (b) to the extent deducted in determining Net Income, the sum of (i) income tax expense,

(ii) interest expense, (iii) amounts attributable to the depreciation and amortization of assets, (iv) extraordinary or unusual cash charges that are non-recurring, (v) all non-cash charges, (vi) with respect to Consolidated EBITDA for the Parent, amounts attributable to restructuring costs, (vii) settlement payments arising from the Parent’s litigation settlement with Avaya Inc., and (viii) costs and expenses incurred in connection with (A) the Transaction and (B) any Permitted Acquisition; provided that, for purposes of this clause (b)(viii)(B), the amount of costs and expenses relating to any Permitted Acquisition that may be added back to Net Income pursuant to clause (b)(viii) hereof shall not exceed an amount equal to 10% of the purchase price for such Permitted Acquisition.
     “Consolidated Total Debt” means, on any date, in respect of the Parent and its Subsidiaries on a consolidated basis, the sum (without duplication) of (i) the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the average daily amount of the Loans outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), clause (b) (which, in the case of Letter of Credit Outstandings under and as defined in the First Lien Credit Agreement, shall (x) exclude obligations of the type described in clause (a) of the definition of each of “Canadian Letter of Credit Outstandings” and “U.S. Letter of Credit Outstandings” under and as defined in the First Lien Credit Agreement and (y) be deemed to equal the average daily amount of Letter of Credit Outstandings under and as defined in the First Lien Credit Agreement for the Fiscal Quarter ending on or immediately preceding the date of determination), clause (c), clause (g) and clause (f), in each case of the definition of “Indebtedness” and any Contingent Liability in respect of any of the foregoing (in each case exclusive of intercompany Indebtedness between the Parent and its Subsidiaries), plus (ii) to the extent (but only to the extent) not permitted by clause (m) of Section 7.2.2, Indebtedness of the type described in such clause (m), minus (iii) cash on hand of the Parent and its Subsidiaries.
     “Consolidated Working Capital” means, as at any date of determination, the excess of
     (a) the total assets of the Parent and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalent Investments over
     (b) the total liabilities of the Parent and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.
     “Consolidated Working Capital Adjustment” means, for any Fiscal Year, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such Fiscal Year exceeds (or is less than) Consolidated Working Capital as of the end of such Fiscal Year.
     “Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.
     “Continuation/Conversion Notice” means a notice of continuation or conversion in respect of Loans and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit C hereto.
     “Control Agent” is defined in the Intercreditor Agreement.
     “Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
     “Convertible Preferred Stock” means the Parent’s Class 1 Convertible Preferred Shares issued on the date of this Agreement pursuant to the Convertible Preferred Stock Documents.
     “Convertible Preferred Stock Documents” means, collectively, the articles of amendment, purchase agreement, registration rights agreement and other instruments and agreements evidencing the terms of the Convertible Preferred Stock, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12.
     “Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form attached as an Exhibit to the U.S. Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Currency” means, as the context may require, U.S. Dollars or Canadian Dollars.
     “DBRS” means, DBRS Limited.
     “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
     “Defaulting Lender” means any Lender that (i) refuses (which refusal has not been retracted prior to an Eligible Assignee agreeing to replace such Lender as a “Lender” pursuant to Section 11.11) or (ii) has notified the Parent or the Borrower or the Administrative Agent in writing that such Lender does not intend to comply with its obligations under Section 2.1.
     “Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Parent with the written consent of the Required Lenders.

     “Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Parent’s or its Subsidiaries’ assets (including the sale transfer or other conveyance of accounts receivable and the sale or issuance of Capital Securities of Subsidiaries of the Parent other than pursuant to a Public Offering) to any other Person (other than to another Obligor) in a single transaction or series of transactions.
     “Dollar” and the sign “$” mean lawful money of the United States.
     “Domestic Office” means the office of a Lender designated as its “Domestic Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Parent.
     “ECF Percentage” means, if on the last day of the applicable Fiscal Year, the Leverage Ratio is (a) greater than or equal to 3.25:1, 50%, (b) less than 3.25:1 but greater than or equal to 2.25:1, 25% and (c) less than 2.25:1, 0%.
     “Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person (other than a natural Person, any Obligor, any Affiliate of any Obligor or any other Person taking direction from, or working in concert with, any Obligor or any of the Affiliates of any Obligor).
     “Environmental Laws” means all applicable federal, state, provincial, territorial, foreign or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety or protection of the environment.
     “Equity Contribution” is defined in the third recital.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.
     “Event of Default” is defined in Section 8.1.
     “Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of
     (a) Consolidated EBITDA for such Fiscal Year;
     over
     (b) the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Parent and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Loans pursuant to clause (b) of Section 3.1.1 and term loans pursuant to clause (c) of Section 3.1.1 of the First Lien Credit Agreement (in each case exclusive of repayments made from a refinancing of any portion of such Indebtedness, or pursuant to Section 3.1.1), (iii) all income Taxes actually paid in cash by the Parent and its Subsidiaries, (iv) Capital Expenditures made in cash (exclusive of Capital Expenditures financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or other proceeds which are not included in EBITDA), (v) other voluntary prepayments of Indebtedness (exclusive of any prepayments of revolving Indebtedness unless a corresponding reduction is made to the commitments with respect thereto), (vi) permitted Investments made during such Fiscal Year, (vii) the cash portion of any consideration and related fees and expenses actually paid in connection with a Permitted Acquisition; (viii) the Consolidated Working Capital Adjustment for such Fiscal Year; and (ix) all cash charges to the extent added back to Net Income pursuant to clauses (iv), (vi) and (vii) of the definition of “Consolidated EBITDA” for purposes of determining Consolidated EBITDA for such Fiscal Year.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exemption Certificate” is defined in clause (f) of Section 4.6.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to:
     (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or
     (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” means the amended and restated confidential letter, dated June 7, 2007, among MSSF, MSSF Canada, Merrill, Merrill Lynch Capital Canada Inc. and the Parent and MNI.
     “Filing Agent” is defined in Section 5.1.14.
     “Filing Statements” is defined in Section 5.1.14.
     “First-Tier CFC Subsidiary” shall mean any CFC Subsidiary that is owned either (i) directly by a Second Lien U.S. Credit Party or a U.S. Subsidiary, or (ii) indirectly by a Second Lien U.S. Credit Party or a U.S. Subsidiary through one or more intermediate entities, each of which is a U.S. person within the meaning of Section 7701(a)(30) of the Code.
     “First Lien Administrative Agent” means the “Administrative Agent” pursuant to and as defined in, the First Lien Loan Documents, and any successor thereto.

     “First Lien Agent” is defined in the definition of “First Lien Credit Agreement”.
     “First Lien Collateral Agent” means the “Collateral Agent” pursuant to, and as defined in, the First Lien Loan Documents, and any successor thereto.
     “First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the date hereof among the Parent, the Borrower, MNI, MergerSub, the Target, the lenders from time to time party thereto, the First Lien Collateral Agent, the First Lien Administrative Agent and the various other agents and lead arrangers party thereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and the Intercreditor Agreement.
     “First Lien Loan Documents” means the “Loan Documents” as defined in the First Lien Credit Agreement.
     “First Lien Loans” is defined in the third recital.
     “First Lien Obligations” means “Obligations” as defined in the First Lien Credit Agreement.
     “First Lien Term Loans” means “Term Loans” as defined in the First Lien Credit Agreement.
     “First Lien Termination Date” means the “Termination Date” as defined in the First Lien Credit Agreement.
     “Fiscal Quarter” means a quarter ending on the last day of April, July, October or January.
     “Fiscal Year” means any period of twelve consecutive calendar months ending on April 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on April 30 of such calendar year.
     “Foreign Pledge Agreement” means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Parent or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Security Agreement).
     “Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.
     “F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “GAAP” is defined in Section 1.4.

     “Governmental Authority” means the government of the United States, Canada, in each case any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantor” means, collectively, the Parent, each Subsidiary Guarantor and each other party that has guaranteed the Obligations.
     “Guaranty” means, as the context may require, the Subsidiary Guaranty or any other guarantee delivered by a Guarantor.
     “Hazardous Material” means
     (a) any “hazardous substance”, as defined by CERCLA;
     (b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; or
     (c) any pollutant or contaminant or hazardous, dangerous, regulated or toxic chemical, material or substance (including any petroleum product) within the meaning of, or subject to, any applicable federal, state, provincial, territorial, foreign or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability, obligations or standards of conduct relating to public health and safety or protection of the environment, all as amended.
     “Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.
     “herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.
     “Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
     “Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Parent:
     (a) which is of a “going concern” or similar nature;
     (b) which relates to the limited scope of examination of matters relevant to such financial statement; or
     (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause an Obligor to be in Default.

     “including” and “include” means “including without limitation”.
     “Indebtedness” of any Person means:
     (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptance issued for the account of such Person;
     (c) all Capitalized Lease Liabilities of such Person;
     (d) net Hedging Obligations of such Person;
     (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts and other current liabilities incurred in the ordinary course of business which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse other than Liens being contested in good faith and not outstanding for more than 120 days;
     (f) obligations arising under Synthetic Leases; and
     (g) all Contingent Liabilities of such Person in respect of any of the foregoing.
     The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Indemnified Liabilities” is defined in Section 11.4.
     “Indemnified Parties” is defined in Section 11.4.
     “Interco Subordination Agreement” means a Subordination Agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     “Intercreditor Agreement” means the Intercreditor Agreement, dated the date hereof and substantially in the form of Exhibit I hereto, executed and delivered by the Obligors, the administrative agents under the First Lien Credit Agreement, the Administrative Agent, the Collateral Agent, the First Lien Agent and MS&Co, as Control Agent, pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Interest Expense” means, for any applicable period, the aggregate interest expense (both accrued and paid and net of interest income paid during such period to the Parent and its Subsidiaries) of the Parent and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.
     “Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.2 or 2.3 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six, or, if within the capabilities of each Lender, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in any case as the Borrower may select in its relevant notice pursuant to Sections 2.2 or 2.3; provided, that,
     (i) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than seven different dates;
     (ii) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and
     (iii) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.
     “Investment” means, relative to any Person,
     (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;
     (b) Contingent Liabilities in favor of any other Person; and
     (c) any Capital Securities held by such Person in any other Person.
The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     “Irish Subsidiary” mean Inter-Tel Lake Limited or Lake Communications Limited, each of which shall become a Subsidiary of the Parent after giving effect to the Acquisition.
     “ISP Rules” is defined in Section 11.9.
     “Judgment Currency” is defined in Section 11.17.
     “Landlord Consent” means a consent substantially in the form of Exhibit J.
     “Lease Purchasers” mean CIT, De Lage Landen Financial Services, Inc., Bank of America Vendor Finance or any similar financial company in the business of purchasing or otherwise securitizing revenue streams from lease transactions.
     “Lease Purchase Transaction” means (a) the sale and assignment by the Parent or any of its Subsidiaries to a Lease Purchaser of all of such Person’s right, title and interest in and to a lease, installment sale contract or other chattel paper arising from the leasing by such selling Person of telecommunications or related equipment or support products (a “Purchased Lease”), including all payments to become due thereunder and all guaranties and collateral pertaining thereto, (b) the granting of (or assignment of) a first priority perfected security interest in such leased telecommunications equipment and all proceeds thereof (including insurance proceeds) and (c) where applicable, the assignment of all residual rights in such equipment and the proceeds therefrom (“Residual Positions”).
     “Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit D hereto.
     “Lenders” is defined in the preamble.
     “Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:
     (a) any Hazardous Material on, in, under or affecting any portion of any property of the Parent or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Parent’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;
     (b) any inaccuracy or breach of any representation or warranty contained in Section 6.12 (without regard to “knowledge” or “materiality” qualifications or exceptions contained in such representations or warranties);
     (c) any violation or claim of violation by the Parent or any of its Subsidiaries of any Environmental Laws; or

     (d) the imposition of any Lien for damages caused by, or for the recovery of any cleanup costs relating to, the release or threatened release of Hazardous Material by the Parent or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Parent or any of its Subsidiaries.
     “Leverage Ratio” means, as of the last day of any Fiscal Quarter of the Parent and its Subsidiaries, the ratio of
     (a) Consolidated Total Debt outstanding on the last day of such Fiscal Quarter to
     (b) Consolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters;
     provided that, for each four Fiscal Quarter period ending on the last day of the Fiscal Quarter set forth in the table below, Consolidated EBITDA shall be increased by the amount set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending	Amount
October 31, 2007	$32,900,000
January 31, 2008	$32,500,000
April 30, 2008	$29,600,000
July 31, 2008	$23,200,000
October 31, 2008	$16,300,000
January 31, 2009	$ 9,000,000
     “LIBO Rate” means, relative to any Interest Period for Loans maintained as LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which U.S. Dollar deposits in immediately available funds are offered to the Administrative Agent’s LIBOR Office in the London interbank market as published on Telerate page 3750 as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount equal to the amount of the LIBO Rate Loan and for a period equal to such Interest Period.
     “LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     “LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate

(Reserve Adjusted)		1.00 - LIBOR Reserve Percentage
The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.
     “LIBOR Office” means the office of a Lender designated as its “LIBOR Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Parent and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.
     “LIBOR Reserve Percentage” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.
     “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.
     “Loans” is defined in Section 2.1.1.
     “Loan Documents” means, collectively, this Agreement, the Notes, each Rate Protection Agreement, the Fee Letter, each Guaranty, each Security Agreement, each other agreement pursuant to which the Collateral Agent is granted a Lien to secure the Obligations, the Intercreditor Agreement, the Second Lien Post-Closing Letter Agreement and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.
     “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries taken as a whole; (b) the rights and remedies of any Secured Party under any Loan Document; or (c) the ability of any Obligor (other than any Obligor which is an Immaterial Subsidiary) to perform its Obligations under any Loan Document.

     “Material Subsidiary” means at any date, (i) each U.K. Subsidiary and (ii) each other Subsidiary of the Parent (x) the EBITDA of which, together with that of its Subsidiaries, on a consolidated basis, constitutes 5% or more of the consolidated EBITDA of the Parent and its Subsidiaries for the then most recently ended Fiscal Quarter, (y) the assets of which, together with those of its Subsidiaries, on a consolidated basis, from time to time constitute 5% or more of the consolidated assets of the Parent and its Subsidiaries as of the end of the then most recently ended Fiscal Quarter or (z) the gross revenue of which, together with that of its Subsidiaries, on a consolidated basis, constitutes 5% or more of the consolidated gross revenue of the Parent and its Subsidiaries for the then most recently ended Fiscal Quarter.
     “Merger” is defined in the first recital.
     “Merger Agreement” is defined in the first recital.
     “MergerSub” means Arsenal Acquisition Corporation, a Delaware corporation.
     “Merrill Lynch” is defined in the preamble.
     “MNI” means Mitel Networks, Inc, a Delaware corporation.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Morgan Stanley” is defined in the preamble.
     “Mortgage” means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit H hereto, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
     “MS&Co” is defined in the preamble.
     “MSSF” is defined in the preamble.
     “MSSF Canada” means Morgan Stanley Senior Funding (Nova Scotia) Co.
     “Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA with respect to which the Parent or any member of the Controlled Group has any liability or contingent liability.
     “Net Casualty Proceeds” means the amount of any insurance proceeds or condemnation (or similar) awards received by the Parent or any of its Subsidiaries in connection with any Casualty Event in excess of $500,000, individually or in the aggregate over the course of a Fiscal Year (net of taxes paid and all reasonable and customary collection expenses thereof, including any legal or other professional fees), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) under the First Lien Credit Agreement or any other creditor which holds a first priority Lien permitted by clause (d) of Section 7.2.3 on the property which is the subject of such Casualty Event.

     “Net Debt Proceeds” means, with respect to the incurrence, sale or issuance by the Parent or any of its Subsidiaries of any Indebtedness after the Closing Date which is not expressly permitted by Section 7.2.2, the excess of:
     (i) the gross cash proceeds actually received by such Person from such incurrence, sale or issuance, over
     (ii) all reasonable and customary arranging or underwriting fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other reasonable and customary closing costs and expenses, in each case, actually incurred, paid or payable in connection with such incurrence, sale or issuance other than any such fees, commissions, disbursements, costs or expenses paid to Affiliates of such Person in connection therewith.
     “Net Disposition Proceeds” means the gross cash proceeds received by the Parent or any of its Subsidiaries from any Disposition (other than proceeds received in respect of (x) any Disposition of personal property (other than Capital Securities) with a fair market value (as reasonably determined in good faith by the Person making such Disposition) of less than $25,000, (y) (I) the sale or issuance of Capital Securities, warrants or options by the Parent, or (II) the exercise of any such warrants or options, in each case under this clause (y) in consideration for equity contributions made by any of (A) the Sponsor, (B) Sir Terence Matthews or a (C) company controlled by Sir Terence Matthews (and at the time of such investment Sir Terence Matthews has no present intention to dispose of such company), or (z) to the extent permitted pursuant to Section 7.2.9, the issuance of common stock of the Parent upon the exercise of any warrants or options by a holder thereof pursuant to an employee stock option plan or similar arrangement) which is subject to clause (b) of Section 7.2.16 or is made pursuant to clause (d) of Section 7.2.11, any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Parent or any of its Subsidiaries in respect thereof and any cash reserve adjustment in respect of the sale price of an asset established in accordance with GAAP, minus the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other reasonable and customary closing costs and fees and expenses, in each case, incurred, paid or payable in connection with such Disposition other than any such fees, commissions, disbursements, cost or expenses paid to Affiliates of such person in connection therewith, (ii) all taxes actually paid or estimated by the Parent to be payable in cash within the next 12 months in connection with such Disposition, and (iii) payments made by the Parent or any of its Subsidiaries to retire Indebtedness (other than the Loans) where payment of such Indebtedness is required in connection with such Disposition; provided that, the amount of estimated taxes pursuant to clause (ii) in excess of the amount of taxes actually required to be paid in cash in respect of such Disposition within such 12 month period shall constitute Net Disposition Proceeds.
     “Net Equity Proceeds” means with respect to any Public Offering occurring after the Closing Date, the excess of:
     (a) the gross cash proceeds received by the issuer in such offering, over

     (b) all reasonable and customary arranging or underwriting fees and commissions and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other reasonable and customary closing costs, fees and expenses, in each case, actually incurred, paid or payable in connection with such Public Offering, other than any such fees, commissions, disbursements, cost or expenses paid to Affiliates of the Parent in connection therewith.
     “Net Income” means, in respect of the Parent for any applicable period of time, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains or extraordinary losses) which would be included as net income on the consolidated financial statements of the Parent and its Subsidiaries for such period.
     “Nevada Property” means the property and improvements located at 855 Trademark Drive, Reno, NV 89521.
     “Non-Affected Replacement Lender” is defined in Section 4.11.
     “Non-Consenting Lender” is defined in Section 4.11.
     “Non-Excluded Taxes” means any Taxes other than (A) net income or capital Taxes (however denominated) or franchise or other similar Taxes imposed in lieu thereof and (B) branch profits Taxes, in each case imposed on any Secured Party as a result of any present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any present or former connection arising solely as a result of the Secured Party’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Documents) or (C) any interest, penalties or similar liabilities with respect to the items described in either (A) or (B) above.
     “Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.
     “Note” means a promissory note payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness hereunder of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
     “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Parent, the Borrower and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.
     “Obligor” means, as the context may require, the Parent, the Borrower and each other Person (other than (i) a Secured Party and (ii) in the case of the Intercreditor Agreement, the First Lien Agent and the Control Agent) obligated under any Loan Document.

     “Organic Document” means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s Capital Securities.
     “Other Taxes” means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.
     “Parent” is defined in the preamble.
     “Participant” is defined in clause (e) of Section 11.11.
     “Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form attached as an Exhibit to the U.S. Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “PATRIOT Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.
     “PATRIOT Act Disclosures” means all documentation and other information which any Arranger, the Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
     “Payment Currency” is defined in Section 11.17.
     “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
     “Percentage” means, relative to any Lender, the applicable percentage relating to Loans set forth opposite its name on Schedule II hereto under the Loan Commitment column or set forth in a Lender Assignment Agreement under the Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11. A Lender shall not have any Loan Commitment if its percentage under the Loan Commitment column is zero.
     “Permitted Acquisition” means (a) the Merger and (b) an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Parent or any Subsidiary from any Person of a business in which the following conditions are satisfied:
     (i) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.1.8 and Section 7.2.1); and

     (ii) the Parent shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) evidencing that after giving pro forma effect to the consummation of such acquisition, the Leverage Ratio shall be less than or equal to 5.00:1.00.
     “Permitted Holders” means, collectively, the Sponsor, Morgan Stanley, Sir Terence Matthews and companies controlled by Sir Terence Matthews.
     “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
     “PPSA” means the Personal Property Security Act, as in effect from time to time in Ontario, Alberta, Saskatchewan, Manitoba, British Columbia, Northwest Territories and Nova Scotia and similar legislation in any other province of Canada where collateral is located.
     “Primary Syndication” means the period commencing on or prior to the Closing Date and ending on the earlier of (a) the date that is 30 days following the Closing Date and (b) the date that the Arrangers have declared and notified the Parent or the Borrower that the primary syndication of the Commitments and Loans has ended.
     “Process Agent” is defined in Section 11.14.
     “Public Market” shall exist if (a) a Public Offering has been consummated; and (b) any Capital Securities of the Parent have been distributed by means of an effective registration statement under the Securities Act of 1933, as amended.
     “Public Offering” means a public offering and sale of the Capital Securities of the Parent or any of its Subsidiaries pursuant to a prospectus, registration statement or similar document under the Securities Act of 1933, as amended.
     “Purchased Leases” is defined in the definition of “Lease Purchase Transaction.”
     “Quarterly Payment Date” means the last day of April, July, October and January, or, if any such day is not a Business Day, the next succeeding Business Day.
     “Rate Protection Agreement” means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Parent or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.
     “Refinancing” is defined in the second recital.
     “Refinancing Documents” means, with respect to the Refinancing, (i) the second amending agreement, dated June 22, 2007, among the Parent and certain of its shareholders amending put rights of such shareholders set forth in the shareholders agreement, dated April 23,

2004, among the Parent and such shareholders, (ii) the common share repurchase and voting agreement, dated May 30, 2007, between the Parent and Zarlink Semiconductor Inc., (iii) the common share repurchase, voting and conversion agreement, dated June 22, 2007, between the Parent and Power Technology Investment Corporation, as amended, (iv) the return of capital, voting and conversion agreement, dated June 22, 2007, among the Parent and EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital Fund II-A, L.P. and its parallel investors, (v) the warrant repurchase, voting and conversion agreement, dated May 30, 2007, between the Parent and Wesley Clover Corporation, Celtic Jet Tech Limited and Terence H. Matthews, as amended, (vi) the termination of shareholders and registration rights agreement, dated August 16, 2007, among the Parent and certain of its shareholders, (vii) the payout letter and consent, dated April 26, 2007, of Highbridge International LLC, Fore Master Convertible Fund, Ltd., Fore Convertible Master Fund, Ltd., Fore Multi Strategy Master Fund, Ltd. and Marathon Funding I, BV (the “noteholders”), as amended, (viii) the consent and waiver, dated June 22, 2007, among the Parent and certain of its shareholders, as amended, and (ix) the amendment, dated August 16,2007, to the warrants of the noteholders.
     “Register” is defined in clause (a) of Section 2.5.
     “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, spraying, inoculating, depositing, seeping, throwing, placing, exhausting, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material).
     “Replacement Notice” is defined in Section 4.11.
     “Required Lenders” means, at any time, Lenders holding more than 50% of the Total Exposure Amount.
     “Reset Date” means the date of delivery of the Compliance Certificate (pursuant to clause (c) of Section 7.1.1) in respect of the second full Fiscal Quarter ended after the Closing Date.
     “Residual Positions” is defined in the definition of “Lease Purchase Transaction.”
     “Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.
     “Restricted Payment” means (i) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Parent or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Parent or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Parent or any Subsidiary or otherwise.

     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
     “SEC” means the Securities and Exchange Commission.
     “Second Lien Credit Parties” means the Parent, the Borrower, MNI and the Company.
     “Second Lien Post-Closing Letter” means the letter agreement, dated the date hereof, from the Parent to the Administrative Agent and the Collateral Agent and referred to in clause (e) of Section 7.1.11.
     “Second Lien U.S. Credit Parties” means the Borrower, MNI and the Company.
     “Secured Parties” means, collectively, the Lenders, the Collateral Agent, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.
     “Security Agreement” means, as the context may require, the U.S. Pledge and Security Agreement, the Canadian Pledge and Security Agreement, the U.K. Security Agreement, and each Foreign Pledge Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date:
     (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis;
     (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured;
     (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature; and
     (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.
     “Specified Equity Contribution” is defined in clause (b) of Section 7.2.17.

     “Sponsor” is defined in the third recital.
     “Stated Maturity Date” means August 16, 2015.
     “Subordinated Debt” means unsecured Indebtedness of the Parent or any of its Subsidiaries which is (i) owed to a Person other than an Obligor and (ii) subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms reasonably satisfactory to the Required Lenders.
     “Subordinated Debt Documents” means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12.
     “Subordination Provisions” is defined in Section 8.1.11.
     “Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Parent.
     “Subsidiary Guarantor” means each Subsidiary that has executed and delivered to the Administrative Agent a Guaranty (including by means of a delivery of a supplement thereto).
     “Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by each U.S. Subsidiary and each U.K. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Syndication Agents” is defined in the preamble.
     “Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP; and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.
     “Target” means Inter-Tel (Delaware), Incorporated, a Delaware corporation.
     “Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

     “Termination Date” means the date on which all Obligations have been paid in full in cash, and all Commitments shall have terminated, other than Rate Protection Agreements which do not terminate upon the repayment of the Loans and those obligations which by the terms of the Loan Documents are intended to survive the repayment of the Loans.
     “Total Exposure Amount” means, on any date of determination (and without duplication), the outstanding principal amount of all Loans and the unfunded amount of the Commitments.
     “Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form attached as an Exhibit to the U.S. Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Transaction” means, collectively, (a) the Merger, (b) the Refinancing, (c) the receipt of the proceeds from the Equity Contribution, (d) the issuance of the Convertible Preferred Stock, (e) the entering into of the Loan Documents and the making of the initial Loans, (f) the making of the initial credit extensions under the First Lien Credit Agreement, (g) the payment of all fees and expenses in connection and in accordance with the foregoing and (h) each of the other transactions contemplated hereby and consummated on the Closing Date.
     “Transaction Documents” means, collectively, the Merger Agreement and all exhibits and schedules thereto, the Convertible Preferred Stock Documents and all exhibits and schedules thereto, the First Lien Loan Documents and all exhibits and schedules thereto, and the Refinancing Documents and all exhibits and schedules thereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.
     “type” means, relative to any Loan, the portion thereof, if any, being maintained as a Alternate Base Rate Loan or a LIBO Rate Loan.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.
     “U.K. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United Kingdom.
     “U.K. Subsidiary Guarantor” means each U.K. Subsidiary which has executed and delivered the Subsidiary Guaranty (or a supplement thereto).

     “U.K. Security Agreement” means the Debenture executed and delivered by each U.K. Subsidiary Guarantor, substantially in the form of Exhibit G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
     “U.S. Dollar” and “$” each mean lawful currency of the United States.
     “U.S. Dollar Equivalent” means, on any date of determination, (i) as to any amount denominated in U.S. Dollars, such amount in U.S. Dollars and (ii) as to any amount denominated in Canadian Dollars, the equivalent in U.S. Dollars of any value or sum denominated in Canadian Dollars using the rate of exchange quoted by the Administrative Agent on the Business Day preceding the day as of which any determination of such rate is required to be made under the terms hereof, as the noon mid market spot rate for conversions of Canadian Dollars into U.S. Dollars.
     “U.S. Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Second Lien Credit Parties or any corporation, trade or business that is, along with the Second Lien Credit Parties, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA; provided that Canadian Pension Plans shall be excluded from the definition of “U.S. Pension Plan”.
     “U.S. Person” means any person that is a “United States person”, as defined under Section 7701(a)(30) of the Code.
     “U.S. Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered by each Second Lien U.S. Credit Party and each U.S. Subsidiary Guarantor, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.
     “U.S. Subsidiary Guarantor” means each U.S. Subsidiary which has executed and delivered the U.S. Subsidiary Guaranty (or a supplement thereto).
     “U.S. Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA; provided that Canadian Welfare Plans shall be excluded from the definition of U.S. Welfare Plans.
     “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     “wholly owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Parent.
     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.
     SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including the determination of the Leverage Ratio (including with respect to Section 7.2.17) and the definitions used in such calculations) shall be made, in accordance with those U.S. generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.6. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Parent and its Subsidiaries, in each case without duplication. For the purposes of determining any threshold amount forming any part of any representation or warranty, covenant or Event of Default, all relevant amounts denominated in Canadian Dollars shall be calculated, as of such time of determination, at the U.S. Dollar Equivalent thereof. Each U.S. Dollar Equivalent of any amounts denominated in Canadian Dollars shall constitute prima facie evidence thereof.
     As of any date of determination, for purposes of determining the Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of the Transactions or of any assets or businesses that have been acquired or Disposed of by the Parent or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Parent on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, reasonably projected to be directly attributable to the Transaction, any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (i) either (A) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (without giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition except as permitted by Regulation S-X of the Securities Act of 1933 or otherwise as the Administrative Agent shall otherwise agree) or (B) determined in good faith by (I) the Board of Directors of such Person or the Parent, if such Board of Directors is otherwise approving such transaction (and certified as such by an Authorized Officer of such Person or the Parent in a certificate delivered to the Administrative Agent), or (II) in each other case, the chief financial officer of the Parent, as substantially likely to be achieved and giving effect to events that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Parent and its Subsidiaries during the twelve month period following such event and (3) factually supportable and (ii) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such four Fiscal Quarter period.
ARTICLE II
COMMITMENTS, BORROWING PROCEDURES AND NOTES
     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders severally agree to make Loans as set forth below.
     SECTION 2.1.1. Loan Commitment. In a single Borrowing on the Closing Date, each Lender agrees that it will make loans (relative to such Lender, its “Loans”) to the Borrower equal to such Lender’s Percentage of the aggregate amount of the Borrowing of the Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to the Loans may be reborrowed.
     SECTION 2.2. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., New York time, on a Business Day, the Borrower may irrevocably request, on not less than one Business Day’s notice in the case of Alternate Base Rate Loans, or three Business Days’ notice in the case of LIBO Rate Loans, and in any case not more than five Business Days’ notice, that a Borrowing be made in a single drawing on or prior to the Commitment Termination Date; provided that all of the initial Loans shall be made as Alternate Base Rate Loans and no Loans shall be made in or converted into LIBO Rate Loans during the Primary Syndication. On or before 11:00 a.m. New York time on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.
     SECTION 2.3. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day’s notice in the case of Alternate Base Rate Loans and three Business Days’ notice in the case of LIBO Rate Loans, and in either case not more than five Business Days’ notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 (in the case of Loans denominated in U.S. Dollars) be, in the case of Alternate Base Rate Loans, converted into LIBO Rate Loans, or in the case of LIBO Rate Loans, converted into Alternate Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to an Alternate Base Rate Loan); provided that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. The conversion of an Alternate Base Rate Loan into a LIBO Rate Loan or a LIBO Rate Loan into an Alternate Base Rate Loan shall not effect a novation of the Loan so converted.
     SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided that, such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 and 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing deposits in its LIBOR Office’s interbank eurodollar market.
     SECTION 2.5. Register; Notes. The Register shall be maintained on the following terms.
     (a) The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitment, the Loans made by such Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Lender’s Commitment or Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 11.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.
     (b) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s applicable Percentage of the original Commitment Amount; provided that, upon any assignment or transfer of a Lender’s Commitments or Loans, such Lender shall surrender to the Borrower its Notes. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
     SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms, subject in all cases to the terms, conditions and restrictions set forth in the Intercreditor Agreement.
     SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.
     (a) From time to time on any Business Day after the repayment in full of the First Lien Term Loans, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that (A) any such prepayment of the Loans shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans; (B) all such voluntary prepayments shall require at least one but no more than five Business Days’ prior notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $2,500,000 and an integral multiple of $1,000,000 and, in the case of Alternate Base Rate Loans, in an aggregate minimum amount of $2,500,000 and an integral multiple of $1,000,000; provided further that the Borrower shall have paid the following prepayment premium in connection with any such voluntary prepayment, including, without limitation, any refinancing of the Loans or any other transaction in respect thereof that would in effect reduce the pricing of the outstanding Loans:

Prepayment Premium
(as a percentage of the Loans
Year	being prepaid)
Closing Date through (and including) the first anniversary of the Closing Date	3%

Following the first anniversary of the Closing Date through (and including) the second anniversary of the Closing Date	2%

Following the second anniversary of the Closing Date through (and including) the third anniversary of the Closing Date	1%

thereafter	0%

     (b) Following the First Lien Termination Date, concurrently with the receipt by the Parent or any of its Subsidiaries of any Net Equity Proceeds or Net Debt Proceeds, the Borrower shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 40% of such Net Equity Proceeds (provided that such percentage shall be reduced to 0% if the Leverage Ratio set forth in the Compliance Certificate delivered pursuant to clause (c) of Section 7.1.1 by the Parent to the Administrative Agent immediately preceding the event giving rise to the Net Equity Proceeds was less than 3.00:1) and 100% of such Net Debt Proceeds.
     (c) Following the First Lien Termination Date, the Parent shall, within three Business Days following the receipt of any Net Disposition Proceeds or Net Casualty Proceeds, by the Parent or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such proceeds and, to the extent the aggregate amount of such proceeds received by the Parent and its Subsidiaries in any Fiscal Year exceeds $2,000,000, the Borrower shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of the aggregate amount of such Net Disposition Proceeds or Net Casualty Proceeds in excess of $2,000,000; provided that, pursuant to written notice delivered in connection with the calculation referred to above by the Parent to the Administrative Agent not more than three Business Days following receipt of any such Net Disposition Proceeds or Net Casualty Proceeds, so long as no Default has occurred and is continuing, such proceeds may be retained by the Parent or any such Subsidiary, as the case may be (and be excluded from the prepayment requirements of this clause (e), if (i) the Parent informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of the Subsidiaries to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties in the U.S. consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment); provided further that, so long as such assets or properties will be owned by the Borrower or a Subsidiary Guarantor, such assets or properties may be located outside of the United States, and (ii) within 270 days following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are applied or committed to such acquisition. The amount of such Net Disposition Proceeds or Net Casualty Proceeds not applied after such 270 day period (or committed within such 270 day period but not applied within 90 days after such 270 day period) shall be applied to prepay the Loans as required pursuant to the first sentence of this clause (e) without giving effect to the proviso therein.
     (d) Following the First Lien Termination Date, within 100 days after the close of each Fiscal Year (beginning with the close of the 2008 Fiscal Year) the Borrower shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to the ECF Percentage of the Excess Cash Flow (if any) for such Fiscal Year.
     (e) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay, or cause to be repaid, all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).
Except for clause (a), each prepayment of any Loans made pursuant to this Section shall be made without premium or penalty, except as may be required by Section 4.4.
     SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall, subject to the terms, conditions and restrictions set forth in the Intercreditor Agreement, be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Alternate Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.
     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.
     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:
     (a) on that portion maintained from time to time as an Alternate Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and
     (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.
All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. Interest on Alternate Base Rate Loans shall be calculated from and including the first day of the Borrowing of such Alternate Base Rate Loan to (but not including) the date interest is required to be paid on such Alternate Base Rate Loan pursuant to Section 3.2.3.
     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of overdue principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Alternate Base Rate plus 2% per annum.
     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:
     (a) on the Stated Maturity Date therefor;

     (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;
     (c) with respect to Alternate Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;
     (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);
     (e) with respect to any Alternate Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
     (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.
Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
     SECTION 3.3. Fees. The Borrower shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.
ARTICLE IV
CERTAIN LIBO RATE AND OTHER PROVISIONS
     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Alternate Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.
     SECTION 4.2. Deposits Unavailable.
     (a) If the Administrative Agent shall have determined that (i) deposits in the amount and for the relevant Interest Period are not available to it in its relevant market or (ii) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the applicable Lenders, the obligations of all such Lenders under Section 2.2 and Section 2.3 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the applicable Lenders that the circumstances causing such suspension no longer exist.
     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party’s Commitments and the making of Loans hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes by way of imposition or increase in reserve requirement included in the LIBOR Reserve Percentage and changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.
     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of:
     (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;
     (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or
     (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;
then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.
     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion acting reasonably) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion acting reasonably) shall deem applicable. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender for any amounts pursuant to this Section if the Lender makes a claim for such amounts later than the 120th day following the receipt of such Lender’s annual audit for the Fiscal Year in which the event giving rise to such claim and such amounts occurred; provided that, if the event giving rise to such claim has a retroactive effect, such 120 day period shall be extended to include the period of such retroactive effect.
     SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes:
     (a) Except to the extent required by applicable law, any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required by applicable law to be deducted or withheld from any payment required to be made by the Borrower to or on behalf of any Secured Party under any Loan Document, then:
     (i) subject to clause (h), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount provided for in such Loan Document; and
     (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.
     (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.
     (c) As promptly as practicable after the payment of any Taxes or Other Taxes described in this Section 4.6, and in any event within 45 days after any such payment is due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The

Administrative Agent shall make copies thereof available to any Lender upon request therefor.
     (d) Subject to clause (h), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon written notice thereof by any Secured Party, the Borrower shall, pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that, no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party directly as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes; provided that, if a Secured Party or the Administrative Agent, as applicable, fails to give notice to the Borrower of the imposition of any Taxes within 120 days following its receipt of actual written notice of the imposition of such Taxes, there will be no obligation for the Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending 7 days after the Borrower receives notice from such Secured Party Lender or the Administrative Agent, as applicable. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. For the avoidance of doubt, the Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.
     (e) [Intentionally Omitted]
     (f) (i) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (x) two duly completed copies of either (I) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (II) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (y)(I) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (II) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

     (ii) Any Lender that is not a Non-U.S. Lender and has not otherwise established to the reasonable satisfaction of the Borrower and the Administrative Agent that it is an exempt recipient (as defined in section 6049(b)(4) of the Code), shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Administrative Agent), two duly executed and properly completed copies of Internal Revenue Service Form W-9.
     (iii) Each Lender that is entitled to an exemption from or reduction of withholding tax under the applicable laws of the jurisdiction (other than the United States and Canada) in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments made by the Borrower under this Agreement agrees to deliver to the Borrower and the Administrative Agent as reasonably requested by the Borrower, such properly and accurately completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s sole discretion such completion, execution or delivery would not reasonably be expected to be disadvantageous to such Lender.
     (g) [Intentionally Omitted]
     (h) Notwithstanding any other provision of this Agreement, the Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of U.S. withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (f), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. withholding tax (including back-up withholding taxes) or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans (including with respect to causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain any LIBO Rate Loan as provided in Section 2.4 hereof) which has the effect of causing such Lender to become subjected to tax payments in excess of those to which it was subject immediately prior to such designation; provided that, the Borrower shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of U.S. withholding taxes to the extent that (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. withholding tax or inaccuracy or untruth contained therein resulted solely from a change in any applicable statute, treaty, regulation or other applicable law or any governmental or judicial interpretation of any of the foregoing occurring after the date such Lender becomes a party to this Agreement (or, in the event that an assignment of a position of a Loan is made pursuant to Section 11.11 to a Person who is already a Lender under this

Agreement, then, with respect to such position of the Loan, the date of such assignment), which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender’s lending office was made at the written request of the Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the written request of the Borrower.
     (i) In the event that any Secured Party receives a refund in respect of Taxes or Other Taxes as to which it has been paid additional amounts by the Borrower pursuant to clause (a) or indemnified by the Borrower pursuant to clause (d) and such Secured Party determines in its sole, good faith judgment that such refund is attributable to such additional amounts or indemnification, then such Secured Party shall promptly notify the Administrative Agent and the Borrower and shall within 30 Business Days remit to the Borrower an amount as such Secured Party determines to be the proportion of the refunded amount as will leave it, after such remittance, in no better or worse position than it would have been if the Taxes or Other Taxes had not been imposed and the corresponding additional amounts or indemnification payment not been made. No Secured Party shall be obligated to disclose information regarding its tax affairs or computations to the Borrower in connection with this clause (i) or any other provision of this Section 4.6.
     (j) For purposes of this Section 4.6, the term “Borrower” shall be deemed to include the Parent in its capacity as a Guarantor hereunder.
     SECTION 4.7. Payments, Computations; Proceeds of Collateral, etc. (a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made subject to the terms, conditions and restrictions set forth in the Intercreditor Agreement shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. In furtherance of the foregoing, payments of principal and interest shall be payable in U.S. Dollars to the Administrative Agent. Except as provided herein, all payments shall be made without setoff, deduction or counterclaim not later than 12:00 p.m., New York time, on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on an Alternate Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.
     (b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied subject to the terms, conditions and restrictions set forth in the Intercreditor Agreement; provided, that after the First Lien Termination Date, they shall be applied upon receipt to the Obligations as follows: (i) first, to the ratable payment of all Obligations owing to the Administrative Agent and the Collateral Agent, in their respective capacities as the Administrative Agent and the Collateral Agent (including the reasonable fees and expenses of counsel to the Administrative Agent and the Collateral Agent), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, then to amounts owing to Secured Parties under Rate Protection Agreements, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus. For purposes of clause (b)(iii), the “credit exposure” at any time of any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate (or, if applicable, currency) movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.
     (c) The Borrower acknowledges that the Lenders have agreed to the amount of the Applicable Margin and fees payable under the Loan Documents based upon, among other things, the delivery by the Obligors pursuant to Section 7.1.1 of accurate and actual reporting of results of operation, and that the financial ratios set forth in a Compliance Certificate shall only be treated by the Secured Parties as presumptive evidence of such actual results. If the actual Leverage Ratio for any period is higher than that set forth in a Compliance Certificate for such period, then the amount of interest and fees owing for such period shall be established by reference to the actual Leverage Ratio, and not the ratio set forth in the Compliance Certificate. Promptly, and in any event within three days, following the earlier of (i) the Borrower’s receipt of a notice from the Administrative Agent pursuant to this clause or (ii) the Borrower’s knowledge that the Leverage Ratio for a particular period was higher than that reported in the Compliance Certificate for such period, the Borrower shall pay to the Administrative Agent all unpaid interest and fees for such period based upon the actual Leverage Ratio. In no event shall the Lenders be required to rebate interest or fees paid by the Borrower, and the payment of incremental interest and fees pursuant to this clause shall not impair (and is without limitation of) the other rights and remedies of the Secured Parties under the Loan Documents.

     SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Loans made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation, subject, solely with respect to Participants, to clause (f) of Section 11.11. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.
     SECTION 4.9. Setoff. Each Secured Party shall, subject to the terms, conditions and restrictions of the Intercreditor Agreement, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.
     SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.5 or 4.6, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if in the reasonable judgment of the Lender the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.5 or 4.6.
     SECTION 4.11. Removal of Lenders. If any Lender (an “Affected Lender”) (i) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document (a “Non-Consenting Lender”) that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by Lenders holding more than 66 and 2/3% of the Total Exposure Amount of all Lenders, (ii) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or (iii) becomes a Defaulting Lender, the Borrower may, at its sole cost and expense, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation) or within 90 days of such Lender becoming a Non-Consenting Lender or a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to another financial institution or other Person (a “Non-Affected Replacement Lender”) designated in such Replacement Notice; provided that no Replacement Notice may be given by the Borrower if (A) such replacement conflicts with any applicable law or regulation or (B) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6 and withdrew its request for compensation under Section 4.3, 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Non-Affected Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Non-Affected Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11, the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents designated in the Replacement Notice to such Non-Affected Replacement Lender; provided that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Non-Affected Replacement Lender, and (B) the purchase price paid by such Non-Affected Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder. Upon the effective date of an assignment described above, the Non-Affected Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

ARTICLE V
CONDITIONS TO LOANS
     SECTION 5.1. Initial Loan. The obligations of the Lenders to make the initial Credit Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.
     SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date with counterparts for each Lender, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to
     (a) resolutions of each such Person’s Board of Directors then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;
     (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and
     (c) the full force and validity of each Organic Document of such Person and copies thereof;
upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.
     SECTION 5.1.2. Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Parent, in which certificate the Parent shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Parent as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements (including the Transaction Documents) required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.
     SECTION 5.1.3. Consummation of Transaction. The Administrative Agent shall have received evidence satisfactory to them (a) that all actions necessary to consummate the Transaction (including the Merger) shall have been taken in accordance with all applicable law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof that is in any way or manner adverse to the Lenders or the Merger in any material respect, (b) the Parent shall have received the Equity Contribution, the proceeds of which shall be used to consummate the Refinancing, with the balance thereof being contributed to the Borrower, which shall, in turn, immediately contribute such proceeds to MergerSub for purposes of consummating the Acquisition and the transactions related thereto

(including certain anticipated restructuring transactions involving the Parent or one or more of its Subsidiaries) and (c) the Borrower shall have contributed the proceeds from the Term Loan to MergerSub for purposes of consummating the Acquisition and the transactions related thereto.
     SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Loan and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released; provided that, to the extent the only requirement to release any such Liens is the filing of the termination statements, discharge statements or other instruments which have been delivered and are in form and substance suitable for filing, in each case pursuant to clause (c) of Section 5.1.12, the release of such Liens shall not be a condition precedent to the initial Loans so long as the Administrative Agent has received such termination statements, discharge statements or other instruments.
     SECTION 5.1.5. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Notes duly executed and delivered by an Authorized Officer of the Borrower.
     SECTION 5.1.6. Financial Information, etc. The Administrative Agent shall have received,
     (a) (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target and its Subsidiaries for the 2006, 2005 and 2004 Fiscal Years and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target and its Subsidiaries for (x) each subsequent Fiscal Quarter ended 30 days before the Closing Date and (y) each fiscal month after the most recent Fiscal Quarter for which financial statements were received by the Administrative Agent as described above and ended 30 days before the Closing Date, in each case which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Administrative Agent and shall have been prepared in accordance with GAAP; and
     (b) a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Parent as of and for the four-Fiscal-Quarter period ending on the last day of the most recent Fiscal Quarter ending at least 45 days before the Closing Date, in each case, to give pro forma effect to the Transaction as if the Transaction had occurred as of the first date of such four-Fiscal-Quarter period (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which financial statements in each case shall not be materially inconsistent with the financial statements or forecasts previously provided to the Administrative Agent and the Lenders.
     SECTION 5.1.7. Pro Forma Consolidated EBITDA. The Administrative Agent shall have received a certificate, dated the Closing Date, duly executed and delivered by the chief financial or accounting Authorized Officer of the Parent, with such supporting calculations and details as the Administrative Agent may reasonably request, certifying that the sum of: (i) the Parent’s pro forma Consolidated EBITDA for the most recently completed twelve-calendar month period, (ii) the Company’s pro forma Consolidated EBITDA for the twelve-calendar month period ended June 30, 2007 and (iii) $32,900,000 in adjustments to Consolidated EBITDA, shall not be less than $86,000,000.
     SECTION 5.1.8. Compliance Certificate. The Administrative Agent shall have received an initial Compliance Certificate, in form reasonably satisfactory to the Administrative Agent, dated the date of the initial Loan and duly executed and delivered by the chief financial or accounting Authorized Officer of the Parent.
     SECTION 5.1.9. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Parent, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, attesting to the solvency of the Parent and each Guarantor, taken as a whole, immediately before and immediately after giving effect to the Transaction.
     SECTION 5.1.10. Perfection Certificate. The Administrative Agent shall have received a completed perfection certificate from the Parent (on behalf of itself, the other Obligors and the Target) in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the chief financial or accounting Authorized Officer of the Parent.
     SECTION 5.1.11. Subsidiary Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each Subsidiary of the Parent, other than CFC Subsidiaries to the extent exempted pursuant to Section 7.1.8 and, except as otherwise required pursuant to clause (d) of Section 7.1.11 or Section 7.1.12, the Irish Subsidiaries and Immaterial Subsidiaries, respectively.
     SECTION 5.1.12. Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the U.S. Pledge and Security Agreement, the Canadian Pledge and Security Agreement and the U.K. Security Agreement, each dated as of the date hereof, duly executed and delivered by each applicable Obligor, together with
     (a) certificates (in the case of Capital Securities that are certificated securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by each Obligor in its U.S. Subsidiaries and Foreign Subsidiaries directly owned by each Obligor, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, for any Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Collateral Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities; provided, however, that in the case of the U.S. Pledge and Security Agreement, (x) no Capital Securities of any CFC Subsidiary (other than a First-Tier CFC Subsidiary) shall be required to be delivered pursuant to this Section 5.1.12 and (y) any certificate evidencing the issued and outstanding Capital Securities of any First-Tier CFC Subsidiary shall be limited to (i) 65% of the issued and outstanding Voting Securities and (ii) 100% of the issued and outstanding non-voting Capital Securities, in each case of such First-Tier CFC Subsidiary (provided that, the foregoing may be delivered to the First Lien Collateral Agent subject to the terms, conditions and restrictions set forth in the Intercreditor Agreement and such delivery shall be deemed to satisfy this Subsection (a) of Section 5.1.12);
     (b) Filing Statements suitable in form for naming the Parent and each Subsidiary Guarantor, as applicable, as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC or PPSA of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Collateral Agent pursuant to such Security Agreement;
     (c) UCC Form UCC-3 termination statements, PPSA discharge statements or other instruments, in each case in form and substance suitable for filing, necessary to release all Liens and other rights of any Person in any collateral (i) described in any security agreement previously granted by the Parent or any of its Subsidiaries, or (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other UCC Form UCC-3 termination statements, PPSA discharge statements or other instruments as the Administrative Agent may reasonably request from the Parent or any of its Subsidiaries; and
     (d) certified copies of UCC Requests for Information or Copies (Form UCC-11) or similar PPSA instruments, or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Obligor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall, except with respect to Liens permitted by Section 7.2.3), evidence a Lien on any collateral described in any Loan Document).
     SECTION 5.1.13. Intellectual Property Security Agreements. The Administrative Agent shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by each Obligor that, pursuant to a Security Agreement, is required to provide such intellectual property security agreements to the Administrative Agent.
     SECTION 5.1.14. Filing Agent, etc. All Uniform Commercial Code and PPSA financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements and PPSA discharge statements required pursuant to the Loan Documents (collectively, the “Filing Statements”) and as described in clauses (a), (b) and (c) of Section 5.1.12 shall have been delivered (including by way of electronic mail) to Corporation Service Company or another similar filing service company in the U.S. or Canada acceptable to the Administrative Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent’s receipt

(including by way of electronic mail) of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.
     SECTION 5.1.15. Foreign Pledge Agreements. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Collateral Agent thereunder shall be duly perfected to provide the Collateral Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to by the Administrative Agent.
     SECTION 5.1.16. Insurance. The Administrative Agent shall have received, with copies for each Lender, certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Loan Document, together with endorsements naming the Collateral Agent for the benefit of the Secured Parties, as an additional insured or loss payee, as applicable.
     SECTION 5.1.17. Mortgages. The Administrative Agent shall have received the counterparts of each Mortgage in respect of the Arizona Property and the Nevada Property, dated as of the date hereof, duly executed and delivered by the applicable Obligor, together with
     (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or, in the opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien against the properties purported to be covered thereby;
     (b) in the case of the Nevada Property, mortgagee’s title insurance policies in favor of the Collateral Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, satisfactory to the Administrative Agent, with respect to the property purported to be covered by each Mortgage, insuring that title to such property is marketable and that the interests created by each Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and such policies shall also include, if required by the Administrative Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and
     (c) such other approvals, opinions, or documents as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent in connection with and related to the delivery of the Mortgages and the title insurance policies described above;

provided, however, that the obligation to deliver such Mortgages shall not be a condition to the initial Loan on the Closing Date so long as the Obligors used commercially reasonable efforts to deliver such Mortgages on the Closing Date and deliver such Mortgages within 30 days after the Closing Date (or such later date as the Administrative Agent may agree) as provided pursuant to Section 7.1.11.
     SECTION 5.1.18. Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement, dated as of the Closing Date, duly executed and delivered by each party thereto.
     SECTION 5.1.19. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent, the Collateral Agent and all Lenders, from
     (a) Osler, Hoskin & Harcourt LLP, New York counsel to any Obligors which are organized under the laws of the States of Delaware or New York, in form and substance satisfactory to the Administrative Agent;
     (b) Osler, Hoskin & Harcourt LLP, Canadian counsel to Mitel Networks Corporation, in form and substance satisfactory to the Administrative Agent;
     (c) local counsel in respect of the Mortgage on the Nevada Property, in form and substance satisfactory to the Administrative Agent; provided, however that if the Mortgage on the Nevada Property is delivered after the Closing Date pursuant to Sections 5.1.17 and 7.1.11, the delivery of such opinion shall not be a condition to the initial Loan but shall be delivered after the Closing Date simultaneously with the delivery of such Mortgage;
     (d) Morgan Cole, U.K. counsel to the Obligors which are organized under the laws of the United Kingdom, in form and substance satisfactory to the Administrative Agent; and
     (e) to the extent qualified in the applicable jurisdiction, in-house counsel to the other Obligors with respect to corporate matters, in form and substance satisfactory to the Administrative Agent and in-house counsel to Mitel Networks Corporation with respect to corporate matters.
     SECTION 5.1.20. PATRIOT Act Disclosures. The Arrangers, the Administrative Agent and each Lender shall have received all Patriot Act Disclosures requested by them with respect to the Second Lien Credit Parties prior to execution of this Agreement.
     SECTION 5.1.21. Process Agent. The Administrative Agent shall have received a written acceptance by the Process Agent of its appointment under Section 11.14 hereof and under each similar provision in each other Loan Document.

     SECTION 5.1.22. Closing Fees, Expenses, etc. The Administrative Agent shall have received or (contemporaneously with the initial Borrowing) shall receive all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3 and, without duplication, the Fee Letter. Without duplication, the Arrangers shall have received or (contemporaneously with the initial Borrowing) shall receive all fees, costs and expenses payable by the Parent and MNI under the Fee Letter.
     SECTION 5.2. All Loans. The obligation of each Lender to make any Loan shall be subject to the satisfaction of each of the conditions precedent set forth below.
     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Loan the following statements shall be true and correct:
     (a) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), in each case other than representations and warranties that are subject to a Material Adverse Effect or a materiality qualifier, in which case such representations and warranties shall be (or shall have been) true and correct; and
     (b) no Default shall have then occurred and be continuing.
     SECTION 5.2.2. Loan Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Parent and the Borrower that on the date of such Loan (both immediately before and after giving effect to such Loan and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.
     SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
On the date of each Loan (other than the initial Loan) the Parent and the Borrower represent and warrant to each Secured Party as set forth in this Article.
     SECTION 6.1. Organization, etc. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by the Parent, the Borrower, or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not
     (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or
     (b) result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
     SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than (i) those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect and (ii) the filing of the U.K. Security Agreement with the Companies House, U.K. within 21 days after the execution and delivery of such agreement) is required for the consummation of the Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of Transaction Documents, in each case by the parties thereto or the consummation of the Transaction. Neither the Parent nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 6.4. Validity, etc. Each Loan Document and each Transaction Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     SECTION 6.5. Financial Information. The financial statements of the Parent and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The financial statements of the Target and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Parent and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.6, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.
     SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), results of operations, assets, business, performance or properties of the Parent and its Subsidiaries, taken as a whole, since April 30, 2007.
     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Parent or any of its Subsidiaries, threatened, litigation, action, proceeding or labor controversy:
     (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Parent, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; or
     (b) which purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transaction.
     SECTION 6.8. Subsidiaries. The Parent has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10.
     SECTION 6.9. Ownership of Properties. The Parent and each of its Subsidiaries own (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.
     SECTION 6.10. Taxes. All material Tax returns and reports required by law to have been filed by the Parent and its Subsidiaries have been duly filed, and all material federal, provincial and state income Taxes and other material Taxes, assessments and other governmental charges or levies upon the Parent and its Subsidiaries and any of their respective properties, income, profits and assets which are due and payable have been paid, (except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books).
     SECTION 6.11. Pension and Welfare Plans.
     (a) Neither the Parent nor any member of the Controlled Group has incurred any liability with respect to a U.S. Pension Plan under Title IV of ERISA other than liability to the PBGC for premiums under Section 4007 of ERISA, all of which have been paid, and no contribution failure has occurred with respect to any U.S. Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No conditions exist or events or transactions have occurred with respect to any U.S. Pension Plan which might, in the aggregate, result in the incurrence by the Parent or any member of the Controlled Group of any liability, fine or penalty which would have a Material Adverse Effect. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Parent nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a U.S. Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Neither the Parent nor any member of the Controlled Group has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.
     (b) No steps have been taken to terminate any Canadian Pension Plan, and no contribution failure has occurred with respect to any Canadian Pension Plan. To the knowledge of the Parent and any Canadian Subsidiary, no condition exists or event or transaction has occurred with respect to any Canadian Pension Plan which might result in the incurrence by the Parent or any of its Subsidiaries of any material liability, fine or penalty. Except as disclosed in Item 6.11(b) of the Disclosure Schedule, neither Parent nor any of its Subsidiaries has any contingent liability with respect to any benefit under a Canadian Pension Plan or Canadian Welfare Plan which could reasonably be expected to have a Material Adverse Effect.
     SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule:
     (a) all facilities and property (including underlying groundwater) owned, operated or leased by the Parent or any of its Subsidiaries have been, and continue to be, owned, operated or leased by the Parent and its Subsidiaries in material compliance with all Environmental Laws;
     (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the Parent or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Parent or any of its Subsidiaries regarding potential liability under any Environmental Law;
     (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;
     (d) the Parent and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;
     (e) no property now or previously owned or leased by the Parent or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar list of sites requiring investigation or clean-up;

     (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;
     (g) neither the Parent nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Parent or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;
     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Parent or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and
     (i) no conditions exist at, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.
     SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other written factual information hereafter furnished in writing in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.
     SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Loan will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
     SECTION 6.15. Solvency. The Borrower and the Guarantors, taken as a whole, on a consolidated basis, both before and after giving effect to any Loan, are Solvent.
     SECTION 6.16. Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, etc. The Parent and each of its Subsidiaries have the power and authority to incur the Subordinated Debt as provided for under any Subordinated Debt Documents applicable to such Subordinated Debt. To the extent issued, each such issuing Person has issued, pursuant to due authorization, the Subordinated Debt under the applicable Subordinated Debt Documents, and such Subordinated Debt Documents constitute the legal, valid and binding obligations of such issuing Person enforceable against such Person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws effecting creditors’ rights generally and by principles of equity). The subordination provisions of the Subordinated Debt contained in the Subordinated Debt Documents are enforceable against the holders of the Subordinated Debt by the holders of any “Senior Indebtedness” or similar term referring to the Obligations in the Subordinated Debt Documents. All Obligations, including those to pay principal of and interest (including post petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans, and fees and expenses in connection therewith, constitute “Senior Indebtedness” or similar term referring to the Obligations as provided in the Subordinated Debt Documents and all such Obligations are entitled to the benefits of the subordination created by the Subordinated Debt Documents. The Parent and each of its Subsidiaries, as applicable, acknowledge that the Administrative Agent and each Lender is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions to be set forth in any Subordinated Debt Documents.
     SECTION 6.17. Quebec Based Collateral. As of the Closing Date, the fair market value of the property and assets (real and personal) of the Parent and its Subsidiaries located in Quebec (exclusive of the value of the Capital Securities of the Obligors), as determined in good faith by the Parent, does not exceed $250,000.
ARTICLE VII
COVENANTS
     SECTION 7.1. Affirmative Covenants. The Parent agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, the Parent will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Parent will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:
     (a) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, in the case of the Fiscal Quarters ending July 31, 2007 and October 31, 2007, within 90 days after the end of such Fiscal Quarters), an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Parent (subject to normal year-end audit adjustments);
     (b) within 90 days after the end of each Fiscal Year (or, in the case of the first Fiscal Year ending after the Closing Date, within 120 days after the end of such Fiscal

Year), a copy of the consolidated balance sheet of the Parent and its Subsidiaries, and the related consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent, which shall include a calculation of the Leverage Ratio (including with respect to Section 7.2.17) and stating that, in performing the examination necessary to deliver the audited consolidated financial statements of the Parent, no knowledge was obtained of any Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretation);
     (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Parent, (i) setting forth the calculations for the Leverage Ratio (including with respect to Section 7.2.17) and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the applicable Obligor has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.8) and (iii) in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), a calculation of Excess Cash Flow;
     (d) as soon as possible and in any event within three Business Days after any Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Parent setting forth details of such Default and the action which such Obligor has taken and proposes to take with respect thereto;
     (e) as soon as possible and in any event within three days after any Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;
     (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;
     (g) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any U.S. Pension Plan or Canadian Pension Plan, (ii) the failure to make a required contribution to any U.S. Pension Plan or Canadian Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a U.S. Pension Plan or Canadian Pension Plan which could result in the requirement that any member of the Controlled Group furnish a bond or other security to the PBGC or such U.S. Pension Plan or Canadian Pension Plan, or (iv)

the occurrence of any event with respect to any U.S. Pension Plan, Canadian Pension Plan or Multiemployer Plan which, in the aggregate, could result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;
     (h) (i) at the time of each prepayment required under Section 3.1.1, a certificate signed by an Authorized Officer of the Parent setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days’ prior written notice of such prepayment specifying the principal amount of Loans to be prepaid;
     (i) promptly upon receipt thereof, copies of all “management letters” submitted to any Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;
     (j) promptly following the mailing or receipt of any material notice or material report delivered under the terms of any Subordinated Debt Document, any Convertible Preferred Stock Document or any First Lien Loan Document, copies of such notice or report;
     (k) promptly and in any event within five Business Days following a reasonable request by any Lender made through the Administrative Agent, all documentation and other information such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and
     (l) such other financial and other information as any Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).
     SECTION 7.1.2. Maintenance of Existence; Compliance with Contracts, Laws, etc. The Parent will, and will cause each of its Material Subsidiaries to, preserve and maintain their legal existence (except as otherwise permitted by Section 7.2.10) rights (charter and statutory), franchises, permits, licenses and approvals, perform in all material respects their obligations under leases, documents related thereto and other material agreements to which the Parent, the Borrower or a Material Subsidiary is a party, and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent) of all Taxes, imposed upon the Parent, the Borrower or their Material Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Parent, the Borrower or their Material Subsidiaries, as applicable.
     SECTION 7.1.3. Maintenance of Properties. The Parent will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Parent and its Subsidiaries may be properly conducted at all times, unless the Parent or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Parent or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Sections 7.2.10 or 7.2.11.
     SECTION 7.1.4. Insurance. The Parent will, and will cause each of its Subsidiaries to maintain:
     (a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Parent and its Subsidiaries; and
     (b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.
     Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Collateral Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.
     SECTION 7.1.5. Books and Records. The Parent will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP (or, in the case of the Parent and the Foreign Subsidiaries, GAAP or generally accepted accounting principles applicable in such Person’s jurisdiction) which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals (but, so long as no Default has occurred and is continuing, not to exceed two visits in any Fiscal Year) upon reasonable notice (which, so long as no Default has occurred and is continuing, shall be no less than 48 hours) to the Parent, to visit each Obligor’s offices, to discuss such Obligor’s financial matters with its officers and employees, and its independent public accountants (and the Parent hereby authorizes such independent public accountant to discuss each Obligor’s financial matters with each Secured Party or their representatives when any representative of such Obligor is present; provided that, if a representative of such Obligor is not made available after the required notice has been given, no representative shall be required to be present) and to examine (and photocopy extracts from) any of its books and records. The Parent shall pay any fees of such independent public accountant incurred in connection with any Secured Party’s exercise of its rights pursuant to this Section.
     SECTION 7.1.6. Environmental Law Covenant. The Parent will, and will cause each of its Subsidiaries to,
     (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals,

certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and
     (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints or notices or inquiries from Governmental Authorities, in each case relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.
     SECTION 7.1.7. Use of Proceeds. The Borrower will apply the proceeds of the Loans to pay a portion of the purchase price for the purchase of the Capital Securities of the Target pursuant to the Merger.
     SECTION 7.1.8. Future Guarantors, Security, etc. Subject to Section 7.1.11, the Parent will, and will cause each of its Material Subsidiaries to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents. Subject to the terms, conditions and restrictions set forth in the Intercreditor Agreement, the Parent will cause each of its subsequently acquired or organized Material Subsidiaries to execute a supplement (in form and substance satisfactory to the Administrative Agent) to the applicable Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, subject to the terms, conditions and restrictions set forth in the Intercreditor Agreement, the Parent will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Parent and its Material Subsidiaries (including real and personal property acquired subsequent to the Effective Date). Notwithstanding any other provision of any Loan Document (a) no CFC Subsidiary shall be required to deliver a Guaranty directly or indirectly with respect to the Obligations of any Obligor that is a U.S. Person to the extent that such Foreign Subsidiary would be treated, under Section 956 of the Code, as having an investment in U.S. property, (b) neither the Parent nor any of its Subsidiaries shall be required to (x) pledge more than 65% of the issued and outstanding Voting Securities and 100% of the issued and outstanding non-voting Capital Security of any First-Tier CFC Subsidiary, or (y) pledge any asset or property of any CFC Subsidiary and (c) to the extent the granting of any such Lien or the providing of a Guaranty would result in material stamp taxes, duties, registration or legal costs and expenses to the Parent and its Subsidiaries, the Administrative Agent shall cooperate with the Parent in good faith to minimize the amount of such stamp taxes, duties, registration or legal costs and expenses resulting from the granting of such Lien or the providing of a Guaranty, taking into account the value of the assets to be secured by such Lien. Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and the Parent shall deliver or cause to be delivered to the Administrative

Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. In addition, the Parent agrees that it will notify the Administrative Agent promptly following the date on which the fair market value of the property and assets (real and personal) of the Parent and its Subsidiaries located in Quebec (exclusive of the value of the Capital Securities of the Obligors), determined in the good faith judgment of the Parent, exceeds $250,000 and will execute and deliver or cause their Subsidiaries, if applicable, to execute and deliver collateral documentation in form and substance reasonably satisfactory to the Administrative Agent necessary to perfect a Lien in favor of the Secured Parties on such assets located in Quebec to secure the Obligations.
     SECTION 7.1.9. Rate Protection Agreements. Within 90 days following the Closing Date, the Borrower will enter into interest rate swap, cap, collar or similar arrangements designed to protect the Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Indebtedness outstanding with respect to the Loans and the First Lien Loans for a period of at least two years from the Closing Date, on terms satisfactory to the Administrative Agent.
     SECTION 7.1.10. Maintenance of Ratings. The Parent will use commercially reasonable efforts to cause a (i) “Corporate Rating” by S&P or “Corporate Family Rating” by Moody’s and (ii) senior secured credit rating with respect to the Loans from each of S&P and Moody’s to be available at all times until the Stated Maturity Date for the Loans.
     SECTION 7.1.11. Post-Closing Obligations. The parties hereto agree as follows:
     (a) Liquidation of Barbados Subsidiaries. Within 120 days following the Closing Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Parent shall cause each of Mitel Networks International Limited and Mitel Networks Overseas Limited, each a company organized under the laws of Barbados (i) (x) to be liquidated, wound-up, or dissolved and (y) to transfer or otherwise distribute its assets to one or more Subsidiaries that shall have executed and delivered documents to the Administrative Agent and the Collateral Agent, as applicable, in accordance with Section 7.1.8 or (ii) to become a Subsidiary Guarantor and to execute and deliver documents to the Administrative Agent and the Collateral Agent pursuant to Section 7.1.8.
     (b) Mortgages. To the extent not delivered on the Closing Date pursuant to Section 5.1.17, within 30 days after the Closing Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received counterparts of each Mortgage with respect to the Arizona Property and the Nevada Property, duly executed and delivered by the applicable Obligor, together with evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as necessary to create a valid, perfected first priority Lien against the properties purported to be covered thereby.

     (c) Landlord Consents. The Obligors shall use commercially reasonable efforts to obtain within 90 days after the Closing Date Landlord Consents for each of the leased properties identified in Item 7.1.11(c) of the Disclosure Schedule, it being understood that if the Obligor shall have used commercially reasonable efforts to obtain such Landlord Consents during the entirety such 90-day period but some or all such Landlord Consents shall not have been obtained within such period, the Obligors shall not be required to seek such Landlord Consents after such 90-day period; provided that on each of the 30th, 60th and 90th day following the Closing Date (or, if such day is not a Business Day, the immediately preceding Business Day) the Parent will provide the Administrative Agent with a written update, in reasonable detail, of the progress of the Obligors in obtaining such Landlord Consents.
     (d) Irish Subsidiaries. Within 30 days following the Closing Date, the Parent shall have caused the Irish Subsidiaries to have executed and delivered the Subsidiary Guaranty (or an appropriate supplement thereto), all Security Documents (or appropriate supplements thereto) and all other Loan Documents, legal opinions, Financing Statements and related documents and instruments as such Subsidiaries would have been required to deliver on the Closing Date pursuant to Section 5.1 hereof but for this clause (d) and Section 5.1.11, in each case in form reasonably satisfactory to the Administrative Agent.
     (e) Post-Closing Letter Agreement. Without duplication of any item set forth in clauses (a) through (d) above, the Parent agrees that it will, or will cause the applicable Obligor to, perform the obligations set forth in the Second Lien Post-Closing Letter Agreement within the time limits set forth in such letter agreement.
     Any term or provision hereof or of the Second Lien Post-Closing Letter Agreement to the contrary notwithstanding, the time period applicable to any post-Closing obligation set forth in this Section 7.1.11 or the Second Lien Post-Closing Letter Agreement may be waived or extended by the Administrative Agent, from time to time, in its sole discretion. In the event of any discrepancy between the terms of this Section 7.1.11 and the Second Lien Post-Closing Letter Agreement, the terms of this Section 7.1.11 shall govern.
     SECTION 7.1.12. Obligors. If (i) the aggregate EBITDA of all Subsidiaries that are not Guarantors at the end of any Fiscal Quarter, exceeds 15% of the consolidated EBITDA of the Parent and its Subsidiaries for such period (in each case as set forth in the Compliance Certificates relating to such Fiscal Quarter), (ii) the value of the assets of all Subsidiaries that are not Guarantors exceeds 15% of the value of the consolidated assets of the Parent and its Subsidiaries as at the end of such Fiscal Quarter (in each case as set forth in the financial statements with respect to such Fiscal Quarter or, if not presented in such financial statements, as reasonably determined by the Parent in good faith) or (iii) the aggregate gross revenue of all Subsidiaries that are not Guarantors at the end of any Fiscal Quarter exceeds 15% of the consolidated gross revenue of the Parent and its Subsidiaries for such period (in each case as set forth in the financial statements with respect to such Fiscal Quarter or, if not presented in such financial statements, as reasonably determined by the Parent in good faith), then the Parent shall, subject to Section 7.1.8 hereof, cause one or more Subsidiaries as necessary to become a Guarantor and provide security in compliance with the provisions of Section 7.1.8 so that the aggregate EBITDA, asset value and/or gross revenue, as applicable, of all Subsidiaries that are not Guarantors does not exceed any threshold set forth in this Section 7.1.12.
     SECTION 7.2. Negative Covenants. The Parent covenants and agrees with each Lender and the Administrative Agent that until the Termination Date has occurred:
     SECTION 7.2.1. Business Activities. The Parent will not, and will not permit any of its Subsidiaries to, (a) engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto or (b) change its accounting policies or financial reporting practices from such policies and practices in effect on the Closing Date, including any change to the ending dates with respect to the Parent and its Subsidiaries’ Fiscal Year or Fiscal Quarters, except as may be required by GAAP in effect at the time of such change or by applicable requirements of law.
     SECTION 7.2.2. Indebtedness. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:
     (a) Indebtedness in respect of the Obligations;
     (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;
     (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Effective Date (as such amount has been reduced following the Effective Date);
     (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Parent and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Parent or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;
     (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment, including installation costs and expenditures made for any repairs, alterations, construction, development or improvements performed thereon or added thereto, of the Parent and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Parent or such Subsidiary (provided that such Indebtedness is incurred within 120 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $23,000,000;

     (f) Indebtedness of any Subsidiary owing to the Parent or any other Subsidiary, which Indebtedness
     (i) shall, if payable to (x) the Parent or a Subsidiary Guarantor, be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Collateral Agent pursuant to a Loan Document, and (y) if payable to a Subsidiary that is not a Subsidiary Guarantor, such Subsidiary shall have previously executed and delivered to the Administrative Agent the Interco Subordination Agreement, and in each case such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that, only the amount repaid in part shall be discharged); and
     (ii) if incurred by a Subsidiary that is not a Subsidiary Guarantor owing to the Parent or a Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by the Parent and the Subsidiary Guarantors in Subsidiaries which are not Subsidiary Guarantors under clause (e)(i) of Section 7.2.5), exceed $17,250,000;
     (g) First Lien Loans incurred pursuant to the terms of the First Lien Loan Documents in a principal amount not to exceed the Maximum First Lien Debt Amount (as defined in the Intercreditor Agreement), and Contingent Liabilities of the Subsidiary Guarantors in respect of the First Lien Loans;
     (h) unsecured Indebtedness of a Second Lien Credit Party owing to the Export Development Corporation in an aggregate principal amount not to exceed (when aggregated with the amount of any other Indebtedness of a Second Lien Credit Party owing to the Export Development Corporation set forth on Item 7.2.2(c) of the Disclosure Schedule, as refinanced) $17,250,000;
     (i) unsecured Indebtedness (not evidenced by a note or other instrument) of a Second Lien Credit Party owing to a Subsidiary that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;
     (j) unsecured Subordinated Debt of any Second Lien Credit Party incurred pursuant to the terms of the Subordinated Debt Documents in a principal amount not to exceed $34,500,000, and unsecured Contingent Liabilities of the Subsidiary Guarantors in respect of such Subordinated Debt, but only if such Contingent Liabilities are subordinated to the Obligations on substantially the same terms as the Subordinated Debt of the Second Lien Credit Parties is subordinated to the Obligations and (in each case), refinancings of such Subordinated Debt and Contingent Liabilities which continue to satisfy the terms of the definition of “Subordinated Debt”;
     (k) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Second Lien Credit Parties, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not exceed $23,000,000 at any time;
     (l) other Indebtedness of the Parent and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Parent or Subsidiary Guarantors) in an aggregate amount at any time outstanding not to exceed $23,000,000; and
     (m) Indebtedness owing to Lease Purchasers in respect of recourse obligations of the Parent or one of its Subsidiaries pursuant to Lease Purchase Transactions; provided that the amount of such Indebtedness shall not exceed 17.25% of the sum of (i) the present value of the aggregate payments due or to become due under all Purchased Leases purchased by such Lease Purchasers in the calendar years ended prior to the calendar year in which such determination is being made, and (ii) the aggregate purchase prices of the Purchased Leases purchased by such Lease Purchasers during the then current calendar year;
provided that, no Indebtedness otherwise permitted by clauses (c), (e), (f)(ii), (i), (j), (k) or (l) shall be assumed, created or otherwise incurred if an Event of Default has occurred and is then continuing or would result therefrom.
     SECTION 7.2.3. Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:
     (a) Liens securing payment of the Obligations;
     (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;
     (c) Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2 that is secured as of the date hereof, and refinancings, refundings, renewals of extension thereof or replacements of such secured Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that permitted under clause (c) of Section 7.2.2;
     (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that, (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
     (e) Liens securing Indebtedness permitted by clause (k) of Section 7.2.2; provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

     (f) Liens in favor of carriers, warehousemen, mechanics, materialmen, repairmen, workmen and landlords and statutory liens of banks and rights of set-off granted in the ordinary course of business for amounts not overdue for more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
     (g) Liens incurred or deposits made in the ordinary course of business in connection with Canadian Pension Plans, worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, letters of intent, obligations under credit card processing agreements, government contracts, trade contracts, expropriations, proceedings, performance of return-of-money bonds or other similar obligations (other than for borrowed money);
     (h) judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;
     (i) easements, rights-of-way, restrictions, licenses, restrictive covenants, servitudes, encroachments, and other minor defects or irregularities in title and other similar encumbrances including the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein, not interfering in any material respect with the value or use of the property to which such Lien is attached;
     (j) Liens (i) for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, (ii) in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (k) Liens securing Indebtedness permitted under clause (g) of Section 7.2.2 and subordinated to the Liens securing the Obligations pursuant to the Intercreditor Agreement; and
     (l) Liens securing Indebtedness permitted under clauses (f), (k) and (l) of Section 7.2.2.
     (m) Liens arising from the filing of PPSA or UCC financing statements by lessors under true operating leases against the Parent or any of its Subsidiaries, as lessees, made as precautionary filings in respect of such operating leases;
     (n) Liens relating to licenses of patents, trademarks and other intellectual property rights granted by the Parent or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;
     (o) any Lien given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of any of the Parent or its Subsidiaries and not interfering in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;
     (p) any Lien relating to the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, agreement, franchise, grant or permit of any of the Parent or its Subsidiaries, to terminate any such lease, agreement, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and
     (q) Liens securing the claims of Lease Purchasers in respect of Purchased Leases and the Purchased Leases and telecommunications and related equipment covered by such Purchased Leases, including Liens on proceeds thereof and the related lock-box accounts.
     SECTION 7.2.4. Investments. The Parent will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
     (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;
     (b) Cash Equivalent Investments;
     (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (d) Investments consisting of any deferred portion of the sales price received by any Second Lien Credit Party or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;
     (e) Investments by way of contributions to capital or purchases of Capital Securities (i) by the Parent in any Subsidiaries or by any Subsidiary in other Subsidiaries; provided that, the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section 7.2.2 and Investments under this clause made by Obligors in Subsidiaries that are not Obligors shall not exceed the amount set forth in clause (f)(ii) of Section 7.2.2 at any time, or (ii) by any Subsidiary in the Parent;
     (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

     (g) Investments in Capital Securities constituting Permitted Acquisitions in an amount which, when aggregated with the amount expended under clause (b) of Section 7.2.10, does not exceed $57,500,000 over the term of this Agreement; provided that such Investments shall result in the acquisition of a wholly owned Subsidiary; provided, further, that Investments that do not result in the acquisition of a wholly owned Subsidiary that executes and delivers a Guaranty (or a supplement thereto) and each other Loan Document pursuant to Section 7.1.8 shall not exceed $11,500,000 over the term of this Agreement;
     (h) loans and advances to directors and employees in an aggregate amount not to exceed $5,750,000 at any time outstanding; and
     (i) other Investments in an amount not to exceed $40,250,000 over the term of this Agreement;
     (j) deposits by the Parent or its Subsidiaries in the ordinary course of business consistent with customary practice or its past practices to secure the performance of leases, licenses or contracts;
     (k) Investments under hedging agreements or unsecured hedging agreements in the ordinary course of business and not for speculative purposes; or
     (l) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
provided, that, (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clauses (e)(i), (g), (h) or (i) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.
     SECTION 7.2.5. Restricted Payments, etc. The Parent will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by (a) Subsidiaries to the Obligors, (b) Obligors to other Obligors and (c) Subsidiaries or Obligors to non-Obligors, or (d) the Parent to its shareholders; provided, however, that (i) Restricted Payments pursuant to clause (c) above shall only be permitted if made pursuant to a tax sharing agreement, in form and substance satisfactory to the Administrative Agent and approved by the Administrative Agent in writing prior to any such Restricted Payment being made, and (ii) Restricted Payments pursuant to clause (d) above shall only be permitted if, both before and after giving effect to such Restricted Payment, (x) no Event of Default has occurred and is continuing or would result from the making of such Restricted Payment, and (y) the Leverage Ratio shall be less than 2.90:1.00, determined on a pro forma basis as of the end of the Fiscal Quarter in which such Restricted Payment is proposed to be made.
     SECTION 7.2.6. Capital Expenditures. Subject (in the case of Capitalized Lease Liabilities) to clause (e) of Section 7.2.2, the Parent will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year (including costs and expenditures of the type described in clause (e) of Section 7.2.2 that constitute Capital Expenditures under GAAP) which aggregate in excess of the amount set forth below opposite such Fiscal Year.

Capital
Fiscal Year	Expenditure Amount
2008	$26,450,000
2009	$27,600,000
2010	$28,750,000
2011	$29,900,000
2012	$31,050,000
2013	$32,200,000
2014	$33,350,000
; provided that, to the extent that the amount of Capital Expenditures made by the Parent and its Subsidiaries during any Fiscal Year is less than the aggregate amount permitted (without giving effect to any increase pursuant to this proviso) for such Fiscal Year, then the lesser of (i) such unutilized amount and (ii) 50% of the aggregate amount permitted for such Fiscal Year may be carried forward and utilized by the Parent and its Subsidiaries to make Capital Expenditures in the immediately succeeding Fiscal Year; provided, further, that no amounts once carried forward pursuant to the preceding proviso may be carried forward to any Fiscal Year thereafter.
     SECTION 7.2.7. No Prepayment of Subordinated Debt. The Parent will not, and will not permit any of its Subsidiaries to:
     (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (other than any intercompany Indebtedness owing to an Obligor to the extent incurred in accordance with clause (f) or (i) of Section 7.2.2) (i) other than the stated, scheduled date for payment of interest set forth in the applicable Subordinated Debt Documents, or (ii) which would violate the terms of this Agreement or the applicable Subordinated Debt Documents;
     (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt; or
     (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.
Furthermore, neither the Parent nor any Subsidiary will designate any Indebtedness other than the Obligations under and as defined in the First Lien Credit Agreement and following the “Termination Date” thereunder, the Obligations, as “Designated Senior Debt” (or any analogous term) in any Subordinated Debt Document.
     SECTION 7.2.8. Issuance of Capital Securities. The Parent will not, and will not permit any of its Subsidiaries to, issue any Capital Securities (whether for value or otherwise) to any Person other than, (a) in the case of the Parent, (i) if the Net Equity Proceeds from such issuance are applied to prepay the Loans in accordance with clause (d) of Section 3.1.1, (ii) the issuance of Capital Securities pursuant to or as set forth in the Refinancing Documents and the Transaction Documents, and (iii) the issuance of common stock of the Parent upon the exercise of any warrants or options by a holder thereof pursuant to an employee stock option plan or similar arrangement, in an aggregate amount not to exceed $287,500 in any Fiscal Year, and (b) in the case of its Subsidiaries, to another wholly owned Subsidiary.
     SECTION 7.2.9. Consolidation, Merger; Permitted Acquisitions, etc. The Parent will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except:
     (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, a Second Lien Credit Party or any other Subsidiary (provided that, a Guarantor may only liquidate or dissolve into, or merge with and into, a Second Lien Credit Party or another Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by a Second Lien Credit Party or any other Subsidiary (provided that, the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by a Second Lien Credit Party or another Subsidiary Guarantor); provided, further that, in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and their counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein; and
     (b) the purchase of all or substantially all of the assets of any Person (or any division thereof), or the acquisition of such Person by merger, in each case if (i) such purchase or acquisition constitutes a Permitted Acquisition, and (ii) the amount expended in connection with such transaction, when aggregated with the amount expended under clause (g) of Section 7.2.5, does not exceed the amount set forth in such clause over the term of this Agreement.
     SECTION 7.2.10. Permitted Dispositions. The Parent will not, and will not permit any of its Subsidiaries to, Dispose of any of such Person’s assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:
     (a) inventory or obsolete, damaged, worn out or surplus personal property Disposed of in the ordinary course of its business;
     (b) Purchased Leases or Residual Positions to a Lease Purchaser in the ordinary course of the Parent’s and its Subsidiaries’ business, provided that the consideration received by the applicable Second Lien Credit Party or Subsidiary for such sale consists of no less than 100% in cash and is conducted in an arm’s-length transaction with such Person;
     (c) permitted by Section 7.2.10; or
     (d) (i) for fair market value and the consideration received consists of no less than 80% in cash, (ii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) $17,250,000 over the term of this Agreement and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.
     SECTION 7.2.11. Modification of Certain Agreements. The Parent will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:
     (a) the Subordinated Debt Documents, to the extent any such amendment, supplement, waiver or modification (i) would require a fee payable to the holders of such Subordinated Debt in excess of .125% of the aggregate principal amount of such Subordinated Debt, (ii) accelerates the date of, or increases the amount of, any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (iii) increases the rate of, or accelerates the date for payment of, interest, premium (if any) or fees payable on such Subordinated Debt or (iv) makes the covenants, events of default or remedies in such Subordinated Debt Documents more restrictive on an Obligor or Subsidiary, as the case may be;
     (b) the Convertible Preferred Stock Documents, to the extent any such amendment, supplement, waiver or modification (i) would require a fee to be payable to the holders of such Convertible Preferred Stock, (ii) accelerates the date of, or increases the amount of, any required redemption of such Convertible Preferred Stock, (iii) increases the rate of, or accelerates the date for payment of, dividends, premium (if any) or fees payable on such Convertible Preferred Stock or (iv) makes the covenants, redemption provisions or remedies in such Convertible Preferred Stock Documents more restrictive on the Parent; or
     (c) the Merger Agreement or any exhibit or schedule thereto, in each case to the extent any such amendment, supplement, waiver or modification would be adverse to the Lenders or the Merger in any material respect; or
     (d) the Organic Documents of the Parent or any of its Subsidiaries, if the result would have an adverse effect on the rights or remedies of any Secured Party.
     SECTION 7.2.12. [Intentionally Omitted]
     SECTION 7.2.13. Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services)

with any of its other Affiliates, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to the Parent or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Parent or such Subsidiary with a Person that is not one of its Affiliates; provided, however, that the foregoing restrictions shall not apply to: (i) the payment of reasonable and customary fees to directors of the Obligors who are not employees of the Obligors, (ii) any other transaction with any employee, officer or director of the Obligors pursuant to employee profit sharing and/or benefit plans and compensation and non-competition arrangements in amounts customary for corporations similarly situated to the Obligors and entered into in the ordinary course of business and approved by the board of directors of the applicable Obligor, or (iii) any reimbursement of reasonable out-of-pocket costs incurred by an Affiliate of any Obligor on behalf of or for the account of such Obligor.
     SECTION 7.2.14. Restrictive Agreements, etc. The Parent will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:
     (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, other than any such properties, revenues or assets transferred or otherwise Disposed pursuant to a Disposition permitted hereunder;
     (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or
     (c) the ability of any Subsidiary to make any payments, directly or indirectly, to a Second Lien Credit Party, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.
The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document or in any First Lien Loan Document (subject to the terms of the Intercreditor Agreement); (ii) in the case of clause (a), (A) any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness; (B) any agreements that are customary restrictions on leases, subleases, licenses or permits so long as such restrictions relate to the property subject thereto; (C) any agreements that are customary provisions restricting subletting or assignment of any lease governing a leasehold interest; (D) agreements that are customary provisions restricting assignment or transfer of any contract entered into in the ordinary course of business; (E) any agreement evidencing an asset sale, as to the assets being sold; (F) agreements binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Parent, so long as such agreements were not entered into in contemplation of such Person becoming a Subsidiary of the Parent; (G) any agreements governing any purchase money Liens or obligations under leases which, in accordance with GAAP, should be classified as capitalized leases, in each case otherwise permitted pursuant to this Agreement (in which case, any prohibition or limitation shall only be effective against the property financed thereby; provided that individual agreements governing purchase money Liens or obligations under Capital Lease Liabilities provided by a Person to an Obligor may be cross-collateralized to other such agreements governing purchase money Liens or obligations under Capital Lease Liabilities otherwise permitted pursuant to this Agreement provided by such

Person to an Obligor); and (H) encumbrances or restrictions on the transfer of any property subject to Liens permitted by Section 7.2.3 and (iii) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(ii) of Section 7.2.2.
     SECTION 7.2.15. Convertible Preferred Stock. The Parent will not, and will not permit any of its Subsidiaries to:
     (a) purchase or make any redemption or other Restricted Payment on the Convertible Preferred Stock;
     (b) convert, redeem, retire or purchase any Convertible Preferred Stock, other than a conversion to the common stock of the Parent;
     (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; or
     (d) require any scheduled redemption within eight years following the Closing Date under the Convertible Preferred Stock Documents.
     SECTION 7.2.16. Sale and Leaseback. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person unless, either:
     (a) immediately prior to the entering into of such arrangement, such Person, could, pursuant to Section 7.2.3, create a Lien on property to secure Indebtedness in an amount equal to the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof with respect to such Sale and Leaseback Transaction; or
     (b) such Person applies, within 120 days after the sale or transfer, an amount equal to the fair market value of the property so sold and leased back at the time of entering into such sale and leaseback transaction (as determined by the Board of Directors of the Parent or such Person) to the prepayment of the Loans pursuant to Sections 3.1.1 and 3.1.2.
     SECTION 7.2.17. Leverage Ratio.
     (a) The Parent will not permit the Leverage Ratio for any period ending on the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending	Ratio
January 31, 2009	9.60:1.00
April 30, 2009	8.80:1.00
July 31, 2009	7.30:1.00
October 31, 2009	7.00:1.00
January 31, 2010	6.70:1.00
April 30, 2010	6.50:1.00
July 31, 2010	6.10:1.00
October 31, 2010	5.80:1.00
January 31, 2011	5.40:1.00
April 30, 2011	5.20:1.00
July 31, 2011	4.80:1.00
October 31, 2011	4.50:1.00
January 31, 2012	4.20:1.00
April 30, 2012	3.90:1.00
July 31, 2012	3.60:1.00
October 31, 2012	3.30:1.00
January 31, 2013	2.90:1.00
April 30, 2013 and thereafter	2.60:1.00
     (b) For purposes of determining compliance with the financial covenant set forth in this Section 7.2.17, any equity investment made in any Second Lien Credit Party by the Sponsor after the Closing Date and on or prior to the date financial statements are required to be delivered for a Fiscal Quarter will, at the request of the Parent, be included in the calculation of EBITDA for the purposes of determining compliance with the Leverage Ratio pursuant to this Section 7.2.17 for such Fiscal Quarter (any such equity contribution so included in the calculation of EBITDA, being a “Specified Equity Contribution”); provided, however, that (i) there shall be no more than two Specified Equity Contributions made in a period of four consecutive Fiscal Quarters, (ii) the amount of any Specified Equity Contribution shall be no greater than 100% of the amount required to cause the Parent to be in compliance with the Leverage Ratio pursuant to this Section 7.2.17; and (iii) to the extent EBITDA has been increased for any Fiscal Quarter as a result of a Specified Equity Contribution, EBITDA as so increased for such Fiscal Quarter shall apply for any subsequent determination of the Leverage Ratio pursuant to this Section 7.2.17 which includes such Fiscal Quarter.
ARTICLE VIII
EVENTS OF DEFAULT
     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.
     SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment when due of (i) any principal of any Loan or (ii) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and such default under this clause (ii) shall continue unremedied for a period of three Business Days after such amount was due; or (b) any Guarantor shall default in the payment when due of any payment Obligation under a Guaranty.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.
     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the due performance or observance of any of its obligations under clause (d) of Section 7.1.1 or Section 7.1.7, Section 7.2 or Article X or (b) any Obligor shall default in the due performance or observance of its obligations under any Guaranty or Security Agreement to which it is a party.
     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of (a) 15 days in the case of Section 7.1.1 (other than clause (d) thereof) or (b) 30 days in the case of any other agreement after the earlier to occur, in each case, of (i) notice thereof given to the Parent by the Administrative Agent or any Lender or (ii) the date on which any Obligor has knowledge of such default.
     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Parent or any of its Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $23,000,000 (or the Canadian Dollar Equivalent thereof, if applicable), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity; provided that a default, event or condition described in this Section in respect of the First Lien Loan Documents shall not at any time constitute an Event of Default (other than (i) a default, event or condition set forth in Section 8.1.1 of the First Lien Credit Agreement which shall constitute an Event of Default unless such default, event or condition is not cured or waived within 45 days after the occurrence of such default, event or condition or (ii) the declaration of all or any portion of such Indebtedness to be immediately due and payable which shall constitute an immediate Event of Default).
     SECTION 8.1.6. Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $23,000,000 (or the Canadian Dollar Equivalent thereof, if applicable) (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Parent or any of its Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any U.S. Pension Plan, Canadian Pension Plan or Multiemployer Plan, as the case may be:
     (a) the institution of any steps by the Parent, any member of the Controlled Group or any other Person to terminate a U.S. Pension Plan if, as a result of such termination, the Parent or any such member of the Controlled Group could be required to make a contribution to such U.S. Pension Plan, or could reasonably expect to incur a liability or obligation to such U.S. Pension Plan, in excess of $23,000,000;
     (b) a contribution failure occurs with respect to any U.S. Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;
     (c) the occurrence of any event or events with respect to the Multiemployer Plans which in the aggregate could result in the Parent or any member of the Controlled Group incurring a liability in excess of $23,000,000; or
     (d) any of the following events shall occur with respect to any Canadian Pension Plan or Canadian Welfare Plan: (i) the institution of any steps by the Parent, a Subsidiary or any other Person to terminate any Canadian Pension Plan if, as a result of such termination, the Parent or any of its Subsidiaries is required to make an additional contribution to such Canadian Pension Plan, or could reasonably be expected to incur a liability or obligation to such Canadian Pension Plan, in an amount in excess of $23,000,000, or the Canadian Dollar Equivalent thereof; (ii) a contribution failure occurs with respect to any Canadian Pension Plan in an amount in excess of $23,000,000, or the Canadian Dollar Equivalent thereof; or (iii) the occurrence of any event with respect to any Canadian Pension Plan that results in or would reasonably be likely to result in the incurrence by the Parent or any of its Subsidiaries of any liability, fine or penalty, or any increase in a liability, including without limitation a contingent liability, of the Parent or any of its Subsidiaries in an amount in excess of $23,000,000, or the Canadian Dollar Equivalent thereof, with respect to any Canadian Pension Plan or Canadian Welfare Plan benefit.
     SECTION 8.1.8. Change in Control. Any Change in Control shall occur.
     SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Parent or any of its Subsidiaries shall:
     (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;
     (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;
     (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 45 days; provided that the Parent and its

Subsidiaries hereby expressly authorize each Secured Party to appear in any court conducting any relevant proceeding during such 45-day period to preserve, protect and defend their rights under the Loan Documents;
     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Parent or its Subsidiaries, such case or proceeding shall be consented to or acquiesced in by the Parent or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 45 days undismissed; provided that the Parent and its Subsidiaries hereby expressly authorize each Secured Party to appear in any court conducting any such case or proceeding during such 45-day period to preserve, protect and defend their rights under the Loan Documents; or
     (e) take any action authorizing, or in furtherance of, any of the foregoing.
     SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.
     SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Administrative Agent, and the Lenders in writing, the subordination provisions relating to any Subordinated Debt (the “Subordination Provisions”) shall fail to be enforceable by the Administrative Agent and the Lenders in accordance with the terms thereof, or the monetary Obligations shall fail to constitute “Senior Indebtedness” (or similar term) referring to the Obligations; or the Parent or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.
     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.
     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the

Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with this Section and Section 8.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit any Lender from exercising setoff rights in accordance with Section 4.9.
ARTICLE IX
THE AGENTS
     SECTION 9.1. Actions. (a) Each Lender hereby appoints MSSF as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which such Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document, (including attorneys’ fees), and as to which the Administrative Agent is not reimbursed by the Second Lien Credit Parties; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent’s determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Administrative Agent is hereby authorized and directed to release, or direct the release of, collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.
     (b) Each Secured Party hereby appoints MS&Co as the Collateral Agent under this Agreement and under each Loan Document, and hereby authorizes the Collateral Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges under this

Agreement and each other Loan Document as are specifically authorized to be exercised by the Collateral Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto, in each case subject to the terms and conditions hereof and thereof, as the case may be. The Collateral Agent may execute any of its duties as agent hereunder by or through agents or employees and shall be entitled to retain experts (including legal counsel) and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The relationship between the Collateral Agent, on the one hand, and each of the Secured Parties, on the other, is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for the Secured Parties or impose on the Collateral Agent any obligations other than those for which express provision is made herein or in any other Loan Document. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Collateral Agent, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Collateral Agent in any way relating to or arising out of any Loan Document, (including attorneys’ fees), and as to which the Collateral Agent is not reimbursed by the Parent or the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Collateral Agent’s gross negligence or willful misconduct. The Collateral Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Collateral Agent shall be or become, in the Collateral Agent’s determination, inadequate, the Collateral Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Collateral Agent is hereby authorized and directed to release collateral that is permitted to be Disposed or released pursuant to the terms of the Loan Documents, in which case the Collateral Agent shall execute and deliver all instruments and other documents necessary or advisable (without recourse and without representation or warranty) to release collateral within ten (10) Business Days of the Parents’ request, provided that such instruments or other documents may be held in escrow pending a Disposition.
     SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender, the Parent and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Parent and the Borrower ) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.
     SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.
     SECTION 9.4. Successor. (a) The Administrative Agent may resign as such at any time upon at least 30 days’ prior notice to the Parent and the Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, that if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 11.3 and Section 11.4 shall continue to inure to its benefit.
     SECTION 9.5. Loans by Morgan Stanley. MSSF and shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the

Administrative Agent. MSSF and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent or any of its Subsidiaries or Affiliates as if MSSF were not the Administrative Agent hereunder.
     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Obligors, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.
     SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Parent or the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Parent or the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Parent or the Borrower for distribution to the Lenders by such Administrative Agent in accordance with the terms of the Loan Documents.
     SECTION 9.8. Reliance by Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent and the Collateral Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent or the Collateral Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Parent to the contrary, the Administrative Agent and the Collateral Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.
     SECTION 9.9. Defaults. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent or the Collateral Agent has received a written notice from a Lender or the

Parent specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default, such Administrative Agent or the Collateral Agent shall give prompt notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall (subject to Section 11.1 and the Intercreditor Agreement) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, subject to the terms conditions and restrictions set forth in the Intercreditor Agreement, unless and until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.
ARTICLE X
GUARANTY PROVISIONS
     SECTION 10.1. Parent Guaranty Provisions. The Parent hereby irrevocably guarantees the payment of all Obligations as set forth below.
     SECTION 10.2. Parent Guaranty. The Parent hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations. This guaranty constitutes a guaranty of payment when due and not of collection, and the Parent specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of the Parent hereunder.
     SECTION 10.3. Guaranty Absolute, etc. The Parent’s guaranty herein shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. The Parent guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Parent under this Agreement shall be absolute, unconditional and irrevocable irrespective of
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Parent hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.
     SECTION 10.4. Reinstatement, etc. The Parent agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, all as though such payment had not been made.
     SECTION 10.5. Waiver, etc. The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 10.6. Postponement of Subrogation, etc. The Parent agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Termination Date. Any amount paid to the Parent on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by the Parent (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.7; provided, that (a) if the Parent makes payment to the Secured Parties of all or any part of the Obligations; and (b) the Termination Date has occurred; then at the Parent’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Parent, execute and deliver to the Parent appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Parent of an interest in the Obligations resulting from such payment described in clause (a) above. In furtherance of the foregoing, at all times prior to the Termination Date the Parent shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under any Loan Document to any Secured Party.
ARTICLE XI
MISCELLANEOUS PROVISIONS
     SECTION 11.1. Waivers, Amendments, etc. The provisions of each Loan Document (other than Rate Protection Agreements or the Fee Letter, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Second Lien Credit Parties, as applicable, and the Required Lenders; provided that, no such amendment, modification or waiver shall:
     (a) modify clause (b) of Section 4.7, Section 4.8 (as it relates to sharing of payments) or this Section, in each case, without the consent of all Lenders;
     (b) increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Loans made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender’s Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);
     (c) reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);
     (d) reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;
     (e) except as otherwise expressly provided in a Loan Document, release (i) any Second Lien Credit Party from its Obligations under the Loan Documents or any Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;
     (f) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as an Administrative Agent), unless consented to by the Administrative Agent; or
     (g) modify Section 7.2.16 without the consent of all Lenders.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
     Any term or provision of this Section 11.1 to the contrary notwithstanding, if the Administrative Agent and the Second Lien Credit Parties shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Second Lien Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
     SECTION 11.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to a Second Lien Credit Party, the Administrative Agent, the Collateral Agent or a Lender to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lender, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.
     SECTION 11.3. Payment of Costs and Expenses. The Parent and the Borrower agree to pay on demand all reasonable expenses of the Agents (including the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, U.S. counsel to the Agents, Fasken Martineau DuMoulin LLP, Canadian counsel to the Agents, and of up to one local counsel in each applicable local jurisdiction who may be retained by or on behalf of the Agents); provided that any fees attributable to the Loans shall be paid by the Parent and the Borrower to MSSF and Merrill Lynch, as applicable, in connection with:
     (a) (i) transportation, reproduction, printing, distribution, bank meetings and other reasonable out-of-pocket expenses of the Arrangers associated with the syndication of the Obligations and (ii) due diligence, appraisal, audit, insurance and consultant expenses of the Arrangers;

     (b) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;
     (c) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and
     (d) the preparation and review of the form of any document or instrument relevant to any Loan Document.
     The Parent and the Borrower further agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Loans or the issuance of Notes. The Parent and the Borrower also agree to reimburse the Administrative Agent (in the case of clauses (x) and (y) below) and each other Secured Party (in the case of clause (y) below) upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to the Administrative Agent (and, in the case of clause (y) below, each other Secured Party)) incurred by the Administrative Agent (and, in the case of clause (y) below, each other Secured Party) in connection with (x) the negotiation of any restructuring or “work-out” with the Second Lien Credit Parties, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.
     SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Parent and the Borrower hereby indemnify, exonerate and hold each Agent and Secured Party and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, other than in connection with Taxes, which are governed exclusively by Section 4.6 and 11.11(f) hereof (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:
     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including all Indemnified Liabilities arising in connection with the Transaction;
     (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Second Lien Credit Party as the result of any determination by the Required Lenders pursuant to

Article V not to fund any Loan; provided that, any such action is resolved in favor of such Indemnified Party);
     (c) any investigation by a Governmental Authority, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;
     (d) any investigation by a Governmental Authority, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;
     (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or
     (f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);
except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence, willful misconduct or bad faith. The Obligors shall not be required to reimburse the legal fees and expenses of more than one outside U.S. counsel and one outside Canadian counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnified Parties under this Section 11.4 unless on advice of outside counsel of such Indemnified Parties, representation of all such Indemnified Parties would be inappropriate due to the existence of an actual or potential conflict of interest. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent permitted by applicable law, neither the Parent nor the Borrower shall assert, and the Parent and the Borrower hereby waive, any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document, any Loan or the use of the proceeds thereof.

     SECTION 11.5. Survival. The obligations of the Parent and the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 10.3 and 10.4, and the obligations of the Lenders under Sections 2.6.1 and 9.1, shall in each case survive any assignment from one Lender to another and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.
     SECTION 11.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 11.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.
     SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Parent, the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.
     SECTION 11.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, neither the Parent nor the Borrower may assign or transfer its rights or obligations hereunder without the consent of all Lenders.
     SECTION 11.11. Sale and Transfer of Loans; Participations in Loans; Notes. Each Lender may assign, or sell participations in, its Loans, and Commitments to one or more other Persons in accordance with the terms set forth below.
     (a) Subject to clause (b), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:
     (i) except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or

(B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents;
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitments assigned; and
     (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, the Eligible Assignee shall provide the Parent with administrative details information with respect to such Eligible Assignee and, to the extent the applicable Tax forms are required under Section 4.6 hereof, the applicable tax forms.
     (b) Any assignment proposed pursuant to clause (a) to any Person (other than a Lender or an Approved Fund) shall be subject to the prior written approval of (i) the Administrative Agent (not to be unreasonably withheld), and (ii) so long as no Event of Default has occurred and is continuing on the date such assignment is to become effective, the Parent (not to be unreasonably withheld). If the consent of the Parent to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Parent shall be deemed to have given its consent fifteen days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Parent, unless the consent is expressly refused by the Parent prior to such fifteenth day.
     (c) Subject to acceptance and recording thereof by the applicable Administrative Agent pursuant to clause (d), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 11.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e).

     (d) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.7. The Register shall be available for inspection by the Parent and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent.
     (e) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that, (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Second Lien Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (b), (c), (d) or (f) of Section 11.1 with respect to Obligations participated in by that Participant. Subject to clause (f), the Parent agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender. Each Lender that sells a participation in any Loan to a Participant shall, as agent of the Parent solely for the purpose of this Section 11.11, record in book entries maintained by such Lender the name and the amount of the participation of each participant entitled to receive payments in respect of such participating interests.
     (f) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent. A Participant shall not be entitled to the benefits of Section 4.6 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 4.6 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Parent and the Administrative Agent from and against any Taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Parent, the Borrower or the Administrative Agent as a result of the failure of the Parent, the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Parent, the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.
     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with any Obligor or any of its Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.
     SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE PARENT OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PARENT AND THE BORROWER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH OF THE PARENT AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PARENT OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

     SECTION 11.14. Service of Process, Appointment of Process Agent. THE PARENT HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10016, UNITED STATES, AS ITS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING DESCRIBED IN SECTION 11.13. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH OBLIGOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND SUCH OBLIGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE PARENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2.
     SECTION 11.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, THE PARENT AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH ADMINISTRATIVE AGENT, SUCH LENDER, THE PARENT OR THE BORROWER IN CONNECTION THEREWITH. THE PARENT AND THE BORROWER ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
     SECTION 11.16. No Immunity. To the extent that any Obligor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each of the Obligors hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for purposes of such Act.

     SECTION 11.17. Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or under any other Loan Document in another currency (the “Payment Currency”) into U.S. Dollars or into Canadian Dollars, as the case may be (the “Judgment Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars in New York City or Canadian Dollars in Toronto, at the close of business on the Business Day immediately preceding the day (the “Judgment Conversion Date”) on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase. If there is a change in the applicable rate of exchange between the Judgment Conversion Date and the date of actual payment of the amount due, the Parent and the Borrower shall pay to the applicable Secured Party such additional amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange on the date of payment, will produce the amount of the Payment Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange on the Judgment Conversion Date.
     SECTION 11.18. PATRIOT Act Notification. The following notification is provided to the Second Lien Credit Parties pursuant to Section 326 of the PATRIOT Act:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower’s legal organization documents or other identifying documents.
     SECTION 11.19. Assumption by Target. Immediately upon giving effect to the Merger, the Target hereby assumes and agrees to perform, observe and confirm each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of MergerSub (as successor by merger with and into MergerSub) under this Agreement and each other Loan Document executed and delivered by MergerSub and, by virtue of the foregoing, accepts and assumes all liability of MergerSub (as successor by merger with and into MergerSub) related to any representation or warranty made by MergerSub under or in connection with this Agreement or any such Loan Document and confirms and restates all such representations and warranties
     SECTION 11.20. Intercreditor Agreement. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement on its behalf and to take such action on its behalf under the provisions thereof. Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement and agrees that it shall not take any action that is prohibited by or inconsistent with the terms of the Intercreditor Agreement. Each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor

Agreement. The Liens and security interests securing the Indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate, in the manner and to the extent set forth in Intercreditor Agreement, to the Liens and security interests securing the First Lien Obligations and to the Liens and security interests securing Indebtedness refinancing the First Lien Obligations as permitted by the Intercreditor Agreement; and each holder of the Obligations, by its acceptance hereof, irrevocably agrees to be bound by the terms, conditions and provisions of the Intercreditor Agreement.
     (b) The delivery of any Collateral (as defined in any Loan Document) or any certificates, titles, Instruments, Chattel Paper or Documents evidencing or in connection with such Collateral to the First Lien Collateral Agent under and in accordance with the First Lien Loan Documents, the granting of “control” over Collateral, the execution and delivery of control agreements and/or the assignment of any Collateral (as defined in any Loan Document) to the First Lien Collateral Agent under and in accordance with the First Lien Loan Documents shall constitute compliance by the Obligors with the provisions of this Agreement or any other Loan Document which require delivery, possession, control and/or assignment of certain types of Collateral (as defined in any Loan Document) by the Collateral Agent or delivery of control agreements to the Collateral Agent so long as such First Lien Loan Documents are in full force and effect, the First Lien Termination Date has not occurred, and the Obligors are in compliance with the applicable provisions thereof with respect to such Collateral. From and after the First Lien Termination Date, where this Agreement refers to any provision of the First Lien Credit Agreement or any action or delivery required by such provision, such reference shall be deemed to be a reference to such provision as in effect immediately prior to the First Lien Termination Date except that such action or delivery shall be made to or for the benefit of the Collateral Agent rather than the Collateral Agent and the First Lien Collateral Agent collectively. Capitalized terms used in this clause (b) not otherwise defined in this Agreement shall have the meanings provided in the UCC.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MITEL NETWORKS CORPORATION

By:	/s/ Steven Spooner Name: Steven Spooner
Title: Chief Financial Officer

Address for Notices:

350 Legget Drive,
Kanata, Ontario, K2K 2W7
Attention: Treasurer
Telephone: (613) 592-2122 ext 4451
Fax: (613) 592-7838
Copy to:
Attention: Legal Department
Fax: (613) 592-7802

MITEL US HOLDINGS, INC.

By:	/s/ Steven Spooner Name: Steven Spooner
Title: Authorized Signing Officer

Address for Notices:

350 Legget Drive,
Kanata, Ontario, K2K 2W7
Attention: Treasurer
Telephone: (613) 592-2122 ext 4451
Fax: (613) 592-7838
Copy to:
Attention: Legal Department
Fax: (613) 592-7802
Credit Agreement (Second Lien)

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent and the Lender

By:	/s/ Todd Vannucci

Name: Todd Vannucci Title: Vice President

Address: 1585 Broadway, New York, NY 10036

Facsimile No.:

Attention:

MORGAN STANLEY & CO. INCORPORATED,
as the Collateral Agent

By:	/s/ Todd Vannucci

Name: Todd Vannucci Title: Managing Director

Address: 1585 Broadway, New York, NY 10036

Facsimile No.:

Attention:
Credit Agreement (Second Lien)

MERRILL LYNCH CAPITAL CORPORATION, as Lender

By:	/s/ Arminee Bowler

Name: Arminee Bowler Title: Vice President
Credit Agreement (Second Lien)

SCHEDULE I
DISCLOSURE SCHEDULE TO CREDIT AGREEMENT
ITEM 6.7. Litigation.
ITEM 6.8. Existing Subsidiaries.
ITEM 6.11. Employee Benefit Plans.
ITEM 6.12. Environmental Matters.
ITEM 7.2.2(b) Indebtedness to be Paid.
CREDITOR   OUTSTANDING PRINCIPAL AMOUNT
ITEM 7.2.3(c) Ongoing Indebtedness.
CREDITOR   OUTSTANDING PRINCIPAL AMOUNT
ITEM 7.2.3(c) Ongoing Liens.
ITEM 7.2.5(a) Ongoing Investments.

SCHEDULE I
DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 6.7.
LITIGATION
***

***

***

ITEM 6.8.
EXISTING SUBSIDIARIES
Mitel Networks Corporation:
Tianchi Mitel Telecommunications Corp.
Mitel Networks Asia Pacific Limited
Mitel Networks International Limited
Mitel Comércio e Serviços do Brasil Ltda.
Mitel Networks (Mexico)
Mitel Networks Holdings Limited
Mitel Networks Overseas Limited
Mitel Networks Limited
Mitel Networks Germany GmbH
Mitel Networks SARL
Mitel Networks Italia SRL
Mitel Networks, Inc.
Mitel Financial Services Limited
Mitel Telecom Limited (inactive)
Arsenal Acquisition Corporation
Mitel US Holdings, Inc.
Inter-Tel (Delaware), Incorporated:
Inter-Tel Technologies, Inc.
Inter-Tel Integrated Systems, Inc.
Inter-Tel Business Information Systems, Inc.
Inter-Tel NetSolutions, Inc.
Inter-Tel Leasing, Inc.
Inter-Tel Midwest, Inc.
Inter-Tel, Incorporated — New Jersey
Integrated Telecom Services Corporation
Inter-Tel Europe, Limited
Swan Solutions Limited
Inter-Tel Lake Limited
Lake Communications Limited
Lake Datacomms Limited
Lake Electronics Technologies Limited
Fernway Limited
Winbay Pty Limited
Inter-Tel Canada, Inc.
Access West, Inc.

ITEM 6.11.
PENSION AND WELFARE PLANS
Mitel Networks Corporation and Subsidiaries:
None.
Inter-Tel (Delaware), Incorporated and Subsidiaries:
None.

ITEM 6.12.
ENVIRONMENTAL MATTERS
Item 6.12(b)
Inter-Tel (Delaware), Incorporated and Subsidiaries:
1.	The Company has reserved approximately $130,000 for remediation costs in connection with the Los Olivos property. In or about 1995, the company was involved in the remediation of a property it owned near downtown Phoenix, Arizona. The property had a small hotel, executive office suits, and a service station/car wash, which was leased out. The city widened the street near the station, and leakage was found with the underground tanks. Remediation was ordered and completed by engineers retained by the Company. The state continued to monitor the property for a couple of years after that date by way of obtaining permission from the Company to do so. Since 2001, the Company has heard nothing from the state. The Company sold the subject property in or about 1997, but has reserved $130,000 for any further remediation or expenses against such remediation.
Item 6.12(d)
Mitel Networks Corporation and Subsidiaries:
2.	Leased Premises at 350 Legget Drive, Kanata, Ontario: As a result of the completion of an internally mandated, 3rd party environmental compliance audit, the Corporation is aware of the following unresolved non-compliances: Certificate of Approval (Air) condition not met: lack of equipment manual for diesel generators on site detailing maintenance schedule & procedure, as well as emergency procedures (Corrective Action in Process, Due: 31-Aug-07);

ITEM 7.1.11(c)
LEASED PREMISES REQUIRING LANDLORD CONSENT
Mitel Networks Corporation and Subsidiaries
Lease between Mitel Networks Corporation and Brookstreet Research Park Corporation at 350 Legget Drive, Ottawa, Canada ending March 27, 2011.
Inter-Tel (Delaware), Incorporated and Subsidiaries
Lease between Inter-Tel Incorporated — New Jersey and 120 Market Street at 124 Market Street, Kenilworth, NJ 07033 2026 ending June 30, 2009.
Lease between Inter-Tel Technologies, Inc. and W9/LWS Real Estate Limited Partners at 1000 Holcomb Woods Pkwy, Bldg 300, Suite 342, Roswell, GA 30076 ending January 30, 2011.
Lease between Inter-Tel Technologies, Inc. and Blue Horse Holding at 1193 Newport Center Dr. West, Deerfield Beach, FL 33442 ending March 31, 2010.
Lease between Inter-Tel Technologies, Inc. and Cramer Creek Corp Center, Ltd. at 270 Cramer Creek Court, Dublin, OH 43017 ending November 8, 2011.
Lease between Inter-Tel Technologies, Inc. and Weingarten Realty Investors at 1140 West Loop North, HOU, TX 77008 ending July 31, 2011.
Lease between Inter-Tel Technologies, Inc. and Liberty Properties LP at 8010 Woodland Center Blvd. Suite 120, Tampa, FL 33614 ending March 31, 2012.
Lease between Inter-Tel Technologies, Inc. and Equitable DFW II H, L.P. at 2304 Tarpley Road, Suite 110, Carrollton, TX 75006 ending August 31, 2007.
Lease between Inter-Tel Technologies, Inc. and G & D #1 at 3809 S. Western Ave, Sioux Falls, SD 57105 ending May 31, 2010.
Lease between Inter-Tel Technologies, Inc. and PS Business Parks at 6600 Virginia Manor Rd., Beltsville, MD 20705 ending December 31, 2007.
Lease between Inter-Tel Technologies, Inc. and Opus Real Estate Arizona VI, LLC at 4310 E. Cottton Center Blvd., Building A, Suite 100, Phoenix, AZ 85040 ending June 30, 2008.
Lease between Inter-Tel Technologies, Inc. and The Plymouth Woods at 523 Plymouth Rd., Plymouth Meeting, PA 19462 ending April 30, 2012.
Lease between Inter-Tel (Delaware), Incorporated and Mary L. Macchiaroli at 1615 South 52nd Street, Tempe, Arizona 85281 ending April 30, 2008.

Lease between Inter-Tel Integrated Systems, Inc. and CLFP-Geneva Industrial, L.P. at 1016 West Geneva Drive, Tempe, AZ ending March 31, 2008.
Lease between Inter-Tel Integrated Systems, Inc. and Phoenix Investors #5 LP at 7300 W. Boston, Chandler, AZ 85226 ending April 30, 2008.
Lease between Inter-Tel Europe, Limited and Barwood Developments Ltd. at Number 3, Grange Park Court, Roman Way, Northampton, Northamptonshire NN4 5EA ending May 3, 2018.
Lease between Inter-Tel Europe, Limited and Arlington (Kettering) Limited at 2260 Kettering Parkway, Kettering, Northamptonshire, England, NN156XR ending February 28, 2012.
Lease between Inter-Tel Lake Limited and Lake Holdings Limited at Beech House, Greenhill Road, Tallaght, Dublin 24, Ireland ending November 27, 2009.

ITEM 7.2.2(b)
INDEBTEDNESS TO BE REPAID
Mitel Networks Corporation and Subsidiaries:
1.	All outstanding amounts in connection with the senior secured convertible notes dated as of April 27, 2005 issued by Mitel Networks Corporation to certain note purchasers (the “Note Purchasers”). The Note Purchasers are represented by a collateral agent (the “Collateral Agent”, then Highbridge International LLC and now BNY Trust Company of Canada).
Inter-Tel (Delaware), Incorporated and Subsidiaries:
     None.

ITEM 7.2.2(c)
EXISTING INDEBTEDNESS
Mitel Networks Corporation and Subsidiaries:
1.	On April 27, 2005, Mitel Networks Corporation (“MNC”) terminated a certain amended and restated credit agreement, dated as of April 21, 2004 (the “BMO Facility”), between MNC as borrower and the lenders from time to time party thereto (the “Lenders”) and Bank of Montreal (“BMO”), as the administrative agent for itself and the Lenders, pursuant to a payout letter dated the date thereof (the “Payout Letter”). MNC remained indebted to the Agent and the Lenders under certain letters of credit and cash management arrangements and other lines of credit described in the Payout Letter (collectively, the “Outstanding Obligations”). Pursuant to the cash collateral security agreement dated April 27, 2005, between MNC and BMO (the “Cash Collateral Security Agreement”) the Outstanding Obligations, in the amount of USD$300,000, are secured by certain personal property as set forth therein. The total amount of the Outstanding Obligations under the BMO Facility does not exceed $300,000.

2.	Bond and letters of credit facility with Barclays Mercantile Business Finance Limited at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG, United Kingdom in an aggregate amount which does not exceed USD $900,000.
Inter-Tel (Delaware), Incorporated and Subsidiaries:
3.	On March 4, 2005, Inter-Tel Lake Limited (“Inter-Tel Limited”), a wholly-owned direct subsidiary of Inter-Tel, completed its acquisition of Lake Communications Limited (“Lake Communications”) and certain affiliated entities. In connection with the acquisition of Lake Communications, Inter-Tel guaranteed certain obligations of Lake Communications entities, including a contingent grant liability of *** under certain Grant Agreements between Enterprise Ireland and Lake Datacomms Limited, a wholly-owned subsidiary of Lake Communications. That grant liability was subsequently replaced with a smaller guarantee in an amount which as of the Closing Date does not exceed of *** .

4.	***

5.	Indebtedness in connection with certain guarantees granted under real estate leases pursuant to which Inter-Tel (Delaware), Incorporated or one of its Subsidiaries is a lessee under such lease.

6.	Indebtedness in favour of Wells Fargo Equipment Finance, Inc. as registered on February 10, 2005 as U.C.C. File No. 50466699.

7.	Indebtedness in favour of Roy Foss Motors Ltd. and as registered under certain personal property registries, including but not limited to PPSA (Ontario) File No. 615734667.

8.	Indebtedness in favour of Hewlett-Packard Financial Services Canada Company in connection with certain equipment and other pursuant to Master Lease Agreement No. GA10338 and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File Nos. 634843458, 630192744, 627728886, 625654674, 624699945, 622412523, 620047467, 617458032, 614618217, 613695483, 612046467.

9.	Indebtedness in favour of Dell Financial Services Canada Ltd. in connection with certain equipment and other pursuant to Master Lease Agreement No. 138484 and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File No. 609864651.

10.	Indebtedness in favour of National Leasing Group Inc. in connection with photocopiers pursuant to Lease No. 2200001 and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File No. 891638748.

11.	Indebtedness in favour of GE Capital Vehicle and Equipment Leasing Inc. in connection with fleet #5497 lease and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File No. 871569792.

12.	Indebtedness in connection with certain office furniture financed by Barclays Mercantile Business Finance Limited at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG .

13.	Indebtedness granted by Inter-Tel, Incorporated (as predecessor to Inter-Tel (Delaware), Inc.) in favour of Associates Commercial Corporation as secured party in connection with certain collateral described therein, including 1 Advance Sweeper Model 2800C SN 1406173.

14.	Indebtedness granted by Inter-Tel, Incorporated (as predecessor to Inter-Tel (Delaware), Inc.) in favour of Dell Financial Services, LP, as described in File No. 200513701585.

ITEM 7.2.3(c)
LIENS FOR INDEBTEDNESS DISCLOSED
ON ITEM 7.2.2(c) OF THE DISCLOSURE SCHEDULE
Mitel Networks Corporation and Subsidiaries:
1.	Lien(s) granted by Mitel Networks Corporation (“MNC”) in favour of Bank of Montreal (“BMO”) in connection with the cash collateral security agreement dated April 27, 2005, between MNC and BMO (the “Cash Collateral Security Agreement”).

2.	Lien granted by Mitel Networks, Inc. in favour of Wells Fargo Equipment Finance, Inc. as registered on February 10, 2005 as U.C.C. File No. 50466699.

3.	Lien granted in favour of Barclays Mercantile Business Finance Limited at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG [UK?] in connection with bond and letters of credit facility.

4.	Liens granted by Mitel Networks Corporation in favour of Roy Foss Motors Ltd. and as registered under certain personal property registries, including but not limited to PPSA (Ontario) File No. 615734667.

5.	Liens granted by Mitel Networks Limited and Mitel Networks Corporation in favour of Hewlett-Packard Financial Services Canada Company in connection with certain equipment and other pursuant to Master Lease Agreement No. GA10338 and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File Nos. 634843458, 630192744, 627728886, 625654674, 624699945, 622412523, 620047467, 617458032, 614618217, 613695483, 612046467.

6.	Liens granted by Mitel Networks Corporation in favour of Dell Financial Services Canada Ltd. in connection with certain equipment and other pursuant to Master Lease Agreement No. 138484 and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File No. 609864651.

7.	Liens granted by Mitel Networks Corporation in favour of National Leasing Group Inc. in connection with photocopiers pursuant to Lease No. 2200001 and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File No. 891638748.

8.	Liens granted by Mitel Networks Corporation in favour of GE Capital Vehicle and Equipment Leasing Inc. in connection with fleet #5497 lease and as registered under certain personal property registries, including but not limited to: PPSA (Ontario) File No. 871569792.

9.	Liens granted by Mitel Networks Limited in connection with certain office furniture financed by Barclays Mercantile Business Finance Limited at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG .

Inter-Tel (Delaware), Incorporated and Subsidiaries:
10.	Liens granted in connection with Inter-Tel (Delaware) Incorporated’s guarantee of certain obligations of Lake Communications Limited (“Lake Communications”) entities pursuant to agreements in connection with Inter-Tel Lake Limited’s acquisition of Lake Communications and certain affiliated entities on or about March 4, 2005. The grant of liability of *** under certain Grant Agreements between Enterprise Ireland and Lake Datacomms Limited, a wholly-owned subsidiary of Lake Communications, was subsequently replaced with a smaller guarantee in an amount which as of the Closing Date does not exceed ***.

11.	Liens granted by Inter-Tel Leasing Inc. and/or Inter-Tel, Incorporated (as predecessor to Inter-Tel (Delaware), Inc.) in connection with certain letter agreements (collectively the “Letter Agreements” and each a “Letter Agreement), each Letter Agreement being between Inter-Tel Leasing Inc. and each of: (a) Citicorp Leasing, Inc. dated as of August 20, 1997; (b) BAL Global Finance, LLC (formerly known as Fleet Business Credit, LLC, “BAL”) and Banc of America Leasing and Capital, LLC (“Banc”) dated as of December 14, 1992, as amended; (c) BAL (and/or Fleet Business Credit, LLC) and Banc dated as of June 15, 1995, as amended; (d) De Lage Landen Financial Services, dated as of December 20, 2001; and (e) Charter One Vendor Finance, LLC . The security granted in connection with the Letter Agreements relates to the sale of certain rights to payments under the equipment leases which subject to the Letter Agreements.

12.	Lien granted by Inter-Tel, Incorporated (as predecessor to Inter-Tel (Delaware), Inc.) in favour of Associates Commercial Corporation as secured party in connection with certain collateral described therein, including 1 Advance Sweeper Model 2800C SN 1406173.

13.	Lien granted by Inter-Tel, Incorporated (as predecessor to Inter-Tel (Delaware), Inc.) in favour of Dell Financial Services, LP, as described in File No. 200513701585.

ITEM 7.2.5(a)
INVESTMENTS
Mitel Networks Corporation and Subsidiaries:
1.	On April 25, 2006, the Mitel Networks Corporation (the “Corporation”) entered into an agreement with Natural Convergence Inc. (“NCI”) to purchase prepaid software licenses worth $1.2 million, payable in four equal installments over the course of the 2007 Fiscal Year. The Corporation had the option to instead invest any of its four installments in prepaid licenses in secured convertible debentures which were (a) repayable to debenture holders (plus a credit fee of 25% per annum of any outstanding principal) on the earlier of December 31, 2006, or on the occurrence of certain events, or (b) automatically convertible into preferred shares of NCI upon the closing of a qualifying financing of no less that $6.0 million. The convertible debentures were also issued with warrants to acquire a number of common shares of NCI equal to the dollar amount of the investment divided by $1.00, at an exercise price per common share of C$0.0001. In May 2006, the Corporation purchased $0.3 million in pre-paid software licenses under the agreement. In August 2006, November 2006 and February 2006, the Corporation exercised its option to invest its second, third and fourth installment payments in convertible debentures totaling $0.9 million. Since NCI had completed a qualifying financing of $10.0 million in November 2006, the Corporation’s entire $0.9 million balance of debentures and $0.1 million of accrued interest was automatically converted into NCI Class C Preferred Shares at a 5% discount in accordance with terms of the agreement. Following the conversion, and upon exercising its warrants, the Corporation received 8,467,523 Class C Preferred Shares and acquired 600,000 common shares. At April 30, 2007, the Corporation had a combined ownership of 5.6% in NCI but did not exert significant influence over NCI. Accordingly, the $1.0 million investment recorded on the balance sheet at April 30, 2007 has been accounted for using the cost method.

2.	In a joint venture, Mitel Networks Corporation owns 50% of securities of Tianchi Mitel Telecommunications Corp. (China).
Inter-Tel (Delaware), Incorporated and Subsidiaries:
None.

SCHEDULE II
PERCENTAGES;
LIBOR OFFICE;
DOMESTIC OFFICE

NAME AND NOTICE ADDRESS			LOAN
OF LENDER	LIBOR OFFICE	DOMESTIC OFFICE	COMMITMENT PERCENTAGE
Morgan Stanley Senior Funding, Inc., as Administrative Agent and Lender One Pierrepont Plaza, 7th Floor Brooklyn, NY 11201 Attn: Xiao Wu Tel: 718-754-718 Fax: 212-507-6680 Xiao.wu@morganstanley.com msagency@morganstanley.com	Same	Same	$97,500,000

Merrill Lynch Capital Corporation, as Lender 4 World Financial Center (22nd Floor) New York, NY 10080 Attn: Gillian Price / Joseph Battista Tel: 212-449-7839 / 1035 Fax: 212-449-9435 /9435 Gillian_Price@ml.com / Joseph_Battista@ml.com	Same	Same	$32,500,000

EXHIBIT A
FORM OF
NOTE
$                          , 20
     FOR VALUE RECEIVED, Mitel US Holdings, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Stated Maturity Date the principal sum of                      U.S. DOLLARS ($                    ) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to the Second Lien Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Mitel Networks Corporation (the “Parent”), the various financial institutions and other Persons (including any Assignee Lenders, the “Lenders”) from time to time parties thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent, Morgan Stanley & Co. Incorporated (“MS&Co”), as the Collateral Agent, MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as the Co-Syndication Agents, and MSSF and Merrill Lynch, as the Arrangers. Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until the Stated Maturity Date (whether by acceleration or otherwise) and, after the Stated Maturity Date, until paid, at the rates per annum and on the dates specified in, and in accordance with, the terms of the Credit Agreement.
     Payments of both principal and interest are to be made in U.S. Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.
     This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

MITEL US HOLDINGS, INC.
By:

Title:

LOANS AND PRINCIPAL PAYMENTS

	Amount of			Amount of Principal		Unpaid Principal
	Loan Made			Repaid		Balance
	Alternate	LIBO	Interest	Alternate	LIBO	Alternate	LIBO		Notation
Date	Base Rate	Rate	Period	Base Rate	Rate	Base Rate	Rate	Total	Made By

EXHIBIT B
FORM OF
BORROWING REQUEST
Morgan Stanley Senior Funding, Inc.
as Administrative Agent
1585 Broadway
New York, New York 10036
Attention:
MITEL US HOLDINGS, INC.
Ladies and Gentlemen:
     This Borrowing Request is delivered to you pursuant to Section 2.2 of the Second Lien Credit Agreement, dated as of August 13, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among MITEL US HOLDINGS, INC., a Delaware corporation (the “Borrower”), MITEL NETWORKS CORPORATION, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons (such capitalized term and all other capitalized terms used in this preamble and the recitals set forth below shall, unless otherwise defined therein, have the meanings set forth in Section 1.1 therein) from time to time parties hereto (together with any Assignee Lenders, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), MORGAN STANLEY & CO. INCORPORATED (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and MSSF and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”), as co-syndication agents (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”). Terms used in this Borrowing Request, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     [The Borrower hereby requests that a Loan be made in the aggregate principal amount of $                     on                                          ,                      as an [Alternate Base Rate Loan] [LIBO Rate Loan having an Interest Period of                      months]].
     The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, on the date of the making of such Loans, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified as true and correct in all material respects at the date of such Borrowing as if then made.
     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to	Person to be Paid		Name, Address, etc.
be Transferred	Name	Account No.	of Transferee Lender
$

Attention:

$

Attention:

$

Attention:

Balance of such proceeds	Borrower

Attention:

     IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this ___ day of                     ,                     .

MITEL US HOLDINGS, INC.
By
Title:

EXHIBIT C
FORM OF
LOAN CONTINUATION/CONVERSION NOTICE
[                                                ,                     ]
Morgan Stanley Senior Funding, Inc.,
 as Administrative Agent
1585 Broadway
New York, NY 10036
Attention:
MITEL US HOLDINGS, INC.[, AND MITEL NETWORKS CORPORATION]
Ladies and Gentlemen:
     This Continuation/Conversion Notice is delivered to you pursuant to Section 2.3 of the Second Lien Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel US Holdings, Inc. (the “Borrower”), Mitel Networks Corporation (the “Parent”), the various financial institutions and other Persons (including Assignee Lenders, the “Lenders”) from time to time parties thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent, Morgan Stanley & Co. Incorporated (“MS&Co”), as the Collateral Agent, MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as the Co-Syndication Agents, and MSSF and Merrill Lynch, as the Arrangers. Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower hereby requests that on ___, ___,
     (1) $___ of the presently outstanding principal amount of the [Loans] originally made on ___, ___, presently being maintained as [Alternate Base Rate Loans][LIBO Rate Loans],
     (2) be [converted into] [continued as],
     (3) [LIBO Rate Loans having an Interest Period of [1][2][3][6] months] [Alternate Base Rate Loans].
      The Borrower hereby:
     (a) certifies and warrants that no Default has occurred and is continuing; and
     (b) agrees that if prior to the time of the [continuation] [conversion] requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent.
Loan Continuation/Conversion Notice (Second Lien)

Except to the extent, if any, that prior to the time of the [continuation] [conversion] requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such [continuation] [conversion] as if then made.
Loan Continuation/Conversion Notice (Second Lien)

     IN WITNESS WHEREOF, the Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ____________, ___.

[MITEL US HOLDINGS, INC.]
By:
Title:

Loan Continuation/Conversion Notice (Second Lien)

EXHIBIT D
FORM OF
LENDER ASSIGNMENT AGREEMENT
(Second Lien Credit Agreement)
          This Lender Assignment Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent, as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor or the applicable Administrative Agent.

1.	Assignor:

2.	Assignee:	[and is an [existing Lender][Affiliate of an existing Lender][Approved Fund]][1]

3.	Administrative Agent:
Morgan Stanley Senior Funding, Inc., as Administrative Agent under the Credit Agreement.

4.	Credit Agreement:	The Second Lien Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel US Holdings, Inc. (the “Borrower”), Mitel Networks Corporation (the “Parent”), the various financial institutions and other Persons (including Assignee Lenders, the “Lenders”) from time to time parties thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent, Morgan Stanley & Co. Incorporated (“MS&Co”), as the Collateral Agent, MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as the Co-

[1]	Select as applicable.
Lender Assignment Agreement (Second Lien)

Syndication Agents, and MSSF and Merrill Lynch, as the Arrangers.

5.	Assigned Interest:

TERM LOAN:

Aggregate Amount of Loans		Percentage Assigned of
for all Term Loan Lenders	Amount of Term Loans Assigned	Term Loans[2]
$	$	%
Effective Date:                                          , 20                     (the “Effective Date”) [TO B E INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Term Loan Lenders thereunder.
Lender Assignment Agreement (Second Lien)

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Accepted and Acknowledged
this                      day of                     ,                     :
[MORGAN STANLEY SENIOR FUNDING, INC.
   as Administrative Agent [and as Issuer]]

By

Title:

[[ISSUER],
as Issuer

By:

Name:
Title: ][3]

[3]	If required.
Lender Assignment Agreement (Second Lien)

[Accepted and Acknowledged
this day of , :

MITEL NETWORKS CORPORATION

By:

Name:
Title:][4]

[4]	If required.
Lender Assignment Agreement (Second Lien)

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any collateral thereunder, (iii) the financial condition of the Borrower, any of its respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its respective Subsidiaries or Affiliates or any other Person of any of its respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (other than any requirement that it be approved by the applicable Administrative Agent, an Issuer or the Borrower), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Section 5.1.6 or 7.1.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if necessary, attached hereto is any documentation required to be delivered by it pursuant to Section 4.6 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (and, specifically, as a Lender of the Loans for which it is taking an assignment hereunder).
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the
Lender Assignment Agreement (Second Lien)

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. Consent. Notwithstanding any other provisions hereof, to the extent the approvals or consents of or notice to the Borrower, the Administrative Agent and/or any Issuer are required for the Assignee to be an “Eligible Assignee” or under Section 11.10 of the Credit Agreement, the assignment and delegation contemplated in this Assignment shall not be effective unless such approvals, consents or notices shall have been obtained and in any event no such assignment and delegation shall be effective unless and until such assignment has been recorded in the Register by the Administrative Agent.
          4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.
Lender Assignment Agreement (Second Lien)

EXHIBIT E
FORM OF
COMPLIANCE CERTIFICATE
(Second Lien Credit Agreement)
MITEL NETWORKS CORPORATION
     This Compliance Certificate (this “Certificate”) is delivered by Mitel Networks Corporation (the “Parent”), a company organized under the laws of Canada pursuant to clause (c) of Section 7.1.1 of that certain Second Lien Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel US Holdings, Inc., a Delaware corporation (the “Borrower”), Mitel Networks Corporation, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons from time to time parties thereto (together with any Assignee Lenders, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Morgan Stanley & Co. Incorporated (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as co-syndication agents (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”). Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     This Certificate relates to the                     [Fiscal Quarter] [Fiscal Year], commencing on                     ,                      and ending on                     ,                       (such latter date being the “Computation Date”).
     The undersigned is duly authorized to execute and deliver this Certificate on behalf of the Parent. By executing this Certificate each of the undersigned hereby certifies to the Administrative Agents and Lenders that as of the Computation Date:
     (a) Attached hereto as Annex I
     [are the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the Fiscal Quarter ended [                    ] and the consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such
Compliance Certificate (Second Lien)

Fiscal Quarter, including, in each case,1 in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Parent (subject to normal year-end audit adjustments)]2
     [are copies of the consolidated balance sheets of the Parent and its Subsidiaries, and the related consolidated statements of income and cash flow of the Parent and its Subsidiaries, for the Fiscal Year ended [                    ], setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by [                    ], an independent public accountant acceptable to the Administrative Agents, which shall includes a calculation of the Leverage Ratio and states that, in performing the examination necessary to deliver the audited consolidated financial statements of the Parent, no knowledge was obtained of any Event of Default (such certificate may be limited to accounting matters and disclaim responsibility for legal interpretation.]3
     (b) The financial statements delivered with this Certificate in accordance with clauses (a) or (b) of Section 7.1.1 of the Credit Agreement fairly present in all material respects the financial condition of the Parent and its Subsidiaries (subject to the absence of footnotes and to normal year-end adjustments in the case of unaudited financial statements).
     (c) Any other information presented in connection with this Certificate (including the Attachments hereto) is correct and complete in all material respects.
     (d) The Leverage Ratio on the Computation Date was [                    :1], as computed on Attachment 2 hereto.
     (e) The aggregate amount of Capital Expenditures made by the Parent and its Subsidiaries pursuant to Section 7.2.6 of the Credit Agreement during the 20                     Fiscal Year was $                    , as computed on Attachment 3 hereto. The maximum aggregate amount of Capital Expenditures permitted during the 20                     Fiscal Year, pursuant to Section 7.2.6 of the Credit Agreement is $                     and, accordingly, the terms of such clause [have] [have not] been complied with to the extent that the amount of Capital Expenditures made by the Parent and its Subsidiaries during any Fiscal Year is less than the aggregate amount permitted (without giving effect to any increase pursuant to this proviso) for such Fiscal Year, then the lesser of (i) such unutilized amount and (ii) 50% of the aggregate amount permitted for such Fiscal Year may be carried forward and utilized by the Parent and its Subsidiaries to make Capital Expenditures in the immediately succeeding Fiscal Year; provided, further, that no amounts once carried forward pursuant to the preceding proviso may be carried forward to any Fiscal Year thereafter..

[1]	EXCEPT WITH RESPECT TO FISCAL YEAR 2007 AND ANY FISCAL QUARTER THEREOF.

[2]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES.

[3]	INCLUDE FOR ANNUAL FINANCIAL DELIVERABLES.
Compliance Certificate (Second Lien)

     (f) No Default or Event of Default has occurred and is continuing, except as set forth on Attachment 4 hereto, which includes a description of the nature and period of existence of such Default or Event of Default and what action the Parent, the Borrower or any other Obligor has taken, is taking and proposes to take with respect thereto.
     (g) [Excess Cash Flow, as demonstrated by the calculation on Attachment 5 hereto, for the Fiscal Year ending                      equals $                    .]4
     (h) Except as set forth on Attachment 6 hereto, subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to clause (c) of Section 7.1.1 of the Credit Agreement, no Obligor has formed or acquired any new Subsidiary.

[4]	INCLUDE FOR ANNUAL FINANCIAL DELIVERABLES.
Compliance Certificate (Second Lien)

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its chief financial or accounting Authorized Officer as of the date first above written.

MITEL NETWORKS CORPORATION
By:
Name:
Title:

Compliance Certificate (Second Lien)

Attachment 1
(to __/__/__ Compliance
Certificate)
CONSOLIDATED EBITDA
1. Consolidated EBITDA for the four consecutive Fiscal Quarters ending on the Computation Date (the “Computation Period”):

(a)	Net Income for the Computation Period:

	(i) the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Parent and its Subsidiaries for the Computation Period in accordance with GAAP.	$

	(ii) Extraordinary gains otherwise included in such Net Income during the Computation Period.	$

	(iii) Extraordinary losses otherwise included in such Net Income during the Computation Period.	$

	(iv) Net Income: Item 1(a)(i) minus the sum of Item 1(a)(ii) and Item 1(a)(iii).	$

Plus:

(b)	In each case to the extent deducted in the calculation of Net Income set forth above, but without duplication (and all determined in accordance with GAAP):

	(i) income tax expense.	$

	(ii) interest expense.	$

	(iii) amounts attributable to the depreciation and amortization of assets.	$

	(iv) extraordinary or unusual cash charges that are non-recurring.	$

	(v) non-cash charges.	$

	(vi) with respect to Consolidated EBITDA for the Parent, amounts attributable to restructuring costs.	$
Compliance Certificate (Second Lien)

(vii) settlement payments arising from the Parent’s litigation settlement with Avaya Inc.	$

(viii) estimated costs and expenses incurred in connection with the Transaction.	$

(ix) the sum of Item 1(b)(i) through Item 1(b)(viii).	$

2. Consolidated EBITDA (Item 1(a)(iv) plus Item 1(b)(ix))	$

Compliance Certificate (Second Lien)

Attachment 2
(to __/__/__ Compliance
Certificate)
LEVERAGE RATIO
for the Fiscal Quarter
ending on                     ,
1. The Leverage Ratio for the Parent and its Subsidiaries as of the Computation Date equals:
(a) Consolidated Total Debt outstanding as of the Computation Date (in each case below, exclusive of intercompany Indebtedness between the Parent and its Subsidiaries) determined on a pro forma basis as of the Computation Date:

(i) the outstanding principal amount of all obligations for borrowed money or advances and all obligations evidenced by bonds, debentures, notes or similar instruments (which in the case of the Loans outstanding shall be deemed to equal the average daily amount of the Loans outstanding for the Fiscal Quarter ending on or immediately preceding the Computation Date).	$

(ii) the outstanding principal amount of all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of Parent and its Subsidiaries (which in the case of Letter of Credit Outstandings shall (A) exclude the aggregate amount which is undrawn and available under all issued and outstanding Canadian Letters of Credit and U.S. Letters of Credit and (B) be deemed to equal the average daily amount of Letter of Credit Outstandings for the Fiscal Quarter ending on or immediately preceding the Computation Date).	$

(iii) the outstanding principal amount of all Capitalized Lease Liabilities.	$

(iv) all Contingent Liabilities in respect of Item 1(a)(i) through Item 1(a)(iii).	$

(b) The sum of Item 1(a)(i) through Item 1(a)(iv).	$

(c) To the extent (but only to the extent) in excess of the amount permitted in clause (m) of Section 7.2.2, the amount of all such Indebtedness of the type described in such clause (m).	$
Compliance Certificate (Second Lien)

(d) The sum (without duplication) of Item (b) plus Item (c)	$

(e) Consolidated cash on hand of the Parent and its Subsidiaries.	$

(f) Consolidated Total Debt (Item (d) minus Item (e)).	$

(g) Consolidated EBITDA (as calculated in Attachment 1 hereto)[5]	$

2. Leverage Ratio (the ratio of Item 1(f) to Item 1(g))

[5]	provided that, for each four Fiscal Quarter period ending on the last day of the Fiscal Quarter set forth in the table below, Consolidated EBITDA shall be increased by the amount set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending	Amount
October 31, 2007	$32,900,000
January 31, 2008	$32,500,000
April 30, 2008	$29,600,000
July 31, 2008	$23,200,000
October 31, 2008	$16,300,000
January 31,2009	$9,000,000
Compliance Certificate (Second Lien)

Attachment 3
(to __/__/__ Compliance
Certificate)
CAPITAL EXPENDITURES

1. Capital Expenditures: for the Fiscal Year ended [ ]

(a) all expenditures of the Parent and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets made during such Fiscal Year which, in accordance with GAAP, would be classified as capital expenditures; and	$

(b) Capitalized Lease Liabilities[6] incurred by the Parent and its Subsidiaries during such Fiscal Year;	$

2. Capital Expenditures: The sum of Item 1(a) and 1(b).	$

[6]	Capitalized Lease Liabilities means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.
Compliance Certificate (Second Lien)

Attachment 4
(to __/__/__ Compliance
Certificate)
CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
EVENT OF DEFAULT
[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action the Parent, the Borrower or any other Obligor has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]
Compliance Certificate (Second Lien)

Attachment 5
(to __/__/__ Compliance
Certificate)
EXCESS CASH FLOW

1. Excess Cash Flow is calculated for the Parent and its Subsidiaries for the Fiscal Year ended [ ], and is defined as follows:

(a) Consolidated EBITDA (as calculated in Attachment 1 hereto (for the Fiscal Year ended [ ]));	$

(b) the sum, without duplication, of:

(i) Interest Expense actually paid in cash;	$

(ii) scheduled principal repayments, to the extent
actually made, of Term Loans pursuant to clause (c) of
Section 3.1.1 (exclusive of repayments made from a
refinancing of any portion of such Indebtedness, or
pursuant to clauses (d), (e) or (f) of Section 3.1.1;	$

(iii) income Taxes actually paid in cash;	$

(iv) Capital Expenditures made in cash (exclusive of
Capital Expenditures financed with the proceeds of
Indebtedness, equity issuances, casualty proceeds or
other proceeds which are not included in EBITDA);	$

(v) voluntary prepayments of Indebtedness;	$

(vi) permitted Investments made during such Fiscal
Year;	$

(vii) cash portion of any consideration and related
fees and expenses actually paid in connection with a
Permitted Acquisition;	$

(viii) Consolidated Working Capital Adjustment;	$

(ix) the sum of Items 1(b)(i) through (viii).	$

2. Excess Cash Flow (Item (1)(a) minus Item (1)(b)(ix))	$
Compliance Certificate (Second Lien)

Attachment 6
(to __/__/__ Compliance
Certificate)
ORGANIZATION/LOCATION CHANGES
[If any Obligor has formed or acquired any new Subsidiary, such change shall be specified below; if no such change has been made, state “None.”]
Compliance Certificate (Second Lien)

ANNEX I
Financial Information
Compliance Certificate (Second Lien)

EXHIBIT F
SUBSIDIARY GUARANTY
THE EXERCISE BY THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED PARTIES OF THEIR RIGHTS HEREUNDER IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 5.17 BELOW.
     This SUBSIDIARY GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of August 16, 2007, is made by each Subsidiary Guarantor (such capitalized term and all other capitalized terms used in this preamble and the recitals set forth below shall, unless otherwise defined herein and therein, have the meanings set forth in or incorporated by reference in Article I) of MITEL NETWORKS CORPORATION, a company organized under the laws of Canada, from time to time party hereto, in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Second Lien Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among MITEL US HOLDINGS, INC., a Delaware corporation (the “Borrower”), MITEL NETWORKS CORPORATION, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons (such capitalized term and all other capitalized terms used in this preamble and the recitals set forth below shall, unless otherwise defined therein, have the meanings set forth in Section 1.1) from time to time parties hereto (together with any Assignee Lenders, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), MORGAN STANLEY & CO. INCORPORATED (“MS&Co”), as Collateral Agent for the Secured Parties, and MSSF and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”), as Co-Syndication Agents and Arrangers, the Lenders have extended Commitments to make Loans to the Borrower; and
     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Subsidiary Guarantor is required to execute and deliver this Guaranty; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the first recital.
     “Borrower” is defined in the first recital.
     “Collateral Agent” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Subsidiary Guarantor” and “Subsidiary Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Merrill Lynch” is defined in the first recital.
     “MSSF” is defined in the first recital.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Subsidiary Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Obligor now or hereafter existing, whether for principal, interest (including interest accruing during the pendency of any proceeding of the type described in 8.1.9 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty;
     provided, however, that each Subsidiary Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this

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Guaranty, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Subsidiary Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Subsidiary Guarantor hereunder.
     SECTION 2.2. Reinstatement, etc. Each Subsidiary Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement or otherwise, all as though such payment had not been made.
     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Subsidiary Guarantor jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Subsidiary Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any Subsidiary Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason (other than in accordance with the Credit Agreement), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Subsidiary Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

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     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Subsidiary Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.
     SECTION 2.4. Setoff. Each Subsidiary Guarantor hereby irrevocably authorizes the Collateral Agent and each Administrative Agent and each Lender, without the requirement that any notice be given to such Subsidiary Guarantor (such notice being expressly waived by each Subsidiary Guarantor), upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default (in each case, subject to the terms and conditions of the Intercreditor Agreement), to set-off and appropriate and apply to the payment of the Obligations (whether or not then due), and hereby grants to each Secured Party a continuing security interest in any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Subsidiary Guarantor then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement. Each Secured Party agrees promptly to notify the applicable Subsidiary Guarantor, each Administrative Agent and the Collateral Agent after any such setoff and application made by such Secured Party; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.
     SECTION 2.5. Waiver, etc. Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations (subject to the terms and conditions of the Intercreditor Agreement), as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Subsidiary Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Subsidiary Guarantor on account of any such subrogation rights prior to the Termination Date shall (subject to the terms and conditions of the Intercreditor Agreement) be held in trust for the benefit of the Secured Parties and shall (subject to the terms and conditions of the Intercreditor Agreement) immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Subsidiary Guarantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the

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Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, however, that if any Subsidiary Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Subsidiary Guarantor’s request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Subsidiary Guarantor, execute and deliver to such Subsidiary Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Subsidiary Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Subject to the terms and conditions of the Intercreditor Agreement, each Subsidiary Guarantor hereby agrees with each Secured Party as follows:
     (a) Each Subsidiary Guarantor agrees that all payments made by such Subsidiary Guarantor hereunder will be made to the Collateral Agent, in accordance with Sections 4.6 and 4.7 of the Credit Agreement, each Subsidiary Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.6 and 4.7 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to each Subsidiary Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied upon receipt as set forth in clause (b) of Section 4.7of the Credit Agreement.
For purposes of this Guaranty, the “credit exposure” at any time of any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.
     SECTION 2.8. CFC Subsidiaries. Notwithstanding any other provision of this Guaranty or any other Loan Document, (i) no CFC Subsidiary is or shall be deemed to be guaranteeing, nor shall any CFC Subsidiary be required to deliver any guarantee, directly or indirectly, relating to, any Obligation of any Obligor that is a U.S. Person, and (ii) no provision of any Loan Document shall be effective to cause (and shall be void ab initio) any of the assets of a CFC Subsidiary to serve as security, directly or indirectly, for the Obligations of any U.S. Person.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder each Subsidiary Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Subsidiary Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. Each Subsidiary Guarantor has knowledge of each other Obligor’s financial condition and affairs and that it has adequate means to obtain from each such Obligor on an ongoing basis information relating thereto and to such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Subsidiary Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Subsidiary Guarantor nor to advise such Subsidiary Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Subsidiary Guarantor, or might (or does) materially increase the risk of such Subsidiary Guarantor as guarantor, or might (or would) affect the willingness of such Subsidiary Guarantor to continue as a guarantor of the Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Subsidiary Guarantor to execute this Guaranty inasmuch as such Subsidiary Guarantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lenders pursuant to the Credit Agreement each Subsidiary Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans to the Borrower.
ARTICLE IV
COVENANTS, ETC.
     Each Subsidiary Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Article VII and Section 8.1.9 of the Credit Agreement) which are applicable to such Subsidiary Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

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ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Subsidiary Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, however, that no Subsidiary Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Subsidiary Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 11.1 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Subsidiary Guarantor, in care of the Borrower) set forth on Schedule II to the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Subsidiary Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Subsidiary Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Subsidiary Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Subsidiary Guarantor hereunder, and the rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Subsidiary Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Borrower, and at the sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that the Capital Securities

7

of such Subsidiary Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided, that the Borrower shall have delivered to each Administrative Agent and the Collateral Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and a certification by the Borrower stating that such transaction is in compliance with the Loan Documents.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     SECTION 5.10. Governing Law, Entire Agreement, etc. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 5.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENTS, THE LENDERS OR ANY SUBSIDIARY GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENTS’ OPTION (SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT), IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH SUBSIDIARY GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 11.2 OF THE CREDIT AGREEMENT.

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EACH SUBSIDIARY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SUBSIDIARY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     SECTION 5.12. Service of Process, Appointment of Process Agent. EACH SUBSIDIARY GUARANTOR THAT IS NOT ORGANIZED IN THE UNITED STATES (OR A STATE THEREOF) HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10016, UNITED STATES, AS ITS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING DESCRIBED IN SECTION 5.11. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH SUBSIDIARY GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND SUCH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH SUBSIDIARY GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 5.4.
     SECTION 5.13. Waiver of Jury Trial. THE COLLATERAL AGENT (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND EACH SUBSIDIARY GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR SUCH SUBSIDIARY GUARANTOR IN CONNECTION THEREWITH. EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

9

     SECTION 5.14. No Immunity. To the extent that any Subsidiary Guarantor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each Subsidiary Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for purposes of such Act.
     SECTION 5.15. Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or under any other Loan Document in another currency (the “Payment Currency”) into U.S. Dollars or into Canadian Dollars, as the case may be (the “Judgment Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars in New York City or Canadian Dollars in Toronto, at the close of business on the Business Day immediately preceding the day (the “Judgment Conversion Date”) on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase. If there is a change in the applicable rate of exchange between the Judgment Conversion Date and the date of actual payment of the amount due, the Subsidiary Guarantors shall pay to the applicable Secured Party such additional amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange on the date of payment, will produce the amount of the Payment Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange on the Judgment Conversion Date.
     SECTION 5.16. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 5.17. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent or any Secured Party hereunder is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and this Guaranty, the terms of the Intercreditor Agreement shall govern and control in all respects.

10

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its Authorized Officer as of the date first above written.

MITEL NETWORKS, INC.
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

MITEL US HOLDINGS, INC.
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

ARSENAL ACQUISITION CORPORATION
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

INTER-TEL (DELAWARE), INCORPORATED
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

INTER-TEL INTEGRATED SYSTEMS, INC.
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

INTER-TEL LEASING, INCORPORATED
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

INTER-TEL TECHNOLOGIES, INC.
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

INTER-TEL NETSOLUTIONS, INC.
By:
Name:
Title:

Subsidiary Guaranty (Second Lien)

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:
Name:
Title:
Subsidiary Guaranty (Second Lien)

ANNEX I to
the Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of                      ___, ___ (this “Supplement”), is to the Subsidiary Guaranty, dated as of                      ___, ___ (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Subsidiary Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Subsidiary Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Subsidiary Guarantor” under the Guaranty in order to induce each Secured Party to continue to extend Loans under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Subsidiary Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Subsidiary Guarantor and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Subsidiary Guarantor” and/or “Subsidiary Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.

     SECTION 5. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Collateral Agent’s counsel.
     SECTION 6. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 8. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent or any Secured Party hereunder or under the Guaranty, as supplemented hereby, is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and the Guaranty or this Supplement, the terms of the Intercreditor Agreement shall govern and control in all respects.
Annex I-2

     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By
Title:
Annex I-3

EXHIBIT G-1
     THE EXERCISE BY THE COLLATERAL AGENT OR ANY OF THE SECURED PARTIES OF THEIR RIGHTS HEREUNDER IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 7.13 BELOW.
U.S. PLEDGE AND SECURITY AGREEMENT
     This U.S. PLEDGE AND SECURITY AGREEMENT, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by MITEL NETWORKS, INC., a Delaware Corporation (the “Borrower”) and each U.S. Subsidiary Guarantor (such capitalized term and all other capitalized terms used in this preamble and the recitals set forth below shall, unless otherwise defined herein and therein, have the meanings set forth in or incorporated by reference in Article I) from time to time a party to this Security Agreement (the U.S. Borrower and each U.S. Subsidiary Guarantor, individually a “Grantor” and collectively, the “Grantors”), in favor of MORGAN STANLEY & CO. INCORPORATED, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.
W I T N E S S E T H
:
     WHEREAS, pursuant to a Second Lien Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Mitel Networks Corporation, a company organized under the laws of Canada, the various financial institutions and other Persons from time to time parties thereto which extend Commitments to make Credit Extensions to the Borrower (the “Lenders”), Morgan Stanley Senior Funding, Inc., as the Administrative Agent, Morgan Stanley & Co. Incorporated, as the Collateral Agent, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Co-Syndication Agents, the Lenders have extended Commitments to make Credit Extensions to the Borrower; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Borrower” are defined in the first recital.
     “Collateral” is defined in Section 2.1.
     “Collateral Agent” is defined in the preamble.
     “Collateral Accounts” is defined in clause (b) of Section 4.3.
     “Computer Hardware and Software Collateral” means:
     (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, computer cables, computer related electrical supply hardware, computer related generators, computer related power equalizers, computer related accessories and all computer related peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;
     (b) all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;
     (c) all firmware associated therewith;
     (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and
     (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.
     “Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Collateral Agent, that provides for the Collateral Agent to have “control” (as defined in the UCC) over certain Collateral.
     “Copyright Collateral” means all copyrights of the Grantors, registered or unregistered and whether the underlying work is published or unpublished, now or hereafter in force throughout the world including all of the Grantors’ rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantors.
     “Credit Agreement” is defined in the first recital.
     “Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.
     “Domain Name Collateral” means all domain names, together with any and all goodwill associated therewith, now existing or hereafter adopted or acquired including those referred to in Schedule VII.
     “Filing Statements” is defined in clause (b) of Section 3.7.
     “General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).
     “Grantor” and “Grantors” are defined in the preamble.
     “Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Domain Name Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.
     “Lenders” is defined in the first recital.
     “Patent Collateral” means:
     (a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III;
     (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

     (c) all patent licenses, and other agreements providing such Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule III; and
     (d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.
     “Permitted Liens” means all Liens permitted by Section 7.2.3 of the Credit Agreement.
     “Securities Act” is defined in clause (a) of Section 6.2.
     “Security Agreement” is defined in the preamble.
     “Specified Default” means the occurrence and continuance of (a) an Event of Default or (b) a Default under clauses (a) through (d) of Section 8.1.9 of the Credit Agreement.
     “Trademark Collateral” means :
     (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers in each case throughout the world, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademarks”);
     (b) all trademark licenses for the grant by or to such Grantor of any right to use any trademark throughout the world, including each trademark license referred to in Item B of Schedule IV; and
     (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);
     (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and
     (e) all Proceeds of, and rights associated with, the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.
     “Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of a Grantor throughout the world (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.3. UCC Definitions. When used herein the terms “Account”, “Certificate of Title”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, “Security Entitlement’, “Supporting Obligations” and “Uncertificated Securities” have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. “Letters of Credit” has the meaning provided in Section 5-102 of the UCC.
ARTICLE II
SECURITY INTEREST
     SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s right, title, and interest in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the “Collateral”):
     (a) Accounts;
     (b) Chattel Paper;
     (c) Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);
     (d) Deposit Accounts;

     (e) Documents;
     (f) General Intangibles;
     (g) Goods;
     (h) Instruments;
     (i) Investment Property;
     (j) Letter-of-Credit Rights and Letters of Credit;
     (k) Supporting Obligations;
     (l) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;
     (m) all Proceeds of the foregoing and, to the extent not otherwise included,
     (A) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (B) all tort claims; and
     (n) all other property and rights of every kind and description and interests therein.
     Notwithstanding the foregoing, the term “Collateral” shall not include (and, for greater certainty, no security interest is granted in):
     (i) such Grantor’s real property interests (including fee real estate, leasehold interests and fixtures);
     (ii) any contracts, instruments, licenses or other documents, any rights thereunder or any assets subject thereto, as to which the grant of a security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder;
     (iii) Capital Securities of a Foreign Subsidiary of such Grantor, in excess of 65% of the total combined voting power of all Capital Securities of each such Foreign Subsidiary, except that such 65% limitation shall not apply to a Foreign Subsidiary that (x) is treated as a partnership under the Code or (y) is not treated as an entity that is separate from (A) such Grantor; (B) any Person that is treated as a partnership under the Code or (C) any “United States person” (as defined in Section 7701(a)(30) of the Code); or

     (iv) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset.
     SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations.
     SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:
     (a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;
     (b) the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and
     (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 2.4. Distributions on Pledged Shares. In the event that any Distribution with respect to any Capital Securities pledged hereunder is permitted to be paid (in accordance with Section 7.2.6 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 7.2.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Collateral Agent until paid to the Collateral Agent in accordance with Section 4.1.5.
     SECTION 2.5. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.
     SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that, if such Grantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce the Secured Parties to enter into Rate Protection Agreements, the Grantors represent and warrant to each Secured Party as set forth below.
     SECTION 3.1. As to Capital Securities of the Subsidiaries, Investment Property.
     (a) With respect to any direct Subsidiary of any Grantor that is
     (i) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and
     (ii) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, (B) expressly provide that such Capital Securities are securities governed by Article 8 of the UCC, unless such securities are evidenced by Certificated Securities which have been pledged and delivered to the Collateral Agent to the extent required by the terms of this Security Agreement or (C) are held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Collateral Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Collateral Agent to comply with any instructions of the Collateral Agent without the consent of such Grantor.
     (b) To the extent required hereunder, each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor to the Collateral Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent.
     (c) To the extent required hereunder, with respect to Uncertificated Securities constituting Collateral owned by any Grantor, such Grantor has caused the issuer thereof either to (i) register the Collateral Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor.
     (d) The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I.
     SECTION 3.2. Grantor Name, Location, etc.
     (a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II hereto.

     (b) Each Grantor’s organizational identification number is set forth in Item B of Schedule II hereto.
     (c) The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.
     (d) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization within the five years preceding the date hereof, except as set forth in Item D of Schedule II hereto.
     (e) Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.
     (f) No Grantor is a party to any federal, state or local government contract under which such Grantor is entitled to receive in excess of $250,000 in any Fiscal Year except as set forth in Item F of Schedule II hereto.
     (g) No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II hereto.
     (h) No Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II hereto.
     (i) No Grantor has Commercial Tort Claims (x) in which a suit has been filed by such Grantor and (y) where the amount of damages reasonably expected to be claimed exceeds $250,000, except as set forth on Item I of Schedule II.
     (j) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.
     (k) No Grantor has consented to, and is otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having control (within the meaning of Section 9-107 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.
     In the event of any change or event that (i) would cause any representation or warranty set forth in any of clauses (a) through (j) of this Section to be false or incorrect and (ii) such representation or warranty could be made to be true or correct by correcting any factual information set forth on one or more of the Items referred to in clauses (a) through (i) of this Section or correcting any name set forth on the signature pages hereto, a Grantor may make such correction by sending written notice thereof, in reasonable detail, to the Collateral Agent. For purposes of this Section 3.2, such correction shall take effect three Business Days after receipt of such written notice by the Collateral Agent. Any term or provision hereof or any other Loan Document to the contrary notwithstanding, any correction made hereunder shall only apply to representations and warranties made (or deemed to be made) under this Section 3.2 after the effectiveness of such correction and shall have no effect on any such representations or warranties made (or deemed to have been made) prior to the effectiveness of such correction or any rights or remedies in respect of any such prior representation or warranty.
     SECTION 3.3. Ownership, No Liens, etc. Each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement or any other Loan Document and (b) in the case of Collateral other than the Capital Securities of each Subsidiary pledged hereunder, that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Collateral Agent relating to this Security Agreement or any other Loan Document, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Collateral Agent on the Closing Date.
     SECTION 3.4. Possession of Inventory, Control; etc.
     (a) Except as otherwise permitted under the Credit Agreement, each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with such Grantor) that has been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and has authenticated a record acknowledging that it holds possession of such Collateral for the Secured Parties’ benefit and waives any Lien held by it against such Collateral, and (iii) Instruments or Promissory Notes that have been delivered to the Collateral Agent pursuant to Section 3.5. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (w) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (x) issued any Document for any such Equipment or Inventory, (y) received notification of any Person’s Lien (other than the security interest granted hereunder or any Permitted Lien) in any such Equipment or Inventory or (z) any Lien on any such Equipment or Inventory.
     (b) Each Grantor is the sole entitlement holder of its Accounts and no other Person (other than the Collateral Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Accounts or any other securities or property credited thereto.
     SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Collateral Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper owned or held by such Grantor on the Closing Date, in each case that evidences a value in excess of $250,000 individually and $1,000,000 in the aggregate.

     SECTION 3.6. Intellectual Property Collateral. Except as disclosed on Schedules III through VII, with respect to any Intellectual Property Collateral:
     (a) such Intellectual Property Collateral is valid and enforceable to the best knowledge of the Grantors, is subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not reasonably be expected to have a Material Adverse Effect;
     (b) no claim has been made that the use by the Grantor of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party except, in each case, as could not reasonably be expected to have a Material Adverse Effect;
     (c) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world, and, to the extent necessary, has used proper statutory notices in connection with its use of any Intellectual Property Collateral except, in each case, as could not reasonably be expected to have a Material Adverse Effect;
     (d) such Grantor has taken all reasonable steps to safeguard its material Trade Secrets and to its knowledge (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral except, in each case, as could not reasonably be expected to have a Material Adverse Effect;
     (e) to such Grantor’s knowledge, no third party is infringing upon any Intellectual Property Collateral owned or used by such Grantor in any material respect, or any of its respective licensees;
     (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral except as could not reasonably be expected to have a Material Adverse Effect;
     (g) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual

Property Collateral for purposes of granting a security interest or as Collateral that has not been terminated or released;
     (h) such Grantor has executed and delivered to the Collateral Agent, Intellectual Property Collateral security agreements for all Copyright Collateral, Patent Collateral and Trademark Collateral owned by such Grantor, including all Copyright Collateral, Patent Collateral and Trademark Collateral on Schedules III through V (as such schedules may be amended or supplemented from time to time);
     (i) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all commercially reasonable action necessary to ensure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality except, in each case, as could not reasonably be expected to have a Material Adverse Effect;
     (j) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral; and
     (k) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to or is entitled to use by license or otherwise, all Patent Collateral, Trademark Collateral, Trade Secret Collateral, Domain Name Collateral and Copyright Collateral, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Grantor’s business except, in each case, as could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.7. Validity, etc.
     (a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.
     (b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Collateral Agent the Filing Statements suitable for filing in such offices) and has taken all other:
     (i) actions necessary or requested by the Collateral Agent to obtain control of the Collateral (to the extent required hereunder) as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and
     (ii) actions necessary or requested by the Collateral Agent to perfect the Collateral Agent’s security interest with respect to any Collateral evidenced by a Certificate of Title (to the extent required hereunder).

     (c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Collateral Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).
     SECTION 3.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either
     (a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;
     (b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Collateral Agent of its rights and remedies hereunder; or
     (c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.
     SECTION 3.9. Best Interests. It is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary or an Affiliate of a Borrower, derive substantial direct and indirect benefits from the Loans and other extensions of credit made from time to time to the Borrower by the Lenders and the Issuers pursuant to the Credit Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Credit Agreement to the Borrower.
ARTICLE IV
COVENANTS
     Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.
     SECTION 4.1. As to Investment Property, etc.

     SECTION 4.1.1. Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries:
     (a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;
     (b) that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, unless such securities are evidenced by Certificated Securities which have been pledged and delivered to the Collateral Agent to the extent required by the terms of this Security Agreement or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and
     (c) to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Collateral Agent pursuant to the terms of this Security Agreement).
     SECTION 4.1.2. Investment Property (other than Certificated Securities).
     (a) Subject to Section 7.12, with respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Collateral Agent’s instructions with respect to such Investment Property without further consent by such Grantor.
     (b) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will cause the issuer of such securities to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.
     SECTION 4.1.3. Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent.
     SECTION 4.1.4. Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis (i) all Investment Property and, upon the occurrence and during the continuance of any Default, all dividends and Distributions with respect thereto, (ii) all Payment Intangibles with a value in excess of $250,000 individually and $1,000,000 in the aggregate to the extent they are evidenced by a Document, Instrument,

Promissory Note or Chattel Paper and, upon the occurrence and during the continuance of any Default, and all interest and principal with respect to such Payment Intangibles, and (iii) to the extent delivered and pledged pursuant hereto, all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, pledge and deliver to the Collateral Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that evidence, in each case, a value in excess of $250,000 individually and $1,000,000 in the aggregate that it acquires following the Closing Date.
     SECTION 4.1.5. Voting Rights; Dividends, etc. Each Grantor agrees:
     (a) promptly upon receipt of notice of the occurrence and continuance of a Specified Default from the Collateral Agent and without any request therefor by the Collateral Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all dividends and Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Collateral Agent as additional Collateral;
     (b) with respect to Collateral consisting of general partnership interests or limited liability company interests, to promptly modify its Organic Documents to admit the Collateral Agent as a general partner or member, as applicable, immediately upon the occurrence and continuance of a Specified Default; and
     (c) immediately upon the occurrence and continuance of a Specified Default and so long as the Collateral Agent has notified such Grantor of the Collateral Agent’s intention to exercise its voting power under this clause,
     (i) that the Collateral Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and
     (ii) to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary or requested by the Collateral Agent to allow the Collateral Agent to exercise such voting power.
All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Grantor separate and apart from its other property in trust for the Collateral Agent. Notwithstanding anything to the contrary contained herein, the Collateral Agent agrees that unless a Specified Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the

Collateral Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would be inconsistent with or violate any provision of any Loan Document.
     SECTION 4.2. Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Collateral Agent.
     SECTION 4.3. As to Accounts; Collateral Accounts.
     (a) Each Grantor shall have the right to collect all Accounts so long as no Specified Default shall have occurred and be continuing.
     (b) Upon (i) the occurrence and continuance of a Specified Default and (ii) the delivery of notice by the Collateral Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Collateral Agent for deposit in a Deposit Account of such Grantor maintained with the Collateral Agent (together with any other Deposit Accounts pursuant to which any portion of the Collateral is deposited with the Collateral Agent or another financial institution reasonably satisfactory to the Collateral Agent that has entered into a Control Agreement in favor of the Collateral Agent (collectively, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Collateral Agent until delivery thereof is made to the Collateral Agent.
     (c) Following the delivery of notice pursuant to clause (b)(ii), the Collateral Agent shall have the right to apply any amount in the Collateral Accounts to the payment of any Obligations which are due and payable.
     (d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account shall be subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Collateral Agent and (iii) the Collateral Agent shall have the sole right of withdrawal over such Collateral Account.
     SECTION 4.4. As to Grantors’ Use of Collateral.
     (a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request following the occurrence of a Specified Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.
     (b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Collateral Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.
     (c) Upon the request of the Collateral Agent following the occurrence and during the continuance of a Specified Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.
     (d) At any time following the occurrence and during the continuation of a Specified Default, the Collateral Agent may endorse, in the name of such Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other Proceeds of any of the Collateral.
     SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:
     (a) such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property

Collateral is of negligible economic value to such Grantor, or (y) have a valid business purpose to do otherwise, which business purpose will have been previously consented to by the Collateral Agent, who shall not unreasonably withhold such consent;
     (b) such Grantor shall promptly notify the Collateral Agent after it knows, or has reason to know, that any material application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;
     (c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless the Grantor within three months after such filing informs the Collateral Agent thereof, and upon request of the Collateral Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property Collateral;
     (d) such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)); and
     (e) such Grantor will promptly (but no less often than quarterly) execute and deliver to the Collateral Agent (if and as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such material Intellectual Property Collateral, and shall execute and deliver to the Collateral Agent any other document required to acknowledge or register or perfect the Collateral Agent’s interest in any part of such item of material Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Collateral Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.
     SECTION 4.6. As to Letter-of-Credit Rights.

     (a) Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights ) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Such Grantor will promptly use its commercially reasonably efforts to cause the issuer of each Letter of Credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.
     (b) Upon the occurrence of a Specified Default, such Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent and (ii) arrange for the Collateral Agent to become the transferee beneficiary under each such Letter of Credit.
     SECTION 4.7. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the payment in full of the Obligations and termination of all Commitments, with respect to any Commercial Tort Claim where the Grantor is claiming damages in excess of $250,000 individually or in the aggregate hereafter arising, it shall deliver to the Collateral Agent a supplement to Item I of Schedule II in form and substance reasonably satisfactory to the Collateral Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims.
     SECTION 4.8. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $250,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may request to vest in the Collateral Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

     SECTION 4.9. Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will
     (a) from time to time upon the request of the Collateral Agent, (i) promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may reasonably request and (ii) after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Collateral Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Collateral Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;
     (b) file (and hereby authorizes the Collateral Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Collateral Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;
     (c) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis, at the reasonable request of the Collateral Agent, (i) all Investment Property constituting Collateral to the extent required hereunder, (ii) upon occurrence and during the continuance of any Default, all dividends and Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and (iii) to the extent delivered and pledged pursuant hereto, all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;
     (d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;
     (e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in such Chattel Paper;

     (f) furnish to the Collateral Agent, from time to time at the Collateral Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and
     (g) do all things requested by the Collateral Agent in accordance with this Security Agreement in order to enable the Collateral Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper to the extent required under this Security Agreement.
With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor hereby authorizes the Collateral Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.
     SECTION 4.10. Deposit Accounts.
     (a) Subject to Section 7.12, no Grantor shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Subject to Section 7.12, for each Deposit Account (other than any Deposit Account used solely for payroll, payroll taxes, and other employee wage and benefit payments), the respective Grantor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, on or before the Closing Date or, with respect to any Deposit Account established after the Closing Date, at the time of the establishment of the respective Deposit Account, a Control Agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such bank agrees to comply with the Collateral Agent’s instructions with respect to such Deposit Account without further consent by such Grantor. Notwithstanding the foregoing, the Collateral Agent agrees that it shall not give such instructions unless a Specified Default has occurred and is continuing. Subject to Section 7.12, if any bank with which such a Deposit Account is maintained refuses to, or does not, enter into such a Control Agreement, then the respective Grantor shall promptly close the respective Deposit Account and transfer all balances therein to the Collateral Account or another Deposit Account meeting the requirements of this Section 4.10.
     (b) After the date of this Agreement, no Grantor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate Control

Agreement shall be entered into in accordance with the requirements of preceding clause (a) and the respective Grantor shall furnish to the Administrative Agent a supplement to Item G of Schedule II hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.
ARTICLE V
THE COLLATERAL AGENT
     SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:
     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;
     (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and
     (d) to perform the affirmative obligations of such Grantor hereunder.
Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable and documented expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 11.3 of the Credit Agreement.
     SECTION 5.3. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

     (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or
     (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the applicable Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
ARTICLE VI
REMEDIES
     SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may
     (i) take possession of any Collateral not already in its possession without demand and without legal process;
     (ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties,
     (iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;
     (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent against, all or any part of the Obligations as set forth in Section 4.7 of the Credit Agreement.
     (c) The Collateral Agent may
     (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;
     (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;
     (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Accounts;
     (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;
     (v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;
     (vi) take control of any Proceeds of the Collateral; and
     (vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
     SECTION 6.2. Securities Laws. (a) If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral that are Capital Securities pursuant to Section 6.1, each Grantor agrees that, upon request of the Collateral Agent, each Grantor will, at its own expense:
     (i) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its commercially reasonable efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;
     (ii) use its commercially reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;
     (iii) cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and
     (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
     (b) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of such Collateral on the date the Collateral Agent shall demand compliance with this Section.
     SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     SECTION 6.4. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.
     SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 11.1 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.
     SECTION 7.5. Release of Liens. Upon (a) the Disposition of any Collateral permitted in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

     SECTION 7.6. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
     SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 7.8. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.
     SECTION 7.9. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.10. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 7.11. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Security Agreement.
     SECTION 7.12. Deposit Accounts. Notwithstanding anything to the contrary contained herein, no Inter-Tel Grantor (as defined below) is or shall be obligated to enter into any Control Agreement in connection with any Deposit Account established prior to the date hereof if and so long as the amount held on deposit in such account does not exceed $75,000 at any time. For the purposes of this Section 7.12, “Inter-Tel Grantor” means each Grantor hereunder other than MITEL NETWORKS, INC. and Mitel US Holdings, Inc.; provided that, in the event the amount in any such Deposit Account at any time equals or exceeds $75,000, the relevant Inter-Tel Grantor shall immediately enter into a Control Agreement for such Deposit Account as otherwise required hereunder. In addition, notwithstanding anything to the contrary contained herein, no Grantor is or shall be obligated to enter into any Control Agreement in connection with any Deposit Account referred to in Section 7.2.3(q) of the Credit Agreement; provided that, any such Deposit Accounts shall be used by such Grantor solely for the purposes of the transactions relating to the Purchased Leases and no amounts may be transferred to such Deposit Accounts except in connection with the Purchased Leases.
     SECTION 7.13. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent or any Secured Party hereunder is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control in all respects.
     SECTION 7.14. Conflicts. Notwithstanding anything to the contrary contained in this Security Agreement, in the event of any inconsistency or conflict between any term, covenant or condition of this Agreement and any term covenant or condition of the Credit Agreement, the provisions of the Credit Agreement shall control and govern and this Security Agreement shall be deemed amended to conform thereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

MITEL NETWORKS, INC.
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

MITEL US HOLDINGS, INC.
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

ARSENAL ACQUISITION CORPORATION
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

INTER-TEL (DELAWARE), INCORPORATED
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

INTER-TEL INTEGRATED SYSTEMS, INC.
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

INTER-TEL LEASING, INCORPORATED
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

INTER-TEL TECHNOLOGIES, INC.
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

INTER-TEL NETSOLUTIONS, INC.
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

MORGAN STANLEY & CO., INCORPORATED, as Collateral Agent
By:
Name:
Title:

U.S. Pledge and Security Agreement (Second Lien)

SCHEDULE I
to U.S. Pledge and Security Agreement
Name of Grantor:

Common Stock
			Authorized	Outstanding	% of Shares
Issuer (corporate)	Cert. #	# of Shares	Shares	Shares	Pledged

Limited Liability Company Interests
	% of Limited Liability	Type of Limited Liability
Issuer (limited liability company)	Company Interests Pledged	Company Interests Pledged

Partnership Interests
	% of Partnership	% of Partnership
Issuer (partnership)	Interests Owned	Interests Pledged

SCHEDULE II
to U.S. Pledge and Security Agreement
Item A. Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:
[GRANTOR]	[LOCATION]
Item B. Organizational Identification Numbers.

Name of Grantor:	Organizational Identification Number:
[GRANTOR]	[LOCATION]
Item C. Trade names.

Name of Grantor:	Trade Names:
[GRANTOR]
Item D. Merger or other corporate reorganization.

Name of Grantor:	Merger or other corporate reorganization:
[GRANTOR]

Item E. Taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:
[GRANTOR]
Item F. Government Contracts.

Name of Grantor:	Description of Contract:
[GRANTOR]
Item G. Deposit Accounts and Securities Accounts.

Name of Grantor:	Description of Deposit Accounts and Securities Accounts:
[GRANTOR]
Item H. Letter of Credit Rights.

Name of Grantor:	Description of Letter of Credit Rights:
[GRANTOR]
Item I. Commercial Tort Claims.

Name of Grantor:	Description of Commercial Tort Claims:
[GRANTOR]

SCHEDULE III
to U.S. Pledge and Security Agreement
Item A. Patents
Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications In Preparation

Expected
Country	Docket No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

SCHEDULE IV
to U.S. Pledge and Security Agreement
Item A. Trademarks
Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications In Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services

Item B. Trademark Licenses

Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

SCHEDULE V
to U.S. Pledge and Security Agreement
Item A. Copyrights/Mask Works
Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications In Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title

Item B. Copyright/Mask Work Licenses

SCHEDULE VI
to U.S. Pledge and Security Agreement
Trade Secret or Know-How Licenses

EXHIBIT A
to U.S. Pledge and Security Agreement
     THE EXERCISE BY THE COLLATERAL AGENT OR ANY OF THE SECURED PARTIES OF THEIR RIGHTS HEREUNDER IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 7 BELOW.
PATENT SECURITY AGREEMENT
     This PATENT SECURITY AGREEMENT, dated as of                      ___, 200___(this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of MORGAN STANLEY & CO., INCORPORATED, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel US Holdings, Inc., a Delaware corporation (the “Borrower”), Mitel Networks Corporation, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons from time to time parties thereto (together with any Assignee Lenders, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Morgan Stanley & Co. Incorporated (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as co-syndication agents (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”);
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a U.S. Pledge and Security Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent for its benefit and the notable benefit of each other Secured Party, a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Patent Collateral”):
     (a) all of its letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule I attached hereto;
     (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);
     (c) all of its patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule I attached hereto, with the exception of those licenses or other agreements that the grant of the security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such license or other agreement the right to terminate its obligations thereunder; and
     (d) all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens. Upon (i) the Disposition of Patent Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Patent

Collateral (in the case of clause (i)) or (B) all Patent Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.
     SECTION 7. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent or any Secured Party hereunder is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control in all respects.
     SECTION 8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic) transmission shall be effective as a delivery of a manually executed counterpart of this Agreement.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent
By:
Name:
Title:

SCHEDULE I
to Patent Security Agreement
Item A. Patents
Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

Expected
Country	Docket No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

EXHIBIT B
to U.S. Pledge and Security Agreement
     THE EXERCISE BY THE COLLATERAL AGENT OR ANY OF THE SECURED PARTIES OF THEIR RIGHTS HEREUNDER IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 7 BELOW.
TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT, dated as of                      ___, 200___(this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of MORGAN STANLEY & CO. INCORPORATED, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel US Holdings, Inc., a Delaware corporation (the “Borrower”), Mitel Networks Corporation, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons from time to time parties thereto (together with any Assignee Lenders, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Morgan Stanley & Co. Incorporated (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as co-syndication agents (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”);
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a U.S. Pledge and Security Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent for its benefit and the notable benefit of each other Secured Party a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Trademark Collateral”):
     (a) (i) all of its Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule I hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), with the exception of those Intent-to-Use trademark applications in respect of which the granting of a security interest therein would be void or illegal under any applicable governmental law, rule, or regulation, or pursuant thereto would result in or permit the termination thereof;
     (b) all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I hereto, with the exception of those licenses or other agreements that the grant of the security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such license or other agreement the right to terminate its obligations thereunder;
     (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);
     (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and
     (e) all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens. Upon (i) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Trademark Collateral (in the case of clause (i)) or (B) all Trademark Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.
     SECTION 7. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent or any Secured Party hereunder is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control in all respects.
     SECTION 8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic) transmission shall be effective as a delivery of a manually executed counterpart of this Agreement.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent
By:
Name:
Title:

SCHEDULE I
to Trademark Security Agreement
Item A. Trademarks
Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services

Item B. Trademark Licenses

Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

EXHIBIT C
to U.S. Pledge and Security Agreement
     THE EXERCISE BY THE COLLATERAL AGENT OR ANY OF THE SECURED PARTIES OF THEIR RIGHTS HEREUNDER IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF THE INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 7 BELOW.
COPYRIGHT SECURITY AGREEMENT
     This COPYRIGHT SECURITY AGREEMENT, dated as of                      ___, 200___(this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of MORGAN STANLEY & CO. INCORPORATED, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel US Holdings, Inc., a Delaware corporation (the “Borrower”), Mitel Networks Corporation, a company organized under the laws of Canada (the “Parent”), the various financial institutions and other Persons from time to time parties thereto (together with any Assignee Lenders, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Morgan Stanley & Co. Incorporated (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and MSSF and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as co-syndication agents (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”);
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a U.S. Pledge and Security Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent for its benefit and the notable benefit of each other Secured Party a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference in) in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following (the “Copyright Collateral”), whether now or hereafter existing or acquired by the Grantor: all copyrights of the Grantor, whether statutory or common law, registered or unregistered and whether the underlying work is published or unpublished, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule I hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I hereto, with the exception of those licenses or other agreements that the grant of the security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such license or other agreement the right to terminate its obligations thereunder, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens. Upon (i) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Copyright Collateral (in the case of clause (i)) or (B) all Copyright Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.

     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.
     SECTION 7. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent or any Secured Party hereunder is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control in all respects.
     SECTION 8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic) transmission shall be effective as a delivery of a manually executed counterpart of this Agreement.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent
By:
Name:
Title:

SCHEDULE I
to Copyright Security Agreement
Item A. Copyrights/Mask Works
Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title

Item B. Copyright/Mask Work Licenses

Country or			Effective	Expiration
Territory	Licensor	Licensee	Date	Date

ANNEX I
to U.S. Pledge and Security Agreement
SUPPLEMENT TO
PLEDGE AND SECURITY AGREEMENT
     This SUPPLEMENT, dated as of                      ___, ___(this “Supplement”), is to the U.S. Pledge and Security Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of MORGAN STANLEY & CO. INCORPORATED, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of August 16, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mitel Networks Corporation, a company organized under the laws of Canada (the “Canadian Borrower”), Mitel Networks, Inc., a Delaware corporation ((“MNI”), Mitel US Holdings, Inc., a Delaware corporation (“Holdings”), Arsenal Acquisition Corporation, a Delaware corporation (“MergerSub”), Inter-Tel (Delaware) Corporation, a Delaware corporation (together with MNI, Holdings and MergerSub, collectively, the “U.S. Borrowers”; the U.S. Borrowers together with the Canadian Borrower, collectively the “Borrowers the various financial institutions and other Persons (as defined therein) from time to time parties thereto, which extend Commitments (as defined therein) to make Credit Extensions (as defined therein) to the Borrowers (the “Lenders”) Morgan Stanley Senior Funding (Nova Scotia) Co., (“MSSF Canada”) as the Canadian Administrative Agent, Morgan Stanley Senior Funding, Inc., (together with MSSF Canada, “Morgan Stanley”) as the U.S. Administrative Agent, the Collateral Agent, Morgan Stanley and Merrill Lynch Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as the Co-Syndication Agents, and Morgan Stanley and Merrill Lynch, as the Arrangers, the Lenders and the Issuers (as defined in the Credit Agreement) have extended Commitments to make Credit Extensions to the Borrowers; and
     WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and
     WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to extend Loans and issue Letters of Credit under the Credit Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.
Annex I

     SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.
     SECTION 2. Representations. Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
     SECTION 3. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.
     SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.
     SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Loan Documents (as defined in the Credit Agreement) constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile (or other electronic) transmission shall be effective as a delivery of a manually executed counterpart of this Supplement.
*     *     *     *     *
Annex I-2

     IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:
Name:
Title:
Annex I-3

[COPY SCHEDULES FROM SECURITY AGREEMENT]
Annex I-4

No form was negotiated.

EXHIBIT I
INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT, dated as of August 16, 2007 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among MORGAN STANLEY & CO. INCORPORATED (“MS&Co”), as the First Lien Agent (defined below), MS&Co, as the Second Lien Agent (defined below), MS&Co, as the Control Agent (defined below), the First Lien Borrowers, the First Lien Guarantors, the Second Lien Borrower and the Second Lien Guarantors (each as defined below) from time to time a party hereto.
W I T N E S S E T H:
     WHEREAS, concurrently with the execution and delivery of this Agreement, Mitel Networks Corporation, a company organized under the laws of Canada (the “Canadian Borrower”), Mitel Networks, Inc., a Delaware corporation (“MNI”), Mitel US Holdings, Inc. (“Holdings”), and Arsenal Acquisition Corporation, a Delaware corporation (“MergerSub”) to be merged with and into Inter-Tel (Delaware), Incorporated, a Delaware corporation (together with MNI, Holdings and MergerSub, collectively, the “U.S. Borrowers” and together with the Canadian Borrower, collectively, the “First Lien Borrowers” and each a “First Lien Borrower”), the various financial institutions and other Persons (defined below) from time to time parties thereto which extend commitments to make loans and other extensions of credit to the First Lien Borrowers (together with their respective successors and assigns, collectively, the “First Lien Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent for the First Lien Lenders making loans and providing other extensions of credit to the U.S. Borrowers (in such capacity, together with its successors and assigns, the “U.S. Administrative Agent”), Morgan Stanley Senior Funding (Nova Scotia) Co. (“MSSF (Canada”), as administrative agent for the First Lien Lenders making loans and providing other extensions of credit to the Canadian Borrower (in such capacity, together with its successors and assigns, the “Canadian Administrative Agent” and together with the U.S. Administrative Agent, the “First Lien Administrative Agents”), and MS&Co, as collateral agent (in such capacity, the “First Lien Agent”), are entering into a Credit Agreement, dated as of the date hereof (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Initial First Lien Financing Agreement”), pursuant to which the First Lien Lenders have agreed to make loans and provide other extensions of credit to the First Lien Borrowers;
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Canadian Borrower, Holdings (the “Second Lien Borrower”), various financial institutions and other Persons from time to time parties thereto which extend commitments to make loans to the Second Lien Borrower (together with their respective successors and assigns, collectively, the “Second Lien Lenders”), MSSF, as administrative agent for the Second Lien Lenders (in such capacity, together with its successors and assigns, the “Second Lien Administrative Agent”), and MS&Co, as collateral agent (in such capacity, the “Second Lien Agent”), are entering into a Credit Agreement, dated as of the date hereof (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Initial Second Lien Financing Agreement”), pursuant to which the Second Lien Lenders have agreed to make loans to the Second Lien Borrower;
     WHEREAS, the First Lien Borrowers and the First Lien Guarantors (defined below) have granted to the First Lien Agent security interests in the Common Collateral (defined below) as security for the prompt payment and performance of the First Lien Obligations (defined below);
     WHEREAS, the Second Lien Borrower and the Second Lien Guarantors (defined below) have granted to the Second Lien Agent security interests in the Common Collateral as security for the prompt payment and performance of the Second Lien Obligations (defined below); and
     WHEREAS, the First Lien Agent on behalf of itself and the other First Lien Claimholders (defined below) and the Second Lien Agent on behalf of itself and the other Second Lien Claimholders (defined below), and by their acknowledgment hereof, the First Lien Borrowers, the First Lien Guarantors, the Second Lien Borrower and the Second Lien Guarantors, have agreed to, among other things, the relative priority of the Liens on the Common Collateral as provided herein.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Defined Terms. Subject to the other Sections of this Article I, as used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly to direct or cause the direction of the management and policies of such Person (whether through the ability to exercise voting power, by contract or otherwise).
     “Agreement” is defined in the preamble.
     “Attributable Indebtedness” means on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (b) in respect of any monetary obligation under a synthetic, off-balance sheet or tax retention lease or other arrangement described in clauses (b) and (c) of the definition of Off-Balance Sheet Liabilities, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; and (c) in respect of any asset securitization transaction, the outstanding balance of the amounts advanced in respect of the applicable assets.

     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time.
     “Borrowers” means, collectively, the First Lien Borrowers and the Second Lien Borrower.
     “Canadian Administrative Agent” is defined in the recitals.
     “Canadian Borrower” is defined in the recitals.
     “Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the date hereof.
     “CFC Guaranty Obligation” means, with respect to any First Lien Subsidiary Guaranty issued and delivered by a CFC Subsidiary, any First Lien Obligation of such CFC Subsidiary created pursuant to such First Lien Subsidiary Guaranty in respect of the guarantee of any First Lien Obligations of a non-U.S. Person.
     “CFC Lien” means any Lien securing any CFC Guaranty Obligation of any CFC Subsidiary.
     “CFC Subsidiary” has the meaning provided for such term in the Initial First Lien Financing Agreement.
     “Collateral” means, collectively, the First Lien Collateral and the Second Lien Collateral.
     “Common Collateral” means any and all of the assets and properties of any Borrower or any Guarantor, now owned or hereafter acquired, whether real, personal or mixed, in or upon which a Lien is granted or purported to be granted to the First Lien Agent pursuant to the First Lien Documents and the Second Lien Agent pursuant to the Second Lien Documents.
     “Comparable Second Lien Collateral Document” means in relation to any Common Collateral subject to any First Lien Collateral Document, any Second Lien Collateral Document which creates a Lien in the same Common Collateral, granted by any Borrower or any Guarantor.
     “Control Agent” is defined in clause (a) of Section 5.6.
     “Control Collateral” means any Common Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Account, cash and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.
     “Controlled Account” means any Deposit Accounts or securities accounts of the Borrowers or Guarantors subject to Liens under the terms of the First Lien Collateral Documents and the Second Lien Collateral Documents.

     “DIP Financing” is defined in Section 6.1.
     “Discharge of First Lien Obligations” means (subject to reinstatement in accordance with Section 6.5), the first date upon which each of the following has occurred: (a) the payment in full in cash of all First Lien Obligations (other than contingent obligations or indemnification obligations for which no claim has been asserted); (b) the termination of all Hedging Obligations or the cash collateralization (or collateralization with other letters of credit) of all such Hedging Obligations, in a manner satisfactory to the First Lien Agent and the First Lien Administrative Agents, after consultation with the Non-Obligor Counterparty to the relevant Hedging Obligation; provided that, if neither MSSF, MSSF (Canada) nor any of their respective Affiliates are the First Lien Administrative Agents, then this clause (b) shall not be satisfied until such Non-Obligor Counterparty has consented to such termination (or collateralization), as the case may be, such consent not to be unreasonably withheld, delayed or conditioned; (c) the expiration, termination or cash collateralization (or collateralization with other letters of credit), in a manner satisfactory to the First Lien Agent and the First Lien Administrative Agents, of all Letters of Credit (as defined in the First Lien Financing Agreement); (d) the termination of all commitments to extend credit under the First Lien Financing Agreement; and (e) the delivery by the First Lien Agent and the First Lien Administrative Agents to the Second Lien Agent of a written notice confirming that the conditions set forth in clauses (a), (b), (c) and (d) have been satisfied.
     “First Lien Administrative Agents” is defined in the recitals and shall include any Person serving at such time as an “Administrative Agent” under the First Lien Financing Agreement or any other First Lien Document.
     “First Lien Agent” is defined in the recitals and shall include any Person serving at such time as a “First Lien Agent” or the “Collateral Agent” under the First Lien Financing Agreement or any other First Lien Document or any other representative of the First Lien Claimholders then most recently designated in accordance with the terms of the First Lien Financing Agreement or any other First Lien Document.
     “First Lien Borrowers” is defined in the recitals.
     “First Lien Claimholders” means the First Lien Administrative Agents, the First Lien Agent and the First Lien Lenders and shall also include any Person from time to time holding (or committed to provide) First Lien Obligations.
     “First Lien Collateral” means all of the assets and properties of any First Lien Borrower or any First Lien Guarantor, now owned or hereafter acquired, whether real, personal or mixed, in or upon which a Lien is granted or purported to be granted to the First Lien Agent or any other First Lien Claimholder as security for any First Lien Obligation pursuant to the First Lien Documents.
     “First Lien Collateral Documents” means, collectively, the security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust and other documents or agreements, if any, providing for grants or transfers for security executed and delivered by any First Lien Borrower, any First Lien Guarantor or any of their respective Subsidiaries creating a Lien upon property owned or to be acquired by such First Lien Borrower, such First Lien Guarantor or such Subsidiary in favor of the First Lien Agent or any other First Lien Claimholder, in each case as security for any First Lien Obligations.
     “First Lien Documents” means, collectively, the First Lien Financing Agreement, the First Lien Collateral Documents and all Hedge Agreements evidencing Hedging Obligations that, in each case, constitute First Lien Obligations and all other agreements, documents and instruments executed or delivered pursuant to or in connection with any of the foregoing at any time or that otherwise evidence any First Lien Obligations.
     “First Lien Financing Agreement” means, collectively, (a) the Initial First Lien Financing Agreement; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, increase (subject to the limitations set forth herein), replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Initial First Lien Financing Agreement or any other agreement or instrument referred to in this clause unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Financing Agreement; provided that, if and to the extent that any amendment, modification, increase, replacement, refinancing or refunding of the Initial First Lien Financing Agreement or any other agreement referred to in this clause (in each case other than a DIP Financing provided in accordance with Article VI) provides for revolving credit commitments, revolving credit loans, term loans, bonds, debentures, notes or similar instruments having an aggregate principal amount in excess of the Maximum First Lien Principal Debt Amount, then only that portion of such principal amount in excess of the Maximum First Lien Principal Debt Amount shall not constitute First Lien Obligations for purposes of this Agreement. For the avoidance of doubt, the foregoing proviso does not apply to Hedging Obligations. Any reference to the First Lien Financing Agreement hereunder shall be deemed a reference to any First Lien Financing Agreement then in existence.
     “First Lien Guarantor” means each Person that is (or hereafter becomes) a guarantor of the First Lien Obligations pursuant to the First Lien Documents. Upon becoming a guarantor thereunder such Person shall automatically be deemed to be a First Lien Guarantor for all purposes hereunder.
     “First Lien Lenders” is defined in the recitals.
     “First Lien Obligations” means, collectively, (a) subject, in the case of principal only, to the proviso in the definition of First Lien Financing Agreement, all Indebtedness outstanding under or with respect to one or more of the First Lien Documents; and (b) all other Obligations owing by any First Lien Borrower or any First Lien Guarantor under or with respect to the First Lien Financing Agreement or any other First Lien Document, including all claims under the First Lien Documents for interest, fees, expense reimbursements, indemnification and other similar claims, and all claims with respect to Hedging Obligations (other than those owing to the Second Lien Agent). First Lien Obligations shall include all interest accrued or accruing (or which would accrue absent the commencement of an Insolvency or Liquidation Proceeding) after the commencement of an Insolvency or

Liquidation Proceeding in accordance with and at the rate specified in the First Lien Financing Agreement, whether or not the claim for such interest is allowed or allowable in any Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any First Lien Borrower or any First Lien Guarantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference or in any respect, set aside or required to be paid to a debtor in possession, the Second Lien Agent, a receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred, all as more fully set forth in Section 6.5.
     “First Lien Obligor” means any “Obligor” as defined in the First Lien Financing Agreement.
     “First Lien Subsidiary Guaranty” means any “Subsidiary Guaranty” as defined in the Initial First Lien Financing Agreement.
     “GAAP” means United States generally accepted accounting principles and policies as in effect from time to time.
     “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantors” means, collectively, the First Lien Guarantors and the Second Lien Guarantors.
     “Hedge Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
     “Hedging Obligations” means Obligations of any Borrower, any Guarantor or any of their respective Subsidiaries under any Hedge Agreement entered into with any counterparty that is (or at the time of its delivery, was) the First Lien Agent, any other First Lien Claimholder or an Affiliate of the First Lien Agent or any other First Lien Claimholder.
     “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such agreements, (a) for any date on or after the date such Hedge Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Hedge Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreement (which may include a First Lien Claimholder or any Affiliate thereof).
     “Holdings” is defined in the recitals.
     “including” means “including, without limitation”.
     “Indebtedness” means and includes any and all “Indebtedness” within the meaning of the First Lien Financing Agreement or the Second Lien Financing Agreement, including net obligations of such Person under any Hedge Agreement and any obligation in respect of capital leases and Off Balance Sheet Liabilities. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer (other than a limited partner in a limited partnership), unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of any capital lease or Off-Balance Sheet Liability as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Initial First Lien Financing Agreement” is defined in the recitals.
     “Initial Second Lien Financing Agreement” is defined in the recitals.
     “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Borrower or any Guarantor; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Borrower or any Guarantor or with respect to any of their respective assets; (c) any liquidation, dissolution, reorganization or winding up of any Borrower or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Borrower or any Guarantor.
     “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.
     “Maximum First Lien Principal Debt Amount” means, at any time, $363,000,000.
     “MergerSub” is defined in the recitals.
     “MNI” is defined in the recitals.
     “MS&Co” is defined in the preamble.
     “MSSF” is defined in the recitals.

     “MSSF (Canada)” is defined in the recitals.
     “Obligations” means any principal, interest, premium, penalties, fees, indemnities, reimbursement obligations (including any obligation to post cash collateral), guarantee obligations, costs, expenses (including fees and disbursements of counsel), damages and other liabilities and obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the documentation governing, or made, delivered or given in connection with, any Indebtedness (including interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the commencement of an Insolvency or Liquidation Proceeding (or which would, absent the commencement of an Insolvency or Liquidation proceeding, accrue), relating to any Borrower or any Guarantor, whether or not a claim for such post-filing or post-petition interest is allowed or allowable in such Insolvency or Liquidation Proceeding).
     “Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP, (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility), (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor impair the characterization of the transaction as a true sale under any applicable law; (b) the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries.
     “Non-Obligor Counterparty” means any counterparty to a Hedging Obligation which is not a First Lien Obligor.
     “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
     “Recovery” is defined in Section 6.5.
     “Required Lenders” means with respect to any amendment or modification of the First Lien Financing Agreement, or any termination or waiver of any provision of the First Lien Financing Agreement, or any consent or departure by any First Lien Borrower therefrom, those First Lien Lenders, the approval of which is required pursuant to the First Lien Financing

Agreement to approve such amendment or modification, termination or waiver or consent or departure.
     “Second Lien Administrative Agent” is defined in the recitals.
     “Second Lien Agent” is defined in the recitals and shall include any Person serving at such time as a “Second Lien Agent” or the “Collateral Agent” under the Second Lien Financing Agreement or any other Second Lien Documents or any other representative of the Second Lien Claimholders then most recently designated in accordance with the terms of the Second Lien Financing Agreement or any other Second Lien Documents.
     “Second Lien Borrower” is defined in the recitals.
     “Second Lien Claimholder” means the Second Lien Administrative Agent, the Second Lien Agent and the Second Lien Lenders and shall also include any Person from time to time holding (or committed to provide) Second Lien Obligations.
     “Second Lien Collateral” means all of the assets and properties of the Second Lien Borrower or any Second Lien Guarantor, now owned or hereafter acquired, whether real, personal or mixed, in or upon which a Lien is granted or purported to be granted to the Second Lien Agent or the other Second Lien Claimholders as security for any Second Lien Obligation pursuant to the Second Lien Documents.
     “Second Lien Collateral Documents” means, collectively, the security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust and other documents or agreements, if any, providing for grants or transfers for security executed and delivered by the Second Lien Borrower, any Second Lien Guarantor or any of their respective Subsidiaries creating a Lien upon property owned or to be acquired by the Second Lien Borrower, such Second Lien Guarantor or such Subsidiary in favor of the Second Lien Agent or any other Second Lien Claimholder, in each case as security for any Second Lien Obligations.
     “Second Lien Documents” means, collectively, the Second Lien Financing Agreement, the Second Lien Collateral Documents and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or that otherwise evidence any Second Lien Obligations.
     “Second Lien Enforcement Date” means the date which is 270 days following the date upon which the First Lien Agent receives a notice from the Second Lien Agent certifying that (a) an Event of Default (under and as defined in any Second Lien Financing Agreement) has occurred and is continuing; and (b) Second Lien Claimholders holding the requisite amount of Second Lien Obligations necessary to declare the Second Lien Obligations to be due and payable (or the Second Lien Agent on their behalf) have declared the Second Lien Obligations to be due and payable prior to their stated maturity in accordance with any Second Lien Financing Agreement; provided that the Second Lien Enforcement Date shall be stayed (automatically and without need of any further action by any Person) and shall not occur and shall be deemed not to have occurred (i) at any time the First Lien Agent or any other First Lien Claimholder has commenced, and is diligently pursuing, any enforcement action with respect to any Common Collateral, (ii) at any time the First Lien Agent or any First Lien Administrative Agent (or the First Lien Claimholders holding the requisite amount of First Lien Obligations) has declared any First Lien Obligations to be due and payable prior to their stated maturity, (iii) at any time any Borrower or any Guarantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (iv) if the acceleration of the Second Lien Obligations is rescinded in accordance with the terms of the Second Lien Financing Agreement.
     “Second Lien Financing Agreement” means, collectively, (a) the Initial Second Lien Financing Agreement; and (b) any other indenture, credit agreement, loan agreement, note agreement, promissory note, or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, increase (subject to the limitations set forth herein), replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Initial Second Lien Financing Agreement or other agreement or instrument referred to in this clause. Any reference to the Second Lien Financing Agreement hereunder shall be deemed a reference to any Second Lien Financing Agreement then in existence.
     “Second Lien Guarantor” means each Person that is (or hereafter becomes) a guarantor of the Second Lien Obligations pursuant to the Second Lien Documents. Upon becoming a guarantor thereunder such Person shall automatically be deemed to be a Second Lien Guarantor for all purposes hereunder.
     “Second Lien Lenders” is defined in the recitals.
     “Second Lien Obligations” means, collectively, (a) all Indebtedness outstanding under or with respect to one or more of the Second Lien Documents; and (b) all other Obligations owing by the Second Lien Borrower or any Second Lien Guarantor under or with respect to the Second Lien Financing Agreement or any other Second Lien Document, including all claims under the Second Lien Documents for interest, fees, expense reimbursements, indemnification and other similar claims. Second Lien Obligations shall include all interest accrued or accruing (or which would accrue absent the commencement of an Insolvency or Liquidation Proceeding) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Second Lien Financing Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of the Second Lien Borrower or any Second Lien Guarantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, the First Lien Agent, a receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.
     “U.S. Administrative Agent” is defined in the recitals.
     “U.S. Borrowers” is defined in the recitals.
     “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managing or other voting members of the governing body of such Person.
     SECTION 1.2. UCC Defined Terms. In addition, the following terms which are defined in the Uniform Commercial Code are used herein as so defined: Certificated Security, Deposit Account, Instrument and Investment Property.
     SECTION 1.3. Definitions (Generally). The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including this Agreement) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, extended, supplemented, restated, replaced or otherwise modified (subject to any restrictions on such amendments, extensions, supplements, restatements, replacements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof; (d) all references herein to Sections shall be construed to refer to Sections of this Agreement; (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contracts; and (f) any reference to any law, rule, regulation, statute, code, ordinance or treaty shall include any statutory or regulatory provisions consolidating, amending, replacing, supplementing or interpreting any of the foregoing.
ARTICLE II
LIEN PRIORITIES
     SECTION 2.1. Lien Priority.
     (a) Priority. Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (or failure to perfect) of any Liens granted to the Second Lien Agent or the Second Lien Claimholders on all or any portion of the Common Collateral or of any Liens granted to the First Lien Agent or the First Lien Claimholders on all or any portion of the Common Collateral, and regardless of how such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the First Lien Agent or the Second Lien Agent (or any other First Lien Claimholder or any other Second Lien Claimholder) in any Common Collateral, (iii) any provision of the UCC, the Bankruptcy Code or any applicable law, the First Lien Documents or the Second Lien Documents, (iv) whether the First Lien Agent or the Second Lien Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (v) the fact that any Liens in favor of the First Lien Agent or the First Lien Claimholders securing any of the First Lien Obligations are (A) subordinated to any Lien securing any obligation of any Borrower or any Guarantor other than the First Lien Obligations or (B) otherwise subordinated, voided, avoided, invalidated, or lapsed, or (vi) any other circumstance whatsoever, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (x) any Lien on any Common Collateral securing the First Lien Obligations now or hereafter held by the First Lien Agent or the other First Lien Claimholders shall be senior in priority to all Liens on any Common Collateral securing the Second Lien Obligations; and (y) any Lien on any Common Collateral now or hereafter held by the Second Lien Agent or the other Second Lien Claimholders shall be and is expressly junior and subordinate in priority to any and all Liens on any Common Collateral securing the First Lien Obligations.
     (b) Effect of Perfection or Failure to Perfect. Notwithstanding any failure by the First Lien Agent, any other First Lien Claimholder, the other Second Lien Agent or any Second Lien Claimholder to perfect its security interests in any Common Collateral or any avoidance, invalidation or subordination by any third party or court of the security interests in any Common Collateral granted to any such Person, the priority and rights as between the First Lien Agent and the other First Lien Claimholders on the one hand and the Second Lien Agent and the other Second Lien Claimholders on the other hand with respect to any Common Collateral shall be as set forth in this Agreement.
     (c) Nature of First Lien Obligations. The Second Lien Agent on behalf of itself and the other Second Lien Claimholders acknowledges that a portion of the First Lien Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (subject to the proviso in the definition of First Lien Financing Agreement) the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Lien Agent or any other Second Lien Claimholder and without affecting the provisions hereof. The lien priorities provided in this Section shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.
     SECTION 2.2. Prohibition on Contesting Liens. The Second Lien Agent, for itself and on behalf of each other Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each other First Lien Claimholder, agrees that it shall not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, or objecting to, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, perfection, validity or enforceability of any Lien in any Common Collateral granted to the other, or the provisions of this Agreement.
     SECTION 2.3. No New Liens.
     (a) Limitation on other Collateral for the First Lien Claimholders. So long as any Second Lien Obligations remain outstanding, and subject to Article VI hereof, (i) the First Lien Agent agrees that, on and after the date hereof, neither the First Lien Agent nor any other First Lien Claimholder shall acquire or hold any Lien (other than (x) a CFC Lien or (y) cash collateralization of any First Lien Obligations consisting of letters of credit or Hedging Obligations) on any assets of any Borrower, any Guarantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the second-priority Lien of the Second Lien Agent under the Second Lien Documents, and (ii) each Borrower and each Guarantor agrees not to grant any Lien (other than (x) a CFC Lien or (y) cash collateralization of any First Lien Obligations consisting of letters of credit or Hedging Obligations) on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the First Lien Agent or the First Lien Claimholders securing the First Lien Obligations unless it, or such Subsidiary, has granted an identical second-priority Lien on such assets in favor of the Second Lien Agent or the Second Lien Claimholders securing the Second Lien Obligations. If the First Lien Agent or any other First Lien Claimholder shall acquire any Lien (other than (x) a CFC Lien or (y) cash collateralization of any First Lien Obligations consisting of letters of credit or Hedging Obligations) on any assets of any Borrower, any Guarantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the second-priority Lien of the Second Lien Agent under the Second Lien Documents, then the First Lien Agent (or the relevant First Lien Claimholder) shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document (A) be deemed to hold and have held such Lien for the benefit of the Second Lien Agent as security for the Second Lien Obligations subject to the priorities and other terms set forth herein or (B) release such Lien.
     (b) Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) the Second Lien Agent agrees that, on and after the date hereof, neither the Second Lien Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Borrower, any Guarantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the first-priority Lien of the First Lien Agent securing the First Lien Obligations, and (ii) each Borrower and each Guarantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the Second Lien Agent or the Second Lien Claimholders securing the Second Lien Obligations unless it, or such Subsidiary, has granted an identical first-priority Lien on such assets in favor of the First Lien Agent or the First Lien Claimholders securing the First Lien Obligations. If the Second Lien Agent or any Second Lien Claimholder shall acquire any Lien on any assets of any Borrower, any Guarantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the first-priority Lien of the First Lien Agent securing the First Lien Obligations, then the Second Lien Agent (or the relevant Second Lien Claimholder) shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (A) be deemed to hold and have held such Lien for the benefit of the First Lien Agent as security for the First Lien Obligations subject to the priorities and other terms set forth herein or (B) release such Lien.
     SECTION 2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical, except to the extent provided in clause (a) of Section 2.3 with respect to (x) a CFC Lien or (y) the cash collateralization of any First Lien Obligations consisting of letters of credit or Hedging Obligations. In furtherance of the foregoing, the parties hereto agree:
     (a) upon request of the First Lien Agent or the Second Lien Agent, to cooperate in good faith (and to direct their counsel and agents to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective grantors with respect thereto; and
     (b) that the terms and provisions contained in the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral shall, in all material respects, be the same other than with respect to (i) the priority of the Liens thereunder and (ii) Collateral described in clauses (x) and (y) above.
ARTICLE III
ENFORCEMENT, STANDSTILL, WAIVERS
     SECTION 3.1. Standstill and Waivers. Until the earlier of (a) the date upon which the Discharge of First Lien Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower, any Guarantor or any of their respective Subsidiaries, or (b) the Second Lien Enforcement Date, neither the Second Lien Agent nor the Second Lien Claimholders:
     (i) will oppose, object to or contest in any manner, any foreclosure, sale, lease, exchange, transfer or other disposition of any Common Collateral by the First Lien Agent or any other First Lien Claimholder, or any other exercise of any rights or remedies by or on behalf of the First Lien Agent or any other First Lien Claimholder in respect of any Common Collateral, including the commencement or prosecution of any enforcement action under applicable law or the First Lien Documents;
     (ii) shall have any right to (A) direct either the First Lien Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to any Common Collateral or pursuant to the First Lien Documents or (B) contest or object to the exercise by the First Lien Agent or any other First Lien Claimholder of any right, remedy or power with respect to any Common Collateral or pursuant to the First Lien Documents or to the timing or manner in which any such right is exercised or not exercised (and, to the extent they may have any such right described in this clause, whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (iii) will institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the First Lien Agent or any other First Lien Claimholder seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Lien Agent nor any other First Lien Claimholder shall be liable for, any action taken or omitted to be taken by the First Lien Agent or any other First Lien Claimholder with respect to any Common Collateral or pursuant to the First Lien Documents; provided that this provision shall not prevent the Second Lien Agent on behalf of the Second Lien Claimholders from asserting claims against the First Lien Agent for damages arising from its gross negligence or willful misconduct in performing its duties and obligations hereunder;
     (iv) will take, receive or accept any Common Collateral or any proceeds of any Common Collateral, except in accordance with the provisions of this Agreement;
     (v) will commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, any Common Collateral or pursuant to the Second Lien Documents; or
     (vi) will seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of any Common Collateral.
     SECTION 3.2. Exclusive Enforcement; Nature of Rights.
     (a) Limitation on Action by Second Lien Claimholders. Until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower, any Guarantor or any of their respective Subsidiaries, or (ii) the Second Lien Enforcement Date, the Second Lien Agent agrees, on behalf of itself and the other Second Lien Claimholders, that the First Lien Agent and the other First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding release (in connection with any such enforcement of rights or exercise of remedies), disposition, or restrictions with respect to any Common Collateral without any consultation with or the consent of the Second Lien Agent or any other Second Lien Claimholder; provided that, in each case (subject to the provisions of Article VI), (A) in any Insolvency or Liquidation Proceeding commenced by or against the Second Lien Borrower or any Second Lien

Guarantor, the Second Lien Agent may file a claim or statement of interest with respect to the Second Lien Obligations, (B) the Second Lien Agent may take any action (not adverse to the senior Liens on any Common Collateral securing the First Lien Obligations or the rights of the First Lien Agent to exercise remedies in respect thereof) in order to preserve or protect (but not enforce) its Lien on any Common Collateral, (C) the Second Lien Agent shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders or the Second Lien Agent, including any claims secured by any Common Collateral, in each case in accordance with the terms of this Agreement, (D) the Second Lien Agent and the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Second Lien Borrower and the Second Lien Guarantors arising under either bankruptcy or non-bankruptcy law, except as specifically prohibited herein, (E) the Second Lien Claimholders and the Second Lien Agent shall be entitled to file any proof of claim and other filings and make any agreements and motions that are, in each case, in accordance with the terms of this Agreement, and (F) the Second Lien Claimholders and the Second Lien Agent may exercise any of their rights and remedies with respect to any Common Collateral after the Second Lien Enforcement Date and so long as the Second Lien Enforcement Date has not been suspended pursuant to the definition thereof.
Subject to clause (b) of Section 4.7 of the Initial First Lien Financing Agreement (or any similar provision in any other First Lien Financing Agreement), in exercising rights and remedies with respect to any Common Collateral, the First Lien Agent and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.
     (b) Permitted Action by Second Lien Claimholders. Without limiting the generality of the foregoing provisions of this Section, until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower, any Guarantor or any of their respective Subsidiaries, or (ii) the Second Lien Enforcement Date, and subject to any other rights set forth herein, the sole right of the other Second Lien Agent and the Second Lien Claimholders with respect to any Common Collateral is to hold a Lien on any Common Collateral pursuant to the Second Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, as set forth herein.
     SECTION 3.3. No Additional Rights for Any Borrower Hereunder. If the First Lien

Agent or any other First Lien Claimholder or Second Lien Agent or any other Second Lien Claimholder enforces its rights or remedies in violation of the terms of this Agreement, neither any Borrower nor any Guarantor shall be entitled to use such violation as a defense to any action by the First Lien Agent or any other First Lien Claimholder or Second Lien Agent or any other Second Lien Claimholder, nor to assert such violation as a counterclaim or basis for set off or recoupment against the First Lien Agent or any other First Lien Claimholder or Second Lien Agent or any other Second Lien Claimholder.
ARTICLE IV
PAYMENTS
     SECTION 4.1. Application of Proceeds. Until the date upon which the Discharge of First Lien Obligations shall have occurred (except as specifically provided in the First Lien Documents and in the Second Lien Documents), the cash proceeds of Common Collateral received in connection with the sale or disposition of, or collection on, such Common Collateral and whether or not pursuant to any exercise of remedies or any Insolvency or Liquidation Proceeding, shall be applied by the First Lien Agent, first, to the First Lien Obligations in such order as specified in the First Lien Documents and, thereafter, to the extent any proceeds remain, to the Second Lien Agent for application to the Second Lien Obligations in such order as specified in the Second Lien Documents, if applicable. Upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver to the Second Lien Agent any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
     SECTION 4.2. Payments Over. Until the date upon which the Discharge of First Lien Obligations has occurred, any Common Collateral or proceeds thereof received by the Second Lien Agent or any other Second Lien Claimholder in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Until the date upon which the Discharge of First Lien Obligations shall have occurred, the First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or such other Second Lien Claimholder.
ARTICLE V
OTHER AGREEMENTS
     SECTION 5.1. Releases.
     (a) Until the date upon which the Discharge of First Lien Obligations shall have occurred, if:
     (i) the First Lien Agent exercises any of its remedies in respect of any Common Collateral in accordance with the terms of this Agreement, including any sale, lease, exchange, transfer or other disposition of such Common Collateral;

     (ii) there occurs any sale, lease, exchange, transfer or other disposition of Common Collateral to a Person other than a Borrower or a Guarantor in a transaction that is permitted under the terms of the First Lien Financing Agreement and the Second Lien Financing Agreement (whether or not in either case an event of default under, and as defined therein, has occurred and is continuing) at the time of such transaction; or
     (iii) any Common Collateral is to be released which consists of the assets of a Subsidiary of a Borrower or a Guarantor all of the Capital Securities of which is being released pursuant to any other provision of this clause;
and if, in connection therewith, the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Common Collateral, or releases any Guarantor from its obligations under its guaranty of the First Lien Obligations (other than in connection with the Discharge of First Lien Obligations), the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Lien Claimholders, on such Common Collateral, and the obligations of such Guarantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released with no further consent or action of any Person, and the Second Lien Agent, for itself or on behalf of any such Second Lien Claimholder, promptly shall execute and deliver to the First Lien Agent such termination statements, releases and other documents and shall take such further actions as the First Lien Agent or such Guarantor may reasonably request to effectively confirm such release.
     (b) The Second Lien Agent, for itself and on behalf of the other Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent or such Second Lien Claimholder or in the First Lien Agent’s own name, from time to time, in the First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section including any financing statements, endorsements or other instruments or transfer or release. This appointment is coupled with an interest.
     SECTION 5.2. Insurance. The First Lien Agent and the Second Lien Agent shall be named as additional insureds and the Control Agent shall be named as loss payee (on behalf of the First Lien Agent, the First Lien Claimholders, the Second Lien Agent and the other Second Lien Claimholders) under any insurance policies maintained from time to time by any Borrower or any Guarantor. Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Agent and the other Second Lien Claimholders on the other, the First Lien Agent and the other First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Common Collateral in the event of any loss thereunder; and (b) to approve any award granted in any condemnation or similar proceeding affecting any Common Collateral. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Common Collateral that are payable to the First Lien Agent and the Second Lien Agent shall be paid to the First Lien Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Documents and thereafter to the Second Lien Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Agent or any other Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.
     SECTION 5.3. Amendments to Second Lien Documents and First Lien Documents.
     (a) Without the prior written consent of the First Lien Agent (and any required consent of the First Lien Claimholders), no Second Lien Document may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification would (i) contravene the provisions of this Agreement, (ii) increase the then outstanding aggregate principal amount of the notes or loans under the Second Lien Financing Agreement to an amount exceeding $130,000,000, (iii) increase the “Applicable Margin” or similar component of the interest on the loans thereunder by more than 1.50% per annum (exclusive, for the avoidance of doubt, of any imposition of “default” interest), (iv) provide for dates for scheduled payment of principal, interest, premium (if any) or fees which are earlier than such dates under the Second Lien Financing Agreement as in effect on the date hereof, (v) provide for covenants, events of default or remedies which are more restrictive on the Second Lien Borrower or any Second Lien Guarantor than those set forth in the Second Lien Financing Agreement as in effect on the date hereof, (vi) provide for redemption, prepayment or defeasance provisions that are more burdensome on the Second Lien Borrower or any Second Lien Guarantor than those set forth in the Second Lien Financing Agreement as in effect on the date hereof, (vii) provide for collateral securing Indebtedness thereunder which is more extensive than the collateral provided with respect to the First Lien Financing Agreement or (viii) unless otherwise expressly permitted under the foregoing clauses (i) through (vii), increase the obligations of the Second Lien Borrower or the Second Lien Guarantors or confer any additional rights on any Second Lien Claimholder which could reasonably be expected to be adverse to the First Lien Agent or any other First Lien Claimholder.
     (b) Without the prior written consent of the Second Lien Agent (and any required consent of the Second Lien Claimholders), no First Lien Document may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification would (i) contravene the provisions of this Agreement, (ii) increase the then outstanding aggregate principal amount of the loans under the First Lien Financing Agreement plus, if any, any undrawn portion of any commitment under the First Lien Financing Agreement in excess of the Maximum First Lien Principal Debt Amount, or (iii) increase any “Applicable Margin” or similar component of the interest yield of the loans thereunder by more than 1.50% per annum from the “Applicable Margin” or similar component under the First Lien Financing Agreement as in effect as of the date hereof (exclusive, for the avoidance of doubt, of any imposition of “default” interest).
     (c) In the event the First Lien Agent or the First Lien Claimholders and any Borrower or any Guarantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Agent, the First Lien Claimholders, any Borrower or any Guarantor, then such amendment, waiver or consent shall apply automatically to any comparable provision of the applicable Comparable Second Lien Collateral Document without the consent of the Second Lien Agent or the Second Lien Claimholders and without any action by the Second Lien Agent, any Borrower or any Guarantor; provided that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (ii) imposing duties on the Second Lien Agent without its consent or (iii) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Financing Documents or Article VI, and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Agent (provided that the failure of any such notice to be given shall not impair or affect the Second Lien Agent’s or any other Second Lien Claimholder’s obligations to the First Lien Agent and the other First Lien Claimholders, the First Lien Agent’s rights hereunder, the enforceability of this Agreement or any Liens created or granted hereby or under any First Lien Financing Document or limit or impair the effectiveness or effect of any such amendment, waiver or consent or the automatic application thereof to any comparable provision of the applicable Comparable Second Lien Collateral Document).
     SECTION 5.4. Legend. The Second Lien Agent agrees that each Second Lien Collateral Document shall include the following language:
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the trustee pursuant to this Agreement and the exercise of any right or remedy by the [Collateral][Second Lien][Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August 16, 2007, as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among Morgan Stanley & Co. Incorporated (“MS&Co”), as First Lien Agent, MS&Co, as Second Lien Agent, MS&Co, as Control Agent and the Borrowers and the Guarantors (each as defined therein) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”
In addition, the Second Lien Agent agrees that each Second Lien Collateral Document under which any Lien on real property owned by any Borrower or any Guarantor is granted to secure the Second Lien Obligations covering any Common Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the priority of the First Lien Collateral Document covering such Common Collateral over such Second Lien Collateral Document.

     SECTION 5.5. Rights as Unsecured Creditors and Judgment Creditors.
     (a) Except to the extent expressly set forth in Section 3.1 and Section 3.2 and subject to Article VI, the Second Lien Agent and the other Second Lien Claimholders shall not exercise any of their rights or remedies as unsecured creditors against the Borrowers, the Guarantors or any of their Subsidiaries pursuant to the terms of the Second Lien Documents, applicable law, this Agreement or otherwise; provided, however, that nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations under the Second Lien Documents or the receipt of the Second Lien Agent or the Second Lien Claimholders of the required payments of principal and interest and other amounts, so long as such receipt is not the direct or indirect result of the exercise of the Second Lien Agent or any other Second Lien Claimholder of rights and remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them.
     (b) In the event the Second Lien Agent or any other Second Lien Claimholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes and shall be junior to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are junior to such First Lien Obligations under this Agreement. Nothing in this Agreement modifies any rights or remedies the other First Lien Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.
     SECTION 5.6. Limited Agency of Morgan Stanley for Perfection.
     (a) The First Lien Agent, on behalf of itself and the other First Lien Claimholders, and the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, each hereby appoint Morgan Stanley &Co. Incorporated as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Agent and consented to by the Second Lien Agent (such consent not to be unreasonably withheld or delayed), the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Agent (on behalf of itself and the other First Lien Claimholders) and the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders) with respect to the Control Collateral for purposes of the perfecting of the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral that is part of the Common Collateral or any other Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Agent (on behalf of itself and the other First Lien Claimholders) and the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section. The Control Agent, the First Lien Agent, on behalf of itself and the other First Lien Claimholders, and the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, each hereby agrees that the First Lien Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control

Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of the date upon which the Discharge of First Lien Obligations shall have occurred and the Second Lien Enforcement Date, and neither the Second Lien Agent nor any other Second Lien Claimholder will hinder, delay or interfere with the exercise of such rights by the First Lien Agent in any respect. The First Lien Agent and the Second Lien Agent hereby acknowledge that the Control Agent will obtain “control” under the UCC over each Controlled Account as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of both the First Lien Agent (on behalf of itself and the other First Lien Claimholders) and the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders) pursuant to the control agreements relating to each respective Controlled Account. The Borrowers hereby agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Borrowers are required to do so for the First Lien Agent in accordance with the First Lien Financing Agreement. The First Lien Agent and the Second Lien Agent hereby also acknowledge and agree that the Control Agent, to the extent it receives landlord lien waivers, will receive such landlord lien waivers for the benefit of the Second Lien Agent for the benefit of itself and the other Second Lien Claimholders and the First Lien Agent for the benefit of itself and the other First Lien Claimholders. Except as set forth below, the Control Agent shall have no obligation whatsoever to the Second Lien Agent or any Second Lien Claimholder including any obligation to assure that the Control Collateral is genuine or owned by any Borrower, any Guarantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section. In acting on behalf of the other Second Lien Agent and the Second Lien Claimholders, the duties or responsibilities of the Control Agent under this Section shall be limited solely (i) to physically holding the Control Collateral delivered to the Control Agent by the Borrowers, the Guarantors or any Subsidiary of such Person as agent for the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders) for purposes of perfecting the Lien held by the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders) and (ii) delivering such collateral as set forth in clause (d) of Section 5.6.
     (b) The rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Documents.
     (c) The First Lien Agent shall not have by reason of any Second Lien Collateral Document or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any other Second Lien Claimholder.
     (d) Upon the Discharge of First Lien Obligations, the Control Agent shall deliver to the Second Lien Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct.

     SECTION 5.7. Inspection Rights. As between the First Lien Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Agent and the other Second Lien Claimholders, on the other hand,
     (a) the First Lien Agent and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Lien Agent may advertise and conduct public auctions or private sales of any Common Collateral, in each case without notice to (except as provided in Section 7.5), the involvement of or interference by the Second Lien Agent or any other Second Lien Claimholder or liability to the Second Lien Agent or any other Second Lien Claimholder
     (b) The Second Lien Agent may inspect the Common Collateral, in accordance with Second Lien Documents, so long as such inspection does not interfere with the rights of the First Lien Agent under Section 3.1 or under the First Lien Documents.
ARTICLE VI
INSOLVENCY OR LIQUIDATION PROCEEDINGS
     SECTION 6.1. Financing and Sale Issues. If any Borrower or any Guarantor shall be subject to any Insolvency or Liquidation Proceeding and, at any time prior to the Discharge of First Lien Obligations, the First Lien Agent or the First Lien Claimholders shall desire to permit (or not object to) the sale, use or lease of cash collateral or to permit (or not object to) any Borrower to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or to provide such financing (“DIP Financing”), then, so long as the sum of (a) the aggregate principal amount of Indebtedness incurred in connection with such DIP Financing plus (b) the sum of (i) the principal amount of the Indebtedness outstanding in respect of the First Lien Obligations as of the date of the commencement of such Insolvency or Liquidation Proceeding and (ii) the aggregate undrawn face amount of all letters of credit outstanding under the First Lien Financing Agreement does not exceed the sum of (x) the Maximum First Lien Principal Debt Amount plus (y) $25,000,000, then the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, and each Second Lien Claimholder by becoming a Second Lien Claimholder, agrees that it will raise no objection to, nor support any other Person objecting to, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the First Lien Agent or to the extent expressly permitted by Section 6.3) and, to the extent the Liens securing the First Lien Obligations are subordinate to or pari passu with such DIP Financing, it (a) will subordinate (and will be deemed hereunder to have subordinated) the Liens securing the Second Lien Obligations (i) to such DIP Financing with, if applicable, the same terms and conditions as the Liens securing the First Lien Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Lien Agent and the First Lien Claimholders and (iii) to any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Agent or the other First Lien Claimholders, and (b) agrees that notice received four (4) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice; provided that the foregoing shall not prohibit the Second Lien Agent or the Second Lien Claimholders from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than provisions solely requiring that the DIP Financing be paid in full in cash. The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees that it will raise no objection to or oppose a sale or other disposition of any Common Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code (or otherwise) if the Required Lenders have consented to (or supported) such sale or disposition of such assets so long as the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the terms of this Agreement.
     SECTION 6.2. Relief from the Automatic Stay. Until the date upon which the Discharge of First Lien Obligations shall have occurred, the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Common Collateral, without the prior written consent of the First Lien Agent and the Required Lenders.
     SECTION 6.3. Adequate Protection. The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Lien Agent or the other First Lien Claimholders for adequate protection or (b) any objection by the First Lien Agent or any other First Lien Claimholder to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Lien Agent or any other First Lien Claimholder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. The Second Lien Agent (on behalf of itself and each other Second Lien Claimholder) hereby waives any claim it may have arising out of any election by the First Lien Agent or any other First Lien Claimholder pursuant to section 1111(b)(2) of the Bankruptcy Code. Notwithstanding anything contained in this Section and in Section 6.1, in any Insolvency or Liquidation Proceeding, (i) the Second Lien Agent and the other Second Lien Claimholders may seek, support, accept or retain adequate protection (A) only if the First Lien Agent and the other First Lien Claimholders are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and the First Lien Agent and the other First Lien Claimholders do not object to the adequate protection being provided to the First Lien Agent and the other First Lien Claimholders and (B) in the form of (x) a replacement Lien on such additional collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Agent and the other First Lien Claimholders, and (ii) in the event the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, receives adequate protection, including in the form of additional collateral, then the Second Lien Agent, on behalf of itself or any of the other Second Lien Claimholders, agrees that the First Lien Agent shall have a senior Lien and claim on such adequate protection as security for the First Lien Obligations and that any Lien on any additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Lien Agent and the other First Lien Claimholders as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Lien Obligations are subordinated to such First Lien Obligations under this Agreement. Notwithstanding the foregoing, if the First

Lien Claimholders are deemed by a court of competent jurisdiction to be fully secured on the petition date, then the Second Lien Claimholders shall not be prohibited from seeking adequate protection in the form of interest, fees or other cash payments.
     SECTION 6.4. No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Agent or any of the other Second Lien Claimholders, including, without limitation, the seeking by the Second Lien Agent or any other Second Lien Claimholder of adequate protection or the asserting by the Second Lien Agent or any other Second Lien Claimholder of any of its rights and remedies under the Second Lien Documents or otherwise, unless, in each case, such action is consistent with the terms of this Article VI.
     SECTION 6.5. Preference Issues. If the First Lien Agent or any other First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any First Lien Borrower or any First Lien Guarantor any amount (whether received by or on behalf of any First Lien Borrower or any First Lien Guarantor, as proceeds of security, enforcement of any right of setoff or otherwise) (a “Recovery”), then the obligation or part thereof originally intended to be satisfied shall be reinstated and outstanding as First Lien Obligations as if such payment had not occurred to the extent of such Recovery and the Discharge of First Lien Obligations shall be deemed to not have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. The Second Lien Agent and the other Second Lien Claimholders agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. In the event that any such payment with respect to the First Lien Obligations results in a Discharge of First Lien Obligations, the First Lien Agent and the other First Lien Claimholders agree that the Second Lien Agent and the other Second Lien Claimholders shall be permitted to act hereunder as though a Discharge of First Lien Obligations had occurred during the period from such payment until the date of such reinstatement of the First Lien Obligations and shall have no liability to the First Lien Agent or the other First Lien Claimholders for any action taken or omitted to be taken hereunder in accordance therewith, except to the extent such act or omission is found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of the Second Lien Agent or any of the other Second Lien Claimholders.
     SECTION 6.6. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt instruments or securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a court-authorized plan of reorganization or similar court-authorized dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt instruments or securities distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt instruments or securities pursuant to such plan and will apply with like effect to the Liens securing such debt instruments or securities.
     SECTION 6.7. Voting for Plan of Reorganization. The First Lien Agent (on behalf of itself and the other First Lien Claimholders), on the one hand, and the Second Lien Agent (on behalf of itself and the other Second Lien Claimholders), on the other hand, shall be entitled to vote as separate classes with respect to any plan of reorganization in connection with any Insolvency or Liquidation Proceeding; provided that the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees that neither it nor any other Second Lien Claimholder shall (a) take any action or vote in any way which supports any plan of reorganization unless such plan (i) is consistent with the terms of this Agreement, (ii) provides for the Discharge of First Lien Obligations, (iii) provides for treatment of such claims of the First Lien Agent or the other First Lien Claimholders in such a manner that would result in such claims having relative Lien (or, if the obligations, property or assets to be distributed in respect of such clauses under such plan are unsecured, other) priority over the claims of the Second Lien Agent and the other Second Lien Claimholders to at least the same extent as the First Lien Obligations have priority over the Second Lien Obligations, whether or not such obligations, property or assets are in fact secured by any liens and (iv) treats such claims in a manner approved by the First Lien Agent and the Required Lenders; or (b) take any action or vote against any plan of reorganization which has been approved by the First Lien Claimholders.
     SECTION 6.8. Separate Grants of Security and Separate Classification. The Second Lien Agent on behalf of itself and the other Second Lien Claimholders acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Agent and the other First Lien Claimholders and the Second Lien Agent and the other Second Lien Claimholders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Agent on behalf of itself and the other Second Lien Claimholders hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrowers and the Guarantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Agent and the other Second Lien Claimholders), the First Lien Agent and the other First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Agent and the other Second Lien Claimholders, with the Second Lien Agent and the other Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Agent and the other First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Agent and the other Second Lien Claimholders).
     SECTION 6.9. Other Matters. To the extent that the Second Lien Agent or any Second Lien Claimholder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Lien Agent agrees, on behalf of itself and the other Second Lien Claimholders, not to assert any of such rights without the prior written consent of the First Lien Agent; provided that, if requested by the First Lien Agent, the Second Lien Agent shall timely exercise such rights in the manner requested by the First Lien Agent, including any rights to payments in respect of such rights.
     SECTION 6.10. Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to a Borrower or a Guarantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.
ARTICLE VII
RELIANCE; WAIVERS; NOTICES; ETC
     SECTION 7.1. Reliance.
     (a) The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Documents and the grant to the Second Lien Agent on behalf of the Second Lien Claimholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to any First Lien Borrower shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, acknowledges that it and the other Second Lien Claimholders have, independently and without reliance on the First Lien Agent or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Financing Agreement, the other Second Lien Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Financing Agreement, the other Second Lien Documents or this Agreement.
     (b) The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Documents and the grant to the First Lien Agent on behalf of the First Lien Claimholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Second Lien Borrower shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Agent, on behalf of itself and the other First Lien Claimholders, acknowledges that it and the other First Lien Claimholders have, independently and without reliance on the Second Lien Agent or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Financing Agreement, the other First Lien Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Financing Agreement, the other First Lien Documents or this Agreement.
     SECTION 7.2. No Warranties or Liability.
     (a) The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, acknowledges and agrees that each of the First Lien Agent and the other First Lien Claimholders has made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit to any First Lien Borrower in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Claimholders may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent or any of the other Second Lien Claimholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Agent nor any other First Lien Claimholder shall have any duty to the Second Lien Agent or any of the other Second Lien Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any Guarantors (including the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.
     (b) The First Lien Agent, on behalf of itself and the other First Lien Claimholders, acknowledges and agrees that each of the Second Lien Agent and the other Second Lien Claimholders has made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents. The Second Lien Claimholders will be entitled to manage and supervise their respective loans to the Second Lien Borrower in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Second Lien Claimholders may manage their loans and extensions of credit without regard to any rights or interests that the First Lien Agent or any of the other First Lien Claimholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Second Lien Agent nor any other Second Lien Claimholder shall have any duty to the First Lien Agent or any of the other First Lien Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any Guarantors (including the First Lien Documents), regardless of any knowledge thereof which they may have or be charged with.
     SECTION 7.3. No Waiver of Lien Priorities.

     (a) No right of the First Lien Agent, the other First Lien Claimholders or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or the Guarantors or by any act or failure to act by the First Lien Agent or any other First Lien Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Agent or the other First Lien Claimholders, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting any other provision hereof (but subject to the rights of the First Lien Borrowers and the First Lien Guarantors under the First Lien Documents, the proviso set forth in the definition of the term “First Lien Financing Agreement” and the limitations set forth in clause (b) of Section 5.3 hereof), the First Lien Agent, the other First Lien Claimholders, and any of them, may, at any time and from time to time, without the consent of the Second Lien Agent or any other Second Lien Claimholder, without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any other Second Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) make loans and advances to any Borrower or any Guarantor or issue, guaranty or obtain letters of credit for the account of any such Person or otherwise extend credit to any such Person, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of any Borrower or any Guarantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Claimholders, the First Lien Obligations or any of the First Lien Documents; provided that nothing herein shall prohibit the Second Lien Agent and the other Second Lien Claimholders from enforcing any rights arising under the Second Lien Financing Agreement as a result of the Borrowers’ or the Guarantors’ violation of the terms thereof including any covenant prohibiting the amendment of certain provisions of the First Lien Financing Agreement, subject in each case to this Agreement;
     (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Borrower or any Guarantor to the First Lien

Claimholders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise any First Lien Obligation or any other liability of any Borrower or any Guarantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;
     (v) exercise or delay in or refrain from exercising any right or remedy against any Borrower or any security or any Guarantor or any other Person, elect any remedy and otherwise deal freely with any Borrower, any Guarantor and the First Lien Collateral and any security and any guarantor or any liability of any Borrower or any Guarantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;
     (vi) release or discharge any First Lien Obligations or any guaranty thereof or any agreement or obligation of any Borrower or any Guarantor or any other Person or entity with respect thereto;
     (vii) take or fail to take any Lien on any First Lien Collateral or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure than any Lien on any First Lien Collateral or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligations or any other obligation secured thereby; or
     (viii) otherwise release, discharge or permit the lapse of any or all First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.
     (c) The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, also agrees that the First Lien Agent and the other First Lien Claimholders shall have no liability to the Second Lien Agent or any other Second Lien Claimholder, and the Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, hereby waives any claim against the First Lien Agent or any other First Lien Claimholder, arising out of any and all actions which the First Lien Agent or the other First Lien Claimholders may take or permit or omit to take with respect to: (i) the First Lien Documents, (ii) the collection of the First Lien Obligations or (iii) the perfection, release, failure to act upon, foreclosure upon, or sale, liquidation or other disposition of, the First Lien Collateral; provided that, notwithstanding the foregoing, the First Lien Agent shall be liable for damages resulting from actions taken by it in violation of any provision of this Agreement to the extent such violation is found by a final, non-appealable judgment of a court of competent jurisdiction to arise from its gross negligence, bad faith or willful misconduct. The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees that the First Lien

Agent and the other First Lien Claimholders have no duty to them in respect of the maintenance or preservation of the First Lien Collateral or the First Lien Obligations.
     (d) The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.
     SECTION 7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the other First Lien Claimholders and the Second Lien Agent and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect as set forth herein irrespective of:
     (a) any lack of validity or enforceability of the First Lien Documents or any Second Lien Documents;
     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Financing Agreement or any other First Lien Document or of the terms of the Second Lien Financing Agreement or any other Second Lien Document;
     (c) any compromise, surrender, release, non-perfection or exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any Guarantor; or
     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any Guarantor in respect of the First Lien Obligations or of the Second Lien Agent or any other Second Lien Claimholder or Second Lien Obligations in respect of this Agreement.
     SECTION 7.5. Certain Notices.
     (a) Promptly upon the satisfaction of the conditions set forth in clauses (a), (b), (c), and (d) of the definition of Discharge of First Lien Obligations, the First Lien Agent shall deliver the notice contemplated by clause (e) of said definition.
     (b) Promptly upon (or as soon as practicable following) the commencement by the First Lien Agent of any enforcement action with respect to any Common Collateral

(including by way of a public or private sale of Collateral), the First Lien Agent shall notify the Second Lien Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Agent hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
ARTICLE VIII
MISCELLANEOUS
     SECTION 8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents regarding the relative rights and obligations of the First Lien Agent and the other First Lien Claimholders on the one hand and the Second Lien Agent and the other Second Lien Claimholders on the other, respectively, the provisions of this Agreement shall govern.
     SECTION 8.2. Waiver of Consequential Damages. No party shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement.
     SECTION 8.3. Continuing Nature of this Agreement. This Agreement shall continue to be effective notwithstanding the Discharge of the First Lien Obligations. This is a continuing agreement of lien priorities and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Agent or any other Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers and the Guarantors constituting First Lien Obligations on the faith hereof. The other Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.
     SECTION 8.4. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrowers and the Guarantors shall not have any right to amend, modify or waive any provision of this Agreement without the consent of the Second Lien Agent then party hereto or the First Lien Agent then party hereto, as applicable, nor shall any consent or signed writing be required of any of them to effect any amendment, modification or waiver of any provision of this Agreement, except that no amendment, modification or waiver adversely affecting any obligation or right of any Borrower or any Guarantor hereunder shall be made without the consent of the Borrowers. The First Lien Agent shall give prompt notice to the Borrowers of each amendment, modification or waiver hereunder that does not require the prior written consent of the Borrower, but the failure to give such notice shall not affect the validity of each such amendment, modification or waiver. Any term or provision of this Section 8.4 to the contrary notwithstanding, if the First Lien Agent and the Borrowers shall have jointly identified an obvious error or any error of omission of a technical or immaterial nature in any provision of this Agreement, then the First Lien Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party hereto, including the Second Lien Agent.
     SECTION 8.5. Information Concerning Financial Condition of the Borrower, the Guarantors and their Subsidiaries.
     (a) The First Lien Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Agent and the other Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Borrowers, Guarantors and their Subsidiaries and all endorsers and/or guarantors of the Second Lien Obligations or the First Lien Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Second Lien Obligations or the First Lien Obligations. The First Lien Agent and the other First Lien Claimholders shall have no duty to advise the Second Lien Agent or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any other Second Lien Claimholder, it or they shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.
     (b) The Second Lien Agent and the other Second Lien Claimholders shall have no duty to advise the First Lien Agent or any other First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second Lien Agent or any of the other Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Agent or any other First Lien Claimholder, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.
     SECTION 8.6. Subrogation. The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the date upon which the Discharge of First Lien Obligations shall have occurred.
     SECTION 8.7. Application of Payments. As between the First Lien Claimholders and the Second Lien Claimholders, all payments received by the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Claimholders, in their sole discretion, deem appropriate.
     SECTION 8.8. Consent to Jurisdiction; Waivers.

     (a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO IN CONNECTION HEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 8.9. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
     (b) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
     SECTION 8.9. Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement may be sent to the Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronically mailed and shall be deemed to have been given when delivered in person or by courier service or upon the date of receipt of a telecopy, electronic mail or registered or certified mail (with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     SECTION 8.10. Further Assurances. The Second Lien Agent, on behalf of itself and the other Second Lien Claimholders, agrees that each of them shall take such further action and shall execute and deliver to the First Lien Agent and the other First Lien Claimholders such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the other First Lien Claimholders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement; provided that any reasonable and documented out-of-pocket costs and expenses incurred by the Second Lien Agent in connection therewith shall be reimbursable by the Borrowers and the Guarantors under the Second Lien Documents.
     SECTION 8.11. Governing Law. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT.
     SECTION 8.12. Binding on Successors and Assigns.
     (a) This Agreement shall be binding upon the First Lien Agent, the other First Lien Claimholders, the Second Lien Agent, the other Second Lien Claimholders and their respective permitted successors and assigns.
     (b) Upon a Person becoming the First Lien Agent as described in the definition of “First Lien Agent” hereunder (other than the First Lien Agent referred to in the recitals hereto), such new First Lien Agent shall automatically become the First Lien Agent hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.
     (c) Upon a Person becoming the Second Lien Agent as described in the definition of “Second Lien Agent” hereunder (other than the Second Lien Agent referred to in the recitals hereto), such new Second Lien Agent shall automatically become the Second Lien Agent hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.
     SECTION 8.13. Specific Performance. The First Lien Agent may demand specific performance of this Agreement. The Second Lien Agent, on behalf of itself and the other

Second Lien Claimholders hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent.
     SECTION 8.14. Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”.
     SECTION 8.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.
     SECTION 8.16. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     SECTION 8.17. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Agent and the other First Lien Claimholders and their respective successors and assigns and, to the extent applicable, the Borrowers, the Guarantors, the Second Lien Agent and the other Second Lien Claimholders and their respective permitted successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.
     SECTION 8.18. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrowers or the Guarantors shall include the Borrowers or the Guarantors as debtor and debtor-in-possession and any receiver or trustee for any Borrower or any Guarantor (as the case may be) in any Insolvency or Liquidation Proceeding.
     SECTION 8.19. First Lien Agent and Control Agent Actions. The First Lien Agent and the Control Agent may perform any of their respective duties under this Agreement by or through their respective officers, directors, agents, employees, Affiliates or other designees.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED, as the First Lien Agent

By:

Name:
Title:

Address for Notices:

MORGAN STANLEY & CO. INCORPORATED, as the Second Lien Agent

By:

Name:
Title:

Address for Notices:

Intercreditor Agreement

MORGAN STANLEY & CO. INCORPORATED, as the Control Lien Agent

By:

Name:
Title:

Address for Notices:

Intercreditor Agreement

Borrowers:

MITEL NETWORKS CORPORATION

By:

Name:
Title:

Address for Notices:

350 Legget Drive,
Kanata, Ontario, K2K 2W7
Attention: Treasurer
Telephone: (613) 592-2122 ext 4451
Fax: (613) 592-7838

Copy to:
Attention: Legal Department
Fax: (613) 592-7802

MITEL NETWORKS, INC.

By:

Name:
Title:

Address for Notices:

350 Legget Drive,
Kanata, Ontario, K2K 2W7
Attention: Treasurer
Telephone: (613) 592-2122 ext 4451
Fax: (613)592-7838
Copy to:
Attention: Legal Department
Fax: (613) 592-7802
Intercreditor Agreement

MITEL US HOLDINGS, INC.

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613)592-7802

ARSENAL ACQUISITION CORPORATION

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613) 592-7802
Intercreditor Agreement

INTER-TEL (DELAWARE), INCORPORATED

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613) 592-7802
Intercreditor Agreement

Guarantors:

SWAN SOLUTIONS LIMITED

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613) 592-7802

INTER-TEL EUROPE LIMITED

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613) 592-7802
Intercreditor Agreement

INTER-TEL INTEGRATED SYSTEMS, INC.

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613)592-7802

INTER-TEL LEASING, INCORPORATED

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613)592-7802
Intercreditor Agreement

INTER-TEL TECHNOLOGIES, INC.

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613) 592-7802

INTER-TEL NETSOLUTIONS, INC.

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613)592-7802
Intercreditor Agreement

MITEL NETWORKS LIMITED

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613)592-7802

MITEL NETWORKS HOLDINGS LIMITED

By:

Name:
Title:

Address for Notices:

350 Legget Drive, Kanata, Ontario, K2K 2W7 Attention: Treasurer Telephone: (613) 592-2122 ext 4451 Fax: (613)592-7838 Copy to: Attention: Legal Department Fax: (613)592-7802
Intercreditor Agreement

EXHIBIT J
LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT
          THIS LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT (the “Agreement”) is made and entered into as of                      2007, by and between [INSERT NAME OF LANDLORD], having an office at                                          (“Landlord”) and MORGAN STANLEY & CO. INCORPORATED, as collateral agent, having an office at 1585 Broadway, New York, New York 10036 (in such capacity, “Collateral Agent”), for the Lenders (as hereinafter defined) under the Credit Agreements (as hereinafter defined).
R E C I T A L S :
          A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).
          B. Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [INSERT NAME OF LESSEE] (“Lessee”) pursuant to a certain lease agreement described in Schedule B attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).
          C. Mitel Networks Corporation, a company organized under the laws of Canada, Mitel Networks, Inc., a Delaware corporation, Mitel US Holdings, Inc., a Delaware corporation, Arsenal Acquisition Corporation, a Delaware corporation, and Inter-Tel (Delaware), Incorporated, a Delaware corporation (collectively, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”) and Collateral Agent, among others, are, in connection with the execution and delivery of this Agreement, entering into a (i) first lien credit agreement, dated as of August 16, 2007, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) and (ii) second lien credit agreement, dated as of August 16, 2007, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”, together with the First Lien Credit Agreement, the “Credit Agreements”) , pursuant to which the Lenders make certain loans (collectively, the “Loans”).
          D. The Borrowers own, directly or through its subsidiaries, all of the issued and outstanding shares of Lessee.
          E. The Lessee has, pursuant to the Credit Agreements among other things guaranteed the obligations of the Borrowers under the Credit Agreements and the other documents evidencing and securing the Loans (collectively, the “Loan Documents”).
          F. As security for the payment and performance of Lessee’s obligations under the Credit Agreements and the Loan Documents, Collateral Agent (for its benefit and the benefit of the Lenders) will acquire a security interest in and lien upon all of Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”).
          G. Collateral Agent has requested that Landlord execute this Agreement as a condition precedent to making the Loans.
A G R E E M E N T :
          NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:
          1. Landlord hereby waives and releases unto Collateral Agent (i) any contractual landlord’s lien and any other landlord’s lien which it may be entitled to at law or in equity against any Personal Property, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent or any other charges which may be due to the Landlord against the Personal Property and (iii) any and all claims, liens and demands of every kind which it has or may hereafter have against the Personal Property (including, without limitation, any right to include the Personal Property in any secured financing Landlord may become party to). Landlord acknowledges that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Real Property.
          2. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto, (iii) there is no defense, offset, claim or counterclaim by or in favor of Landlord against Lessee under the Lease or against the obligations of Landlord under the Lease and (iv) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of any occurrence of any other default under or in connection with the Lease, (v) Lessee is in possession of the Leased Premises.
          3. Landlord agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time prior to the occurrence of a default under the Lease and, after the occurrence of such a default, during the Standstill Period (as hereinafter defined) provided that Collateral Agent shall repair any damage arising from such removal. Landlord further agrees that, during the foregoing periods, Landlord will not (i) remove any of the Personal Property from the Leased Premises or (ii) hinder Collateral Agent’s actions in removing Personal Property from the Leased Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Personal Property. Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.
          4. Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property in favor of the Collateral Agent (for its benefit and the benefit of

2

the Lenders) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest.
          5. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by Lessee under the Lease, Landlord agrees that (i) it shall provide to Collateral Agent at the address set forth in the introductory paragraph hereof a copy of any notice of default delivered to Lessee under the Lease and (ii) it shall not exercise any of its remedies against Lessee provided in favor of Landlord under the Lease or at law or in equity until, in the case of a monetary default, the date which is 45 days after the date the Landlord delivers written notice of such monetary default to Collateral Agent, and in the case of a non-monetary default, the date which is 60 days after the date the Landlord delivers written notice of such non-monetary default to Lessee (such 45-day period for monetary defaults and such 60 day period for non-monetary defaults, as applicable, being referred to as the “Standstill Period”), provided, however, if such non-monetary default by its nature cannot reasonably be cured by Collateral Agent within such 60 day period, the Collateral Agent shall have such additional period of time as may be reasonably necessary to cure such non-monetary default, so long as Collateral Agent commences such curative measures within such 60 day period and thereafter proceeds diligently to complete such curative measures. In the event that any such non-monetary default by its nature cannot reasonably be cured by Collateral Agent, Landlord shall, provided Collateral Agent has theretofore cured all monetary defaults (if any), upon the request of Collateral Agent enter into a new lease with Collateral Agent (or its nominee) on the same terms and conditions as the Lease. Collateral Agent shall have the right, but not the obligation, during the Standstill Period, to cure any such default and Landlord shall accept any such cure by Collateral Agent or Lessee. If, during the Standstill Period, Collateral Agent or Lessee or any other person cures any such default, then Landlord shall rescind the notice of default.
          6. In the event of a termination, disaffirmance or rejection of the Lease for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by Lessee or the termination of the Lease for any reason by Landlord, Landlord will give the Collateral Agent the right, within sixty (60) days of such event, provided all monetary defaults under the Lease have been cured, to enter into a new lease of the Leased Premises, in the name of the Collateral Agent (or a designee to be named by the Collateral Agent at the time), for the remainder of the term of the Lease and upon all of the terms and conditions thereof, or, if the Collateral Agent shall elect not to exercise such right (such election to be made by Collateral Agent at its sole discretion), Landlord will give the Collateral Agent the right to enter upon the Leased Premises during such sixty (60) day period for the purpose of removing Lessee’s personal property therefrom.
          7. Notwithstanding any provision to the contrary contained in the Lease, any acquisition of Lessee’s interest by Collateral Agent, its nominee, or the purchaser at any foreclosure sale conducted by Collateral Agent shall not create a default under, or require Landlord’s consent under, the Lease.
          8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any

3

successor owner of the Real Property) and Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises. Notwithstanding that the provisions of this Agreement are self-executing, Landlord agrees, upon request by Collateral Agent, to execute and deliver a written acknowledgment confirming the provisions of this Agreement in form and substance satisfactory to Collateral Agent.
          9. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9) by certified mail, postage prepaid, return receipt requested or by pre-paid courier service.
          10. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that all of Lessee’s obligations under the Credit Agreements have been satisfied.
          11. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
          12. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord’s waiver in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.
          13. Landlord agrees that, so long as Lessee’s obligations under the Credit Agreements remain outstanding and Collateral Agent retains an interest in the Personal Property, no modification, alteration or amendment shall be made to the Lease without the prior written consent of Collateral Agent if such modification, alteration or amendment could have a material adverse effect on the value or use of the Leased Premises or Lessee’s obligations or rights under the Lease.
[Signature page follows]

     IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

, as Landlord

By:

Name:
Title:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:

Name:
Title:

ACKNOWLEDGED AND AGREED TO BY:

, as Lessee

By:

Name:
Title:

State of	)
	)	ss:
County of	)
On the ___ day of ___ in the year ___before me personally came                                          to me known, who, being by me duly sworn, did depose and say that he/she resides in                                          (include the street address if in a city); that he/she is the                                          of                                           (name of corporation), the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

Notary Public

My Commission Expires:

State of	)
	)	ss:
County of	)
     On the ___ day of ___ in the year ___ before me personally came                                          to me known, who, being by me duly sworn, did depose and say that he/she resides in                                          (include the street address if in a city); that he/she is the                                          of                                            (name of corporation), the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

Notary Public

My Commission Expires:

State of	)
	)	ss:
County of	)
On the ___ day of ___, ___, before me personally came                                          to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he/she is (the)(a) (member) (manager) of                                          , a                      Limited Liability Company, and that he/she has authority to sign the same, and acknowledged that he/she executed the same as the act and deed of the Limited Liability Company.

Notary Public

My Commission Expires:

State of	)
	)	ss:
County of	)
On this ___ day of ___, ___, before me personally came                                          , to me known to be the individual described in and who executed the foregoing instrument and to me known to be the general partner of the partnership described in and which by said partner executed the foregoing instrument and acknowledged that he executed the same as the act and deed of said partnership.

Notary Public

My Commission Expires:

SCHEDULE A
Description of Real Property
Schedule A

SCHEDULE B
Description of Leases

Location/
Property
Lessor	Lessee	Dated	Modification	Address

Schedule B